As filed with the Securities and Exchange Commission on March 5, 1999
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     LELY GOLF VILLAS I LIMITED PARTNERSHIP
               (Exact Name of Registrant as Specified in Governing
                                  Instruments)

                           3185 Horseshoe Drive South
                              Naples, Florida 34104
                            Telephone: (941) 649-6310
                    (Address of Principal Executive Offices)

                                 A. Jack Solomon
                             Chief Executive Officer
                          Ronto Golf Developments, Inc.
                           3185 Horseshoe Drive South
                              Naples, Florida 34104
                            Telephone: (941) 649-6310
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                        Robert C. Brighton, Jr., Esquire
                Ruden, McClosky, Smith, Schuster, & Russell, P.A.
                           200 East Broward Boulevard
                         Fort Lauderdale, Florida 33301
                                 (954) 764-6660

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. /X/

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Title                                    Proposed maximum range of     Proposed maximum
of securities to           Amount to be      offering price per        aggregate offering        Amount of
be registered              registered             Unit                 price                     registration fee
---------------------------------------------------------------------------------------------------------------------
Condominium Units
and Mandatory Rental
Program                    200 Units       $125,000 to $240,000       $38,000,000                   $10,564
---------------------------------------------------------------------------------------------------------------------

         The registrant hereby amends this registration statement on such dates or date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                              CROSS REFERENCE TABLE

                             LOCATION IN PROSPECTUS
                        OF INFORMATION REQUIRED BY PART I
                                  OF FORM S-11

Item No.       Caption                                   Location in Prospectus
--------       -------                                   ----------------------

Item 1         Forepart of Registration Statement           Front Cover
               and Outside Front Cover Page of
               Prospectus

Item 2         Inside Front and Outside Back Cover          Front and Outside Back Cover
               Pages of Prospectus

Item 3         Summary Information, Risk Factors            Questions and Answers; Summary;
               and Ratio of Earnings to Fixed               Risk Factors
               Charges

Item 4         Determination of Offering Price              Determination of Offering Price

Item 5         Dilution                                     N/A

Item 6         Selling Security Holders                     N/A

Item 7         Plan of Distribution                         Plan of Distribution

Item 8         Use of Proceeds                              Use of Proceeds

Item 9         Selected Financial Data                      N/A

Item 10        Management's Discussion and                  N/A
               Analysis of Financial Condition and
               Results of Operation

Item 11        General Information as to Registrant         Questions and Answers; Summary;
                                                            The Company

Item 12        Policy with Respect to Certain               N/A
               Activities

Item 13        Investment Policies of Registrant            N/A

Item 14        Description of Real Estate                   Questions and Answers; Summary;
                                                            The Resort





Item No.            Caption                                            Location in Prospectus
--------            -------                                            ----------------------

Item 15        Operating Data                               N/A

Item 16        Tax Treatment of Registrant and Its          Certain Federal Tax Aspects
               Security Holders

Item 17        Market Price of and Dividends on             N/A
               Registrant's Common Equity and
               Related Stockholder Matters

Item 18        Description of Registrant's Securities       Questions and Answers; Summary

Item 19        Legal Proceedings                            N/A

Item 20        Security Ownership of Certain                The Company
               Beneficial Owners and Management

Item 21        Directors and Executive Officers             The Company

Item 22        Executive Compensation                       The Company

Item 23        Certain Relationships and Related            Questions and Answers; Summary;
               Transactions                                 The Company

Item 24        Selection, Management and Custody            N/A
               of Registrant's Investments

Item 25        Policies with Respect to Certain             N/A
               Transactions

Item 26        Limitations of Liability                     N/A

Item 27        Financial Statements and Information         Financial Statements; Projections

Item 28        Interests of Named Experts and               Experts
               Counsel

Item 29        Disclosure of Commission Position            N/A
               on Indemnification for Securities Act
               Liabilities

Item 30        Quantitative and Qualitative                 N/A
               Disclosures About Market Risk


                             LOCATION IN PROSPECTUS
                       OF INFORMATION REQUIRED BY PART II
                                  OF FORM S-11


Item No.                                Caption           Location in Prospectus
--------                                -------           ----------------------

Item 31        Other Expenses of Issuance and Distribution  N/A
Item 32        Sales to Special Parties                     N/A
Item 33        Recent Sales of Unregistered Securities      N/A
Item 34        Indemnification of Executive Committee
               Members and Administrative Partner           N/A
Item 35        Treatment of Proceeds from Stock Being
               Registered                                   N/A
Item 36        Financial Statements and Exhibits            N/A
Item 37        Undertakings                                 N/A




[GRAPHIC OMITTED]



      PRELIMINARY PROSPECTUS DATED MARCH 5, 1999 -- SUBJECT TO COMPLETION


               [TO BE DETERMINED] RESORT AND GOLF CLUB OF NAPLES

200 Resort Condominium Units
Coupled with a Mandatory Rental Agreement

Lely Golf Villas I Limited Partnership (the "Company") is offering up to 200 fully-furnished residential condominium units (the "Units") that are part of a golf resort condominium (the "Condominium") and related resort properties called [To be determined] (the "Resort") and Golf Club of Naples to be built in 17 residential phases in the Naples, Florida area. The Units consist of (1) condominiums of various sizes and dimensions, (2) an undivided interest in the common elements of the Condominium and (3) certain rights to use the Flamingo Island and Mustang golf courses located next to the Resort (the "Golf Courses"). In connection with the purchase of a Unit, each purchaser must enter into a rental program agreement with an affiliate of the Company providing for the rental of the purchaser's Unit.

The Company is offering the Units at prices ranging from approximately $125,000 to $240,000, depending upon the size of the specific Unit and its location within the Condominium. The aggregate offering price for the sale of Units may be up to $38,000,000.

This investment involves a high degree of risk. Consider carefully the risk factors beginning on page __ before investing. These risk factors include:

         o Income from the rental of a Unit (1) is not guaranteed, (2) will vary in amount depending upon the time of year, a Unit's size, location within the Condominium and occupancy rate, (3) will likely be insufficient to pay a typical mortgage obligation and (4) may be insufficient to pay expenses associated with ownership of the Unit.

         o No market currently exists for the resale of the Units and no public market is expected to develop in the future. The Units will not be listed on any securities exchange or quoted by Nasdaq.

         o The income tax treatment of an investment in the Units by an individual investor depends on various factors including personal use of the Unit by the investor.

         o The Company has no prior experience as a developer of resort properties and the success of the Condominium is dependent on the efforts of the Resort Operator in managing the maintenance and rental of the Units, as well as general economic and market factors.

         o The value of the Units depends in part on a Unit Owners' right to use the Golf Courses. This right may be cut-off by defaults under leases, subleases or action by mortgagees or lienholders with respect to the Golf Courses and may be adversely affected by the failure of the operator of the Golf Courses to maintain the Golf Courses.

The Company has the right to reject any offer to purchase, and to withdraw or cancel further sales, without notice. The Company is not required to sell any Units until it has entered into 40 binding purchase contracts. However, once the Company has sold 40 Units or waived this condition, it is obligated to complete construction of 40 Units and all of the Resort's amenities. The Company cannot assure that any or all of the Units will be sold.

The Company will directly offer and sell the Units through employees who will not be specially compensated for the sale of Units. The Company may also use third party sales agents who hold appropriate securities and real estate licenses under applicable federal and state law.

Neither the Company nor any affiliate of the Company does business with the Government of Cuba nor with any person or affiliate located in Cuba. This information is current as of the later of the date of filing of this Prospectus with (x) the Securities and Exchange Commission and (y) the Florida Department of Banking and Finance. Current information concerning the Company's business dealings with Cuba may be obtained from the Florida Department of Banking and Finance, Division of Securities and Investor Protection, at 101 East Gaines Street, Tallahassee, Florida 32399-0350; telephone: (805) 410-9805.

Neither the Securities and Exchange Commission nor any state securities commission has approved nor disapproved the securities, nor determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                              _________________, 1999

                              QUESTIONS AND ANSWERS


         1.       Q:       What is a resort condominium unit?

                  A: A resort condominium unit is a residential condominium unit, together with an undivided interest in the common elements of the Condominium, that is part of the Resort. Your Unit will be rented with other Units for short-term recreational purposes pursuant to a mandatory Rental Program Agreement between you and the Company's affiliate, Lely Golf Villas II Limited Partnership ("LGV II"), as Rental Manager. Each Unit is a fully furnished suite that includes a kitchen, living area and either two bedrooms  and two  bathrooms  or  three-bedrooms  (or
                           two-bedrooms and den) and three-bathrooms. The three-bedroom Unit may be used as a two-bedroom, two-bathroom suite with a one-bedroom and one-bathroom hotel room that can be rented separately. The mandatory Rental Program Agreement provides for the payment to you of the rental income derived from your Unit, less related expenses. These expenses include a commission paid to the Rental Manager for rental services provided under the Rental Program Agreement, certain annual licensing fees for use by the Unit Owners of the Golf Courses ("Annual Licensing Fees") and a reserve for repair and replacement of furnishings, housewares and certain other items (the "Interior Maintenance Fund").


         2.       Q: What kind of resort facility is the Resort?

                  A: The Resort is an  upscale  resort  facility  located in the
                     Lely Resort designed primarily for golf enthusiasts. In addition to the Units, the Resort includes a separate building containing a lobby and reception area. This building will be owned and managed by the Company or one of its affiliates. The Resort includes a sundries shop, arcade and activity room that will be contained in a building owned by the Company or one of its affiliates. The Resort's facilities also include a fully-equipped gym, men and women's saunas, a massage facility and a sports bar and grill contained in commercial Units that will be owned by the Company or one of its affiliates. The bar and grill initially will be owned and operated by the Company or one of its affiliates. The Resort will also contain a 5,000 square foot putting green, adult and kiddie pools, a cabana, a tanning beach, a volleyball court and two tennis courts. The first phase should be completed by the end of the second quarter of 1999. Units are expected to be available for rental beginning in November 1999.


         3.       Q: What is the Lely Resort?

                  A: The Lely  Resort is a 2,900  acre  country  club  community under development by Lely Development Corporation, a leading land developer in Collier County for over 25 years. Upon completion, the Lely Resort will be a mixed use residential community that includes custom homes, mid-rise condominium units, retail sites and office and commercial properties. The Lely Resort currently features two public and one private 18-hole golf courses served by a 27,000 square foot (under air conditioning) club house.


         4.       Q: What are my rights to use the Golf Courses in season?

                  A: As a Unit  Owner you will have the right to play an 18-hole round of golf 42 times each year in season (November 1 through April 30) on the Golf Courses up to a maximum of 85 rounds for all persons who qualify as a Unit Owner of your Unit without the payment of green fees. You and each other person who qualifies as a Unit Owner of your Unit may make reservations for tee times up to one year in advance for dates during which your Unit is not rented or you rent another Unit at the Resort. If your Unit is rented, you may still play on a space available basis without payment of a green fee up to the number of free rounds per Unit Owner discussed above. If you own a three-bedroom Unit and are occupying the one-bedroom and bath hotel room or the two-bedroom suite while renting the remainder of your Unit, your Unit is considered "rented" and you will not have reservation privileges. You will be required to pay standard fees and costs charged by the Golf Courses for golf cart and equipment rental and for goods or services, other than green fees both in and out of season. You will also be required to pay green fees to play in season in excess of the 42 individual or 85 total free play times.


         5.       Q: What are my rights to use the Golf Courses out of season?

                  A: Out of season  (during the months of May  through  October)
                     from 1999 to 2004, if you exceed your 42 free play times (or 85 rounds for all Unit Owners of your Unit) you may use the Golf Courses and will not be charged green fees for your excess plays. However, commencing in May 2005, you will be charged one-half of the published resort green fee for excess uses over your free play times out of season.


         6. Q: Are there any other limitations on my rights to use the Golf Courses?

                  A: From  December  16  through  April 15,  you may only play a maximum of seven days during any one 30-day period. Once all seven days have been used, you must wait ten days before being eligible to schedule additional tee times, except that there may be one period of up to 14 days of use per season within a particular 30-day period. However, you may not use the Golf Courses for ten days before and after the first and last day of this 14-day period. From April 16 through December 15, you may use the Golf Courses as often as you wish, subject to availability of tee times. All use of the Golf Courses, including use by reservation, is subject to availability. To reduce the chance that no tee times will be available when you wish to play, you should reserve a tee time by providing the Resort Operator with written notice up to one year in advance of the date(s) when you wish to play. Failure to play at a reserved time without timely cancellation will be charged as a use against your 42 individual and 85 total free play times. A "cancellation" or "no show" fee will be assessed if all free play times have been used.


         7. Q: Who is considered a "Unit Owner" for purposes of use of the Golf Courses?

                  A: A "Unit Owner"  includes  (1) one person and that  person's immediate family, comprised of a husband, wife and their dependent children under 25, (2) two adults who live together and hold themselves out to the public as the equivalent of a married couple and their dependent children under 25, or (3) two joint tenants. In addition, a corporation operating an ongoing commercial business that owns a Unit may designate one person and that person's immediate family or two individuals to have the privileges of a Unit Owner.


         8.       Q: Who is going to operate the Resort?

                  A: The Rental Manager is in  negotiations  to engage  MeriStar
                     Management Company, L.L.C., an affiliate of MeriStar Hotels & Resorts, Inc., as Resort Operator. The Resort Operator and certain of its affiliates manage and operate various hotel assets, including most of the hotels owned by American General Hospitality Corporation, making it one of the largest independent hotel management companies in the United States based on number of rooms under management. The Resort Operator is included in the MeriStar Group's Resorts division which focuses on sun, golf and ski oriented properties. These resorts are located in California, Florida, Georgia, Massachusetts, Vermont and the U.S. Virgin Islands and are operated under nationally recognized brand names such as Hilton(R), Sheraton(R), Westin(R), Marriott(R), Doubletree(R)and Radisson(R).


         9. Q: What happens if the proposed agreement with the Resort Operator is not consummated or is terminated without another experienced resort operator being available to take over?

                  A: In the event that the  proposed  agreement  with the Resort
                     Operator is not consummated or is terminated without an experienced operator being available to take over, the Company or one of its affiliates will operate the Resort until an experienced resort operator can be retained.

         10. Q: What will be the involvement of the Company and LGV II after the offering?

                  A: The  Company  will  collect a royalty fee from LGV II under the terms of the Assignment and Assumption Agreement, an agreement providing for the assignment of golf and rental rights to LGV II. LGV II will collect user fees for use of the Golf Courses from non-Unit Owners ("Designated Users") as provided under the Use and Access Agreement with Golf Enterprises, Inc., the agreement which provides rights to use the Golf Courses. If all of the Units constructed are not sold, the Company will be a Unit Owner that will generally be treated the same as every other Unit Owner. The Company expects in most cases to include these Units in the rental program. In addition, the Company or one of its affiliates will initially own and operate four commercial condominium Units. These commercial condominium Units will be used for the Resort's bar and grill, gym, the saunas and the massage room, as well for vending and storage purposes. The Company will be required to pay assessments to the Association after the expiration of the Guarantee Period (as defined in the Answer to Question 15) with respect to these commercial condominium units but will not be required to pay Annual Licensing Fees. The Company or one of its affiliates will also initially own a building on property next to the Resort that will be used as a lobby and reception area for the Resort but which will not be part of the Condominium. LGV II, as Rental Manager, will collect a rental commission from each Unit Owner for operating the Resort and supervising the rental and maintenance of the Units under the Rental Program Agreement and collect fees and receive payments for providing certain services and goods to Unit Owners and their guests.


         11.      Q: How often can I use my Unit?

                  A: From  December  16 through  April 15,  syou may occupy your
                     Unit up to a total of four weeks. You are also restricted to a maximum of seven days during any one 30-day period. Once all seven days have been used, you must wait ten days before being eligible to occupy your Unit again, except that there may be one period of up to 14 days of occupancy per year within a particular 30-day period. However, you may not occupy your Unit for ten days before and after the first and last day of such occupancy. From April 16 through December 15, you may occupy your Unit as much as you wish, subject to availability. To reduce the chance that your Unit will be unavailable, you should provide the Resort Operator with written notice at least six months in advance of the dates during which you wish to use your Unit.

                     You should be aware that the amount of your personal usage of your Unit may limit your tax deductions relating to your Unit. Frequent use of your Unit, particularly in season, will also significantly reduce your income from the rental of your Unit.

         12.      Q: How does the Rental Program Agreement work?

                  A: You are required to enter into a Rental  Program  Agreement with LGV II as Rental Manager when you purchase your Unit. Under the Rental Program Agreement you will agree to make your Unit available for rental and to limit your use of your Unit as described in the answer to Question 11. LGV II, acting through the Resort Operator, will serve as exclusive rental agent for your Unit and manage the rental and maintenance of your Unit. The Resort Operator will rent your Unit on terms and conditions determined by the Rental Manager, including the rental rate. Neither the Rental Manager nor the Resort Operator guarantees a specific rental occupancy rate or a specific level of rental income.


         13.      Q: What are my costs and expenses relating to the rental of my
                  Unit?

                  A: Gross rental  revenue does not include sales taxes,  resort taxes or similar taxes or charges. The Rental Manager will deduct from gross rental revenue related travel agent fees, airline booking fees, and credit card and check collection fees and any other applicable collection or booking fees ("Adjusted Gross Rental Revenue"). From this Adjusted Gross Rental Revenue, the Rental Manager will subtract an amount initially equal to 3% of the Adjusted Gross Rental Revenue derived from the rental of your Unit during the prior month to create and maintain an Interior Maintenance Fund. The Interior Maintenance Fund will be used to pay for the repair or replacement of furnishings, linens, decorative items, accessories, floor and wall coverings, equipment and appliances. The Rental Manager will subtract from the balance remaining after these deductions a rental commission of 50% of Adjusted Gross Rental Revenue to be paid to the Rental Manager for managing the rental and maintenance of your Unit. The Rental Manager may in its discretion deduct from your portion of the Adjusted Gross Rental Revenue any costs incurred by the Company, the Rental Manager or the Resort Operator with respect to your Unit. Such costs may include unpaid taxes, assessments, liens, judgments, and deficiencies in amounts required to replace, repair and maintain the interior of the Units in excess of amounts contained in the Interior Maintenance Fund and Annual Licensing Fees.


         14.      Q: When will I receive my rental revenue check?

                  A: After making the  deductions  described in Question 13, the
                     Rental Manager will pay you the balance of rental revenue received from the rental of your Unit during the preceding month, if any, by check on or about the 20th day of each month. If rental revenues are insufficient to pay the costs described in the answer to Question 13 above, you will be billed by the Rental Manager for the deficiency.

         15.      Q: What happens if the Resort loses money?

                  A: The  Company and the Rental  Manager  bear any risk of loss for expenses related to the general operation of the Resort. You and other Unit Owners are only responsible for making up any shortfalls related to your Unit or the common elements, either directly or through the Association. The Company has agreed to guarantee that Association assessments will not exceed $_____ per month and will pay all Association expenses not paid from dues, other than special assessments, until the end of the Guarantee Period, defined as the earlier of ____________, 2000 or the Majority Election Date (as defined in the Association Articles of Incorporation).


         16. Q: Will there be any debt or lien on my Unit or the common elements following completion of construction?

                  A: At the time you  purchase  your  Unit,  the only  debt that relates to your Unit will be debt that you incur in connection with the purchase of your Unit, debt related to the Lely Community Development District ("CDD") obligations and real estate taxes as described in Question 17 below. The construction of the Resort will be financed by the Company and unsold Units will be subject to the lien of the Company's lender. At the closing of the sale of your Unit, the portion of the debt relating to your Unit will be discharged from the sale proceeds and the related lien removed as to your Unit and your use of the common elements. In the event that you default on your association assessments, CDD obligations or real estate taxes a lien may be placed on your Unit. In addition, if there is a default on your Annual Licensing Fees, a lien may be placed on your Unit.


         17.      Q: What payments will I make as a Unit Owner?

                  A: You must pay any loan you obtain to buy your Unit, the real property taxes on your Unit and your share of other expenses not paid by the Association or the Company. In addition, each Unit Owner is required to pay an Annual Licensing Fee of $3,500 (increasing by 4% per year beginning November 1, 2001) payable in ten equal monthly installments from November to August relating to use of the Golf Courses. Based on current estimates, annual real estate taxes will range from approximately $1,800 to $3,000 and monthly Association assessments will initially be $250 per month, including the $40 monthly assessment payable to the Lely Resort Association. Debt service on mortgages on your Unit, if any, will depend on the particular terms of any individual loan. Net rental revenue from the rental of a Unit will likely be insufficient to service a typical mortgage. Unit Owners must also pay the CDD obligations of the Resort of approximately $400,000 in aggregate or $2,000 per Unit. A Unit Owner's CDD obligation may be paid in full at closing or at any time thereafter but must be paid over a twelve-year period with unpaid amounts bearing interest at __% per annum. The CDD can also assess or tax the Unit Owners for the cost for basic infrastructure annually.

         18. Q: Are there any other charges that I may be responsible for in connection with using my Unit?

                  A: If  you  use  your  Unit's  local  or  long-distance  phone service, or charge golf-related expenses or the cost of various sundries to your Unit account while occupying your Unit, you must pay these amounts to the Rental Manager prior to check-out.


         19. Q: Is the Company obligated to complete the construction of my Unit and the Resort amenities?

                  A: Until the Company has 40 binding contracts to sell Units it is not obligated to complete the sale of any Unit. However, once the Company has sold 40 Units or waived this condition (the "Presale Period"), it is obligated to complete the construction of at least 40 Units and all of the Resort's amenities described in this Prospectus. The Company may decide to stop construction at any time following completion of 40 Units.


         20.      Q: How do I purchase a Unit?

                  A: You will sign a purchase  agreement that will be considered by the Company and accepted or rejected following the effective date of the Company's registration statement relating to the offering of Units. At the time that your contract for the purchase of your Unit is accepted by the Company (or after registration is effective, at the time you execute a purchase contract) you will be required to pay a deposit equal to 10% of the purchase price of your Unit. An additional 10% deposit is required within ten days after issuance of a building permit provided that construction of your Unit has commenced and you are past the Presale Period. This money will be held in escrow in an interest bearing account until the completion of your Unit. In the event your Unit is not completed, the funds deposited by you will be returned with interest and you will have no further obligations. In addition, under Florida condominium law, you are entitled to rescind your purchase contract during a 15-day period commencing on the last of the date of execution of your purchase contract, the date you receive all documents required by law and the date you receive any material amendment to a document previously received. Your funds cannot be held for more than two years from the date you sign a purchase contract.


         21. Q: What payments will I be required to make at the closing of the purchase of my Unit?

                  A: In addition to paying the purchase price for your Unit, you will be required to pay an administrative fee of $500 to the Rental Manager, $500 to the Association as
                           working capital (an amount equal to two months of Association assessments), closing costs of 1.25% of your purchase price, the cost of recording your deed and all prorated amounts (for example, taxes). You will also be required to pay the costs of any financing should you decided to finance the purchase of your Unit.


         22. Q: Is there any risk that my rights to use the Golf Courses could be cut- off?

                  A: Your rights to use the Golf  Courses  are derived  from the rights granted to the Company by Golf Enterprises, the operator of the Golf Courses, under the Use and Access Agreement. These rights terminate on June 30, 2034, the date on which the subleases under which Golf Enterprises operates the Golf Courses expires, unless earlier terminated or revoked in the event of breach of the Use and Access Agreement. Your rights to use the Golf Courses will be automatically extended for so long as the subleases under which Golf Enterprises uses the Golf Courses are extended. However, if these subleases are not extended, Golf Enterprises will not be able to extend the Use and Access Agreement past June 30, 2034. In addition, there is the risk that there could be defaults, either under the subleases or the underlying ground leases, or foreclosure by mortgagees or other lienholders on the Golf Courses that could cause an earlier termination of Golf Enterprises' subleases. The Company has the right under certain circumstances to cure these defaults, but these rights do not apply in all cases and may be impractical to exercise in some circumstances. If there is a termination of Golf Enterprises' rights under the subleases your rights to use the Golf Courses will be cut-off. In addition, if any payments owed to Golf Enterprises by any party to the Use and Access Agreement are not paid after expiration of grace periods, your rights to use the Golf Courses may be suspended or terminated.


         23.      Q: What is the Association and who runs it?

                  A: The  Association is the  organization  that  represents the
                     Unit Owners in managing and maintaining the common elements owned collectively by the Unit Owners. Each Unit Owner automatically becomes a member of the Association when the Unit Owner purchases a Unit. The Association is run by its Board of Directors. The Company will appoint the initial
                     Board of Directors. The Board will be elected by the Unit Owners from among the Unit Owners after control of the Resort is passed to the Unit Owners from the Company. As
                     Units are sold, the Company will gradually cede control over the Association to the Unit Owners in accordance with the Florida Condominium Act. The Company will have the right to elect at least one director as long as it holds for general sale at least 5% of the Units. The Board approves the annual operating plan and budget for the Association.

         24.      Q: How does the Association work?

                  A: The  Association  is  responsible  for  paying  all  common expenses, such as electricity, water, sewer and cable television, and for maintaining common areas and certain amenities. The Association is also responsible for paying the Annual Licensing Fees, although this amount will be directly passed through to Unit Owners by deduction from rental payments or will be billed to the Unit Owners to the extent that rental payments are insufficient. Association assessments will be paid directly by the Unit Owners to the Association.

                     The Company  will  initially  guarantee  payment of certain
                     Association   expenses   to  the  extent  not   covered  by
                     Association assessments. See the Answer to Question 15.


         25.      Q: Do I own the contents in my Unit?

                  A: Yes. The initial  purchase price for your Unit includes the initial items of the standard "Furnishings Package" and "Housewares Package" listed in the Appendices to the Rental Program Agreement. However, you may not remove, alter or add to any of these items.


         26.      Q: Who is responsible for maintaining my Unit?

                  A: Other than certain minor repairs made without charge by the
                     Rental Manager, you are responsible for the cost of maintaining your Unit and replacing its contents. Maintenance of your Unit and repair and replacement of its contents will be determined by the Rental Manager in its sole discretion, although, to the extent practicable, the Rental Manager will attempt to consult with you prior to repairing or replacing any of your Unit's contents. The cost of maintenance and any repairs or replacements will generally be paid from the Interior Maintenance Fund, but if money in the Replacement Reserve Refund is insufficient, the Rental Manager will bill you directly. Bills not paid by the Unit Owner within 30 days may, at the sole discretion of the Rental Manager, be paid by the Rental Manager. In such cases, the Rental Manager will deduct the amount paid, together with a 10% surcharge, from future rental revenues payable to you. In all cases you will remain liable for any amounts unpaid, as well as accrued interest on unpaid amounts at the highest interest rate permitted by law (currently 18% per annum).


         27.      Q: Who is responsible for insuring my Unit?

                  A: As the Owner you are  responsible for insuring the contents of your Unit and maintaining a property damage and bodily injury liability policy in the minimum amount of $300,000 per occurrence naming LGV

                     II and the Resort Operator as additional insureds. The Association will maintain insurance covering each building containing commercial and residential Units, the amenities owned by the Unit Owners collectively and the common elements.


         28.      Q: May I sell my Unit?

                  A: You may  sell  your  Unit at any  time.  However,  you must provide prior notice to the Rental Manager and give prior notice and receive the approval of the Association. If the Association does not approve your purchaser, it must provide you with a substitute purchaser. In addition, your purchaser will be subject to the Rental Program Agreement and must sign such documents as the Rental Manager may request as a condition to the transfer. In connection with the sale of your Unit, you will also be required to pay a fee of $5,000 to the Rental Manager who is obligated to pay this amount to Golf Enterprises. This fee will be increased by 4% each year beginning on November 1, 2000.


         29.      Q: Is there a market for the resale of Units?

                  A: Presently  there is no market for  resales of the Units and no organized public market is anticipated to develop. The Units will not be listed on any securities exchange or quoted on Nasdaq. Resales must comply with applicable securities and real estate law and are likely to occur only in privately negotiated transactions.


         30.      Q: How well is the U.S. and Florida resort industry doing?

                  A: According to a survey  published by PKF  Consulting  in its
                     1998 edition of Trends in the Hotel Industry, average daily room rates at all resort properties nationally grew 5.4% in 1997 with increases in the South Atlantic region advancing 3.7% over 1996. These modest growth rates trailed growth for rates at all hotels. However, the average daily room rate for resort properties exceeded the average daily room rate for all hotels by 34.3%. PKF believes that resort properties will increase in value by 28.8% with a projected 30% increase in profits during the period from 1997 to 2000. According to a report prepared for the Company by Landauer Hospitality Group in late 1997, the market for golf-oriented resort properties in the Naples, Florida area is very strong.


         31.      Q: What are the tax implications of owning a Unit?

                  A: You  are  responsible  for  consulting  with  your  own tax adviser to determine your individual tax consequences relating to your purchase of a Unit.

                     However, as a matter of general information, you will be required to report on your federal income tax return the income from the rental of your Unit. The Rental Manager will provide you with an annual statement describing revenues and expenses that can be used in preparing your federal income tax return.

                     You may be able to deduct property taxes, interest expense and depreciation for your Unit. However, your tax deductions may be limited or eliminated by certain provisions of the Internal Revenue Code, including provisions governing vacation home rentals, passive activity losses, interest expense limitations, and at-risk limitations.

                     You will be required to pay any income and/or capital gains taxes and property taxes that may result from the ownership of your Unit. Unit Owners other than individuals, i.e., corporations, partnerships, limited liability companies, trusts, and foreign individuals and entities, may have additional considerations associated with ownership of a Unit, and must consult their tax advisors to determine the proper treatment of income or expense associated with ownership of a Unit.

                     Additional information about the tax implications of the purchase of a Unit is provided in "Certain Federal Tax Aspects" beginning on page ___ of this Prospectus.


         32.      Q: Are there risks involved in purchasing a Unit?

                  A: There are inherent risks in any  investment.  While we have tried to present as realistic a picture as possible, the Resort may not perform as well as anticipated. Conditions that today are favorable to the resort industry both nationally and locally may change substantially before or after the Resort opens. There are many factors, including but not limited to local competition, taxes and governmental regulations, and the state of the local, national and international economies that are not within the control of the Company, the Rental Manager or the Resort Operator. Even though we believe our analysis points to the Resort being successful, we cannot assure you that this will be the case. Several of the specific risks related to a purchase of a Unit are described in "Risk Factors" beginning on page ___ of this Prospectus.

                                     SUMMARY

                  This Summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. To understand what ownership of a Unit means and for a more complete description of the legal terms involved, you should read carefully this entire Prospectus, including the documents in the Annexes.

The Company                The  Units are being  offered  by Lely Golf  Villas I
                           Limited Partnership,  a Delaware limited partnership.
                           The  general  partners  of the Company are Ronto Golf
                           Developments,  Inc., a Florida corporation ("Ronto"),
                           and Westbrook Lely Golf Villas I, L.L.C.,  a Delaware
                           limited liability company ("Westbrook"). Ronto is one
                           of the companies of The Ronto Group, which is a group
                           of  affiliated  private  companies  engaged  in  land
                           development  and  residential,  retail and commercial
                           construction  consulting and advisory  services.  The
                           Ronto Group  typically  allies  itself  with  funding
                           partners  with real estate  experience.  Its projects
                           are located primarily in Southwest Florida. Westbrook
                           is a special  purpose  company  formed  by  Westbrook
                           Partners,   L.L.C.,  a  Delaware  limited   liability
                           company ("Westbrook  Partners"),  to act as a general
                           partner of the Company. Westbrook Partners is a fully
                           integrated real estate investment  management company
                           that invests in a broad range of real estate  related
                           properties and securities,  including office,  retail
                           and  industrial   properties,   apartments,   hotels,
                           residential lot developments,  and resort properties,
                           as well as commercial  mortgage-backed and other real
                           estate investments and securities consistent with its
                           investment  objectives.  You  will  not  acquire  any
                           ownership   interest   in  the   Company,   Ronto  or
                           Westbrook, or any of their affiliated entities, by purchasing a Unit.

                           The Company will be managed and operated by the officers and employees of Ronto and Westbrook, and their affiliated entities. See "Management of the Resort."

                           The Company maintains its principal executive offices at 3185 Horseshoe Drive South, Naples, Florida 34104 and its telephone number is (941) 649- 6310. The Company also has sales offices at 7985 Mahogany Run Lane, Naples, Florida 34113 and its telephone number is (941) 732-9920.

The Units                  Each Unit is a  fully-furnished  suite  with  kitchen
                           facilities and living and sleeping  areas. If all 200
                           Units are  constructed,  the Unit mix will consist of
                           136  two-bedroom,  two-bathroom  Units having  [____]
                           square   feet  of  air   conditioned   space  and  64
                           three-bedroom   (or  two-bedroom  and  den),   three-
                           bathroom Units having [____] square feet of air conditioned space. The three-bedroom Unit may be used as a three-bedroom suite or as a two- bedroom, two-bathroom suite, plus a private hotel room with bath. Each Unit also includes an undivided interest in the common elements of the Condominium and certain rights with respect to use of the Golf Courses.

                           A Unit's use by a Unit Owner is subject to the terms and conditions of the Declaration of Condominium of the Condominium (the "Condominium Declaration"), the Articles of Incorporation (the "Association Articles") and By-laws (the "Association By-Laws") of the Association and the Rental Program Agreement. Among other things, these documents limit the in season use of a Unit by Unit Owners. See "Summary of Condominium Declaration and Related Documents."

The Resort                 The  Resort is called [To be  determined]  Resort and
                           Golf Club of Naples. It is part of the Lely Resort in
                           the  greater  Naples  metropolitan  area  of  Collier
                           County,   Florida.   The  Resort   consists   of  the
                           Condominium,  which  includes  both  the  residential
                           Units  offered  for sale by this  Prospectus  and the
                           commercial  Units  which will be owned by the Company
                           or one of its affiliates. The Resort also consists of
                           a building that will be used as a lobby and reception
                           area that will be owned by the  Company or one of its
                           affiliates.  The  Units  will  be  constructed  in 17
                           residential phases, each phase consisting of a single
                           two-story  building.  The  initial 2  buildings  will
                           contain  10 Units and 15  buildings  will  contain 12
                           units.  Offers to  purchase at least 40 Units must be
                           accepted before the Company is obligated to close the
                           sale  of  any  Unit.   The  Company  may  waive  this
                           condition  but once this  condition  is  satisfied or
                           waived the Company is obligated to construct at least
                           40  Units  and  to  complete  the  Resort   amenities
                           described  in this  Prospectus.  After the initial 40
                           Units are constructed,  the Company may decide not to
                           construct and offer for sale any additional Units. If
                           all of the  Units  in any  phase  are not  sold,  the
                           Company  will hold  these  Units for sale or rent the
                           Units  pursuant  to  the  Rental  Program   Agreement
                           generally on the same terms and conditions applicable to other Unit Owners, including the payment of Association assessments, and other certain expenses related to ownership of a Unit, including payment of rental commissions.

                           Although the Resort's amenities do not include beach access, the Rental Manager currently intends to obtain beach access in Collier County for Unit Owners and guests. The proposed Resort Management Agreement provides that the Resort Operator will allow Unit Owners and guests use of the beach (located approximately ____ miles from the Resort) at its Radisson-Marco Island resort without charge.

                           Construction of the first phase consisting of ten residential Units began in November 1998 and is anticipated to be completed by the end of the second quarter of 1999. The Resort will include a recreation area consisting of a 5,000 square foot putting green, adult and kiddie pools ( including a cabana, and outdoor spa), two tennis courts, a volleyball court, tanning beach and parking facilities. Each of these facilities will be owned as common areas by the Unit Owners and maintained by the Association. Construction of the recreation area is anticipated to be completed by December 31, 1999. A lobby and reception building, which will also contain a shop where sundries may be purchased, an arcade and activity room will be contained in a separate building that will be owned by the Company or one of its affiliates. If the reception building is not completed when rental of Units commences, the Company intends to use a portion of the recreation area as a temporary reception and registration area for guests of the Resort. In addition, LGV II will initially own four commercial Units. The sports bar & grill will be one of the commercial Units and the other three commercial Units will include two saunas, a massage facility and a fully-equipped gym, as well as vending and storage areas. The Resort Operator will manage the rental program on behalf of the Rental Manager. See "The Resort."

The Lely Resort            The Lely Resort is a 2900 acre country club community
                           under development by Lely Development Corporation,  a
                           leading land  developer in Collier County for over 25
                           years.  Upon  completion,  the Lely  Resort will be a
                           mixed use residential  community that includes custom
                           homes,  mid-rise  condominium units, retail sites and
                           office and  commercial  property.  The  community  is
                           being developed in three phases: Flamingo Plantation,
                           Mustang  Plantation  and  Classics  Plantation.   The
                           Resort is part of [name of phase]. In addition to the
                           Condominium  Declaration and the Association Articles
                           and Association By-laws, Unit Owners are also subject
                           to the Declaration of Covenants and  Restrictions for
                           the Lely Resort and the Articles of Incorporation and
                           By-laws   of  the   Lely   Resort   (the   "Community
                           Declaration") and the Neighborhood Declaration (as defined in the Condominium Declaration). See "The
                           Lely Resort."

The Golf Courses           The  Company  is  a  party  to  the  Use  and  Access
                           Agreement for Lely Golf Villas with Golf Enterprises,
                           Inc. (the "Use and Access Agreement") providing for use of the Golf Courses.

                           Golf Enterprises is a privately-held golf course management company that subleases and manages some of the golf properties of its affiliate, American Golf Corporation, a privately-held golf course management company having a portfolio of golf facilities that includes private country clubs, resorts, daily fee public facilities and practice centers located in 29 states and 10 facilities in the United Kingdom.

                           Robert Trent Jones, Sr. designed and built the Flamingo Island Club course, which opened to the public in April 1990. Lee Trevino and W.M. Graves, Inc. designed the Mustang Golf Club course which opened to the public in December 1997. The Flamingo Island course is a 18 hole, par 72 course measuring 6,292 yards in length and the Mustang course is a 18 hole, par 72 course measuring 7,217 yards in length. Both Golf Courses are managed by Golf Enterprises.

                           The Company has agreed to permit Golf Enterprises to use a portion of the property owned by the Company adjacent to the Resort as a temporary clubhouse. Under the terms of the Use and Access Agreement, Golf Enterprises is obligated to close the temporary clubhouse by February 28, 2000 and to construct a permanent clubhouse, which will include a proshop and restaurant, by February 2000. See "The Golf Courses."

                           Unit Owners will be entitled to 42 rounds of golf per individual Unit Owner and 85 rounds for all Unit Owners occupying a Unit without payment of green fees at either Golf Course each year during the period from November 1 through October 31, as well as the right to make reservations for tee times up to one year in advance when their Unit is not rented. Rental guests will be entitled to use the Golf Courses but will receive no rounds of free golf or special privileges not generally available to the public using the Golf Courses, other than the right to reserve tee times up to one year in advance.

                           During the period from December 16 through April 15, Unit Owners may only play a maximum of seven days during any one 30-day period. Once all seven days have been used, Unit Owners must wait ten days before being eligible to schedule additional tees times, except that there may be one period of up to 14 days of use per season within a particular 30-day period. However, Unit Owners may not use the Golf Courses for ten days before and after the first and last day of this period.

The Rental
Program
Agreement                  Each Unit Owner  must  enter into the Rental  Program
                           Agreement with the Rental Manager when purchasing a Unit. Under the Rental Program Agreement, each Unit must be made available for rent whenever it is not occupied by the Unit Owner. The Rental Program
                           Agreement recommends that a Unit Owner give six months notice prior to use of a Unit to reduce the risk that the Unit will be unavailable. In addition, the Rental Program Agreement limits a Unit Owner's right to occupy a Unit from December 16 through April
                           15. During this period, a Unit Owner can occupy the Unit Owner's Unit to a maximum of seven days during any one 30-day period, a maximum of four total weeks.
                           Once all seven days have been used, the Unit Owner must wait ten more days before being allowed to use the Unit. However, once each year, a Unit Owner may use the Unit for one 14-day period during the December 16 to April 15 period. The number of days a Unit Owner or certain related parties of the Unit
                           Owner uses the Unit may affect the tax consequences associated with ownership of a Unit. See "Certain
                           Federal Tax Aspects--Section 280A."

                           Under the Rental Program Agreement, the Rental Manager will be paid a management fee equal to 50% of annual Adjusted Gross Rental Revenue (as defined in the Rental Program Agreement). Each Unit Owner will also pay a Golf Fee, a monthly Association fee, an amount to be used as a Replace Reserve Fund and certain other expenses. Regardless of whether a Unit Owner's Unit is rented, the Unit Owner is responsible for these expenses. Unit Owners will be billed directly for any shortfall to the extent that rental revenues are not sufficient to pay allocated expenses. See "Management of the Resort -- Rental Program Agreement."

The Resort
Operator The Rental Manager is negotiating with MeriStar Management Company, L.L.C., an affiliate of MeriStar Hotels & Resorts, Inc., to serve as the operator of the Resort Operator. The Resort Operator and certain of its affiliates manage and operate various hotel assets, including most of the hotels owned by American General Hospitality Corporation, making it one of the largest independent hotel management companies in the United States based on number of rooms under management. The Resort Operator is included in the MeriStar Group's Resorts division which focuses on sun, golf and ski oriented properties. These resorts are located in California, Florida, Georgia, Massachusetts, Vermont and the U.S. Virgin Islands and are operated under nationally recognized brand names such as Hilton(R), Sheraton(R), Westin(R), Marriott(R), Doubletree(R)and Radisson(R). The MeriStar group is the successor to the leasing and management company interests of CapStar Management Company and American General Hospitality Corporation. About half of the hotels leased or managed by the MeriStar group are owned by MeriStar Hospitality Corporation, a real estate investment trust and an affiliate of the MeriStar group.

                           Under the proposed Resort Management Agreement, the Resort Operator has agreed to manage the Resort and perform the Rental Manager's obligations under the Rental Program Agreement until March __, 2004, unless sooner terminated in accordance with the terms of the Resort Management Agreement. Under the terms of the Resort Management Agreement, the Resort Operator may terminate the agreement if at least ____ Units are not completed by _______. LGV II will be responsible for paying the fees and expenses of the Resort Operator. See "Management of the Resort -- Resort Management Agreement."

                           In the  event  that the  agreement  with  the  Resort
                           Operator is terminated without an experienced operator available to take over, the Company or one of its affiliates will operate the Resort. The Company has no experience managing a resort.

Development of
the Resort                 The  proceeds of the  offering  are not being used to
                           finance  construction  of the  Resort,  or any of the
                           Units or any properties  related to the Resort,  such
                           as the Golf Courses or the  reception  area.  All net
                           proceeds of the  offering  representing  the purchase
                           price of the Units will be paid to the  Company  upon
                           the  closing  of each  sale of a Unit and will not be
                           available to fund  operation of the Resort.  See "Use
                           of  Proceeds."  The  total   estimated   acquisition,
                           construction, development, marketing costs, financing
                           costs,  including  a return on  internally  generated
                           funds,  and  overhead  costs in  connection  with the
                           project are currently  estimated to be  approximately
                           $35,500,000. Actual costs may vary depending on final
                           design,  control of construction costs, the length of
                           time  to   construct   and  market  the  project  and
                           unforeseen   factors   such  as  labor  and  material
                           shortages.

                           Assuming all of the Units are sold at the highest prices of the price ranges set forth in Annex A (which prices may be adjusted within the range upward or downward from time to time based on marketing and other factors), the Company will receive gross revenue of approximately $38,000,000. The gross revenue less the above total costs represent the Company's pre-tax profit. Pre-tax profits will be available to pay fees and distributions to Ronto, Westbrook or their affiliated entities and taxes. The Company and its affiliates will also receive income from (1) development fees, (2) management fees, (3) the use of the Golf Courses by Unit Owners or their tenants and (4) other miscellaneous sources related to the operation of the Resort.

                           Ronto will act as administrative partner with respect to the development of the Resort. Ronto will administer the design, construction, marketing, sales and financing of the Resort in such capacity and as provided under the Development Agreement between the Company and Ronto. Under the Development Agreement, for its services, Ronto will receive a fee of 3% of substantially all revenues paid to the Company until all Units are sold and occupied. Certain employees of an affiliate of Ronto will be loaned to the Company for certain purposes, including marketing and sales. The Company also intends to engage unaffiliated parties to assist in the administration of marketing and sales.

                           The Company has assigned its rights under the Use and Access Agreement to LGV II, an affiliate of the Company, pursuant to the Assignment and Assumption Agreement, other than the rights associated with a Unit Owner's use of the Golf Courses. The Company has granted the rights associated with a Unit Owner's use of the Golf Courses under the Use and Access Agreement to the Unit Owners pursuant to the Condominium Declaration.

Certain
Transactions and
Related Parties The Company, LGV II, Ronto and certain of their respective affiliates are parties to various agreements and will receive various fees for services provided and be reimbursed for various expenses relating to the development and operation of the Resort, including the Development Agreement and the Rental Program Agreement as described above. Pursuant to the Assignment and Assumption Agreement, the Company assigned its rights under the Use and Access Agreement, other than certain rights associated with a Unit Owner's rights to use the Golf Courses, including rights relating to the rental of the Units and the use of the Golf Courses by certain Designated Users. In consideration of this assignment, LGV II will pay to the Company quarterly royalties equal to __% of the gross rental fees and __% of the gross fees generated from use of the Golf Courses.

Personal Use               The Rental  Program  Agreement  limits a Unit Owner's
                           right to occupy a Unit from December 16 to April 15 to a total of four weeks. A Unit Owner's occupancy is also limited to a maximum of seven days during any one 30-day period. Once all seven days have been used, you must wait ten more days before being allowed to use your Unit. However, once each year a Unit Owner may use the Unit for one 14-day period, provided that the Unit Owner does not use the Unit for ten days both before and after this period. A
                           Unit Owner is permitted to use the Unit an unlimited number of times from May 1 through October 31, subject to prior reservation in order to avoid conflict with the rental of the Unit by the Resort
                           Operator. Depending on the amount of personal usage, a Unit Owner may be subject to different limitations on tax deductions and income from the rental of the Unit will be affected.

Reserves The Rental Manager will deduct from the rent payment distribution made to the Unit Owner each month an amount equal to 3% of the Adjusted Gross Rental Revenues credited to the rental of the Unit Owner's Unit during the preceding month for the Interior Maintenance Fund. The Interior Maintenance Fund will fund the replacement and repair of furniture, linens and other household items, including appliances. If the amount withheld for the Interior Maintenance Fund is insufficient, then the Unit Owner will be directly billed for the shortfall. The Rental Manager will provide the Unit Owner with an accounting of the Interior Maintenance Fund from time to time and adjust the amount withheld to correspond to anticipated use. Interest earned on the Interior Maintenance Fund will be added to the Fund.

Expenses The amount of the Association assessment and the annual payments into the Interior Maintenance Fund will be adjusted periodically. Annual Licensing Fees are initially $3,500 per annum (pro rated for partial years) payable in ten equal installments from November through August. A Unit Owner must pay at the time of a transfer of a Unit of fee of $5,000. Annual Licensing Fees and fees payable upon the transfer of a Unit will increase by 4% per annum beginning November 1, 2002 and November 1, 2000, respectively.

Shortfalls                 A  Unit  Owner  is  obligated  to pay  the  allocated
                           expenses,   including   Annual   Licensing  Fees  and
                           Association assessments, and to maintain furnishings, and replace wall coverings, equipment and appliances, linens, decorative items, accessories, floor and the condominium reserve, regardless of the amount of rental income paid to the Unit Owner for the rental of the Unit. Under the Rental Program Agreement, the
                           Rental Manager may, but is not obligated to, advance funds to pay these expenses and be repaid, plus interest, out of future rent revenues. Interest on advances by the Rental Manager will accrue at the highest rate permitted by law (currently 18% per annum). Under the Rental Program Agreement, the
                           Rental Manager may also assess a charge of 10% of any shortfall. Failure by a Unit Owner to pay obligations related to the Unit Owner's Unit may result in the imposition of a lien on a Unit Owner's Unit.

Distributions              The Rental Manager will distribute to Unit Owners the
                           net rental  revenue  obtained  from the rental of the
                           Unit Owner's Unit by the 20th day  following  the end
                           of each  month.  Net  rental  revenue  is the  amount
                           determined by deducting  from  Adjusted  Gross Rental
                           Revenue,  the Management Fee, Annual  Licensing Fees,
                           payments to the Interior Maintenance Fund and certain
                           other costs and expenses  incurred  and/or payable by
                           the Unit Owner.  The Rental  Manager  will provide an
                           itemized statement of income and expenses relating to
                           rental  of a Unit to the Unit  Owners  and will  also
                           provide  an  annual   accounting   for  the  Interior
                           Maintenance Fund, as well as appropriate information for income tax preparation purposes.

Risks of
Projections                The Resort has no operating history on which to rely.
                           For this reason,  this  Prospectus  includes  certain
                           projections of operating  results.  While the Company
                           believes  that  its   projections   are  based  on  a
                           reasonable  range of  assumptions  and consider those
                           factors  that are  likely to  impact on the  expected
                           income  to  be  derived   from   rental  of  a  Unit,
                           projections   are  not   predictions  of  anticipated
                           results.  Actual  results are likely to be different,
                           perhaps  materially.  The selection and evaluation of
                           the  factors to be  included  in the  projections  is
                           highly subjective and the projections do not consider
                           all of the factors that may affect the income you may
                           receive from your  particular  Unit.  Factors such as
                           anticipated  occupancy  levels are based on  numerous
                           variables,  many of which are  outside of the ability
                           of the  Company,  the  Rental  Manager  or the Resort
                           Operator   to  control,   including   the  impact  of
                           competitive   resorts,   and  local,   national   and
                           international economic conditions.

Prices of Units The initial range of purchase prices of Units have been established by the Company. The Company is not required to maintain the initial price schedule and may adjust the price of individual Units up or down from time to time in response to market conditions and demand. Adjustments may not be uniformly applied to all Units of the same type. The price of a Unit cannot be changed once a purchase contract has been executed for such Unit. The initial schedule of purchase prices for each Unit designated by type and location, together with a schedule specifying all other payments required to be paid by a purchaser at closing are set forth in Annex B.

Purchase
Procedure                  To  purchase  a Unit,  you must  execute  a  purchase
                           contract in the form  attached to this  Prospectus as
                           Annex C.  Following  acceptance  by the Company  your
                           contract  is  irrevocable,   subject  to  the  15-day
                           period,  commencing  on the last to occur of the date
                           of execution of the purchase  contract,  the date the
                           purchaser  receives all documents required by law and
                           the date the  purchaser  receives any  amendment to a
                           document   previously    received,    permitted   for
                           rescission  of the purchase  contract  under  Florida
                           law. The Company  will not accept any contract  until
                           after the effectiveness of the registration statement
                           of which this  Prospectus  is a part.  You may revoke
                           your   purchase   contract   at  any  time  prior  to
                           acceptance.

                           Following execution of a purchase contract, if the registration statement relating to the offering of the Units is effective under the Securities Act, you are required to make a down payment in the amount of 10% of the purchase price of your Unit. An additional 10% must be paid within ten days after issuance of a building permit provided that construction of your Unit has commenced and you are past the Presale Period. The down payment will be held in an interest bearing escrow account for your benefit until the closing of the purchase of your Unit. The down payment is nonrefundable if the purchaser breaches the contract but is refundable if the Unit is not completed, the offer to purchase the Unit is revoked or the purchase is rescinded in accordance with Florida law. At closing, the balance of the purchase price, together with a one-time administrative fee of $500, a $500 payment as an Association working fund contribution (an amount equal to two months Association assessments) and closing costs in the amount of 1.25% of the purchase price of the Unit, the cost of recording the deed and all pro rated amounts (e.g., taxes and Association assessments) will be due. The purchaser also will be responsible for any costs relating to any financing by the purchaser for the purchase of a Unit. There will be a separate closing for each Unit.

                           The Company is not obligated to close the sale of any Unit until 40 Units are sold. However, once this condition is satisfied or waived, the Company is obligated to construct at least 40 Units. The Company may discontinue the offer and sale of Units at any time after satisfying or waiving this condition without notice in its sole discretion.

Financing                  Each  prospective  Unit Owner will be required to pay
                           the purchase price and all other amounts due at closing in cash. However, prospective owners may obtain financing from any available source. The
                           Company may, but is not obligated to, make referrals for financing in connection with a purchase of an Unit. Failure to receive financing will not relieve a prospective owner from the obligation to purchase a Unit.

Tax
Considerations             You are urged to consult  with your own tax  advisors
                           concerning the tax effect of ownership by you of a Unit under federal and applicable state law.

                           Unit Owners must report income from the rental of a Unit as income for federal and applicable state income tax purposes. You will be entitled to any available deductions associated with ownership of the Unit for federal income tax purposes, including deductions for property taxes, investment interest expense and depreciation. However, you should be aware that your use of your Unit will impact on the income tax treatment of your ownership of your Unit and the availability of such deductions.

                           For a more complete discussion of certain income tax consequences of Unit ownership see "Certain Federal Tax Aspects" beginning on page ____.

The Association            When you purchase your Unit,  you will  automatically
                           become a member of the  Association.  The Association
                           will  supervise the  maintenance  of the common areas
                           and will pay certain common charges. In addition, the
                           Association  will be liable  for the  payment  of the
                           Annual  Licensing  Fees to the  extent  not paid by a
                           Unit Owner. In addition, at the closing of each Unit,
                           the  Unit  Owner  will  make a  payment  of $500 as a
                           working   fund    contribution.    The    Association
                           assessments are currently budgeted at $250 per month.

                           The Board of Directors is responsible for managing the Association, including preparation of the Association's annual operating plan and budget. The number of directors on the Board will initially be three. The Company will initially appoint all three directors of the Association. Unit Owners will elect 1/3 of the directors after the Company conveys 15% of the Total Condominium Units (as defined in the Articles of Incorporation of the Association). Unit Owners will elect a majority of the directors after the earliest to occur of the following:

                           (1) Three years after 50% of all Units which are to be conveyed have been conveyed;

                           (2) Three months after 90% of all Units which are to be conveyed have been conveyed;

                           (3) When all Units that are to be conveyed are completed, some are conveyed and no other Units are being offered for general sale;

                           (4) When some Units have been conveyed and no other Units are being constructed or offered for general sale; or

                           (5)      Seven   years  after   recordation   of  the
                                    Condominium Declaration.

                           The Company may elect at least one director as long as it is offering for general sale at least 5% of the Units.

                           Directors will have a two-year staggered term of office once control of the Board is transferred to the Unit Owners. There will be a minimum of three directors.


                                  RISK FACTORS

Prospective investors are urged to consider carefully the following, together with the other information contained in this Prospectus and in the Annexes, before purchasing Units.

Revenue Insufficient to Cover Expenses

         Net rental revenue payable will not likely be sufficient to pay a typical mortgage. There is also the risk that operating costs will exceed the rental revenue. Unit Owners are responsible for expenses relating to their Units, including expenses paid by the Association, regardless of the amount of rental income received.

         If there is a default on the Annual Licensing Fees, Golf Enterprises may impose a lien on the Units that may be foreclosed in the same way as a mortgage. If there is a failure to pay any of the obligations to Golf Enterprises by the Unit Owners or any of the other parties to the Use and Access Agreement, the Unit Owners may lose use of the Golf Courses. In addition, if there is a significant default by Unit Owners on other fees and expenses, there may be insufficient funds to operate the Resort generally. This could make it impossible to operate the Resort on a rental basis and could result in a general decline in the value of the Resort and the individual Units. In such event, while the defaulting Unit Owners will not be relieved from their obligations to pay delinquencies, the remaining Unit Owners may be subject to increased or special assessments in order to defray the operating shortfall.

Limited Resale Market

         There will not be an organized resale market for the sale of your Unit. The Units will not be listed on a national securities exchange or quoted by Nasdaq. Resales will occur only in privately negotiated transactions and may only be made directly by the Unit Owner or through a sales representative appropriately licensed under applicable federal and state securities and real estate law. Your resale ability could be further diminished if the Resort's performance does not reach expectations. You, therefore, may not be able to sell your Unit quickly or at a price you feel equal to its value in an emergency. Consequently, the purchase of a Unit should be considered only as a long-term investment.


Significant Income Tax Considerations to Owners

         The following is a brief summary of the most significant tax considerations discussed under "Certain Federal and State Income Tax Aspects" involved in an investment in a Unit and the rental arrangement contemplated by the Rental.

         You are strongly urged to review this material with your financial advisor and to discuss the tax consequences of an investment in a Unit with your own tax advisors.

         Section 183 Hobby Loss Rules

         The Internal Revenue Code of 1986, as amended (the "Code"), distinguishes between activities engaged in for profit and activities not engaged in for profit. Your ability to deduct your share of any losses from renting your Unit may be limited by Section 183 of the Code, which is commonly called the "hobby loss rule". If the rental program contemplated by the Rental Program Agreement is subject to the hobby loss rules, the amount you will able to deduct for your share of expenses and losses from renting your Unit will be limited to the rental income you receive. See "Certain Federal and State Income Tax Aspects -- Tax Consequences of Renting to Unit Owners -- Section 183."

         Vacation Home Rental Rules

         Your share of any losses from the rental of your Unit may be further limited by the vacation home rental rules in the Code. Section 280A of the Code establishes a gross income limitation and an expense allocation formula for apportioning deductions between personal (that is, your use of your own Unit by you and your family members) and business use of a dwelling unit. Your Unit is considered a dwelling unit for federal income tax purposes. You will be permitted to deduct expenses related to the ownership and rental of your Unit only to the extent such expenses are allocable to business use of your Unit. In addition, if personal use of your Unit by you and your family members exceeds the greater of 14 days or 10% of the number of days during the year that your Unit is rented for fair value, your deductible expenses will be limited to your income from renting your Unit. See "Certain Federal and State Income Tax Aspects -- Tax Consequences of Renting For Unit Owners -- Section 280A."

         Passive Activity Rules

                  The rental of your Unit under the Rental Program Agreement is considered a passive activity under the Code. Losses from passive activities generally may only be deducted against income from the same or other passive activities. See "Certain Federal and State Income Tax Aspects -- Tax
Consequences of Renting For Unit Owners -- Income and Losses from Passive Activities."


Possible Cut-Off of Right to Use Golf Courses

         Golf Enterprises operates the Golf Courses as subleasee under subleases that expire on June 30, 2034. If these subleases are not extended, Golf Enterprises will not be able to extend the Use and Access Agreement past June 30, 2034. In addition, there is the risk that there could be defaults, either under the subleases or the underlying ground leases, or foreclosure by mortgagees or other lienholders on the Golf Courses that could cause an earlier termination of Golf Enterprise's subleases. The Company has the right under certain circumstances to cure these defaults, but these rights do not apply in all cases and may be impractical to exercise in some circumstances. If there is a termination of Golf Enterprises' rights under the subleases your rights to use the Golf Courses will be cut-off.

         Your rights to use the Golf Courses may also be adversely affected by a breach of the Use and Access Agreement by the Company, the Rental Manager or otherwise, after expiration of applicable grace periods.


Risks in Relying on Projections

         The Resort has no operating history. Therefore, this Prospectus contains Projections using assumptions about rental income payable to Unit Owners. These Projections do not relate to all Units or any specific Unit. Projections are not predictions of actual results. Actual results are likely to be different, perhaps materially. Factors that will affect actual performance include, but are not limited to, occupancy rate achieved, actual rental rate, effects of competition, strength of tourism and assumptions about the regional, national and international economies. If actual results are materially worse than those set forth in the Projections, Unit Owners may experience material adverse consequences, including the need to pay additional funds to meet operating costs (such as Annual Licensing Fees and Association assessments), and to make payments on any loan obtained by a Unit Owner to purchase a Unit.


Forward Looking Statements

         Since the Resort has not yet been completed or commenced operations, all statements in this Prospectus regarding the Resort and its operation are forward-looking statements within the meaning of Federal securities law. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect" "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the other risk factors contained in this Prospectus. Although management of the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are certain factors such as general economic conditions, local real estate conditions, or weather conditions that might cause a difference between actual results and those forward-looking statements. This discussion should be read in conjunction with a review of the Company's financial statements, including the related notes to the financial statements, and the Projections included in this Prospectus beginning at pages F-1 and P-1, respectively.

Year 2000

         The year 2000 issue is the result of computer programs that were written using two digits rather than four to define the year. Management of the Company and the Rental Manager are aware of the potential problems, including the inability to collect and maintain the information necessary to operate the rental program, and is currently assessing the potential impact on the Company and the Rental Manager. One factor in evaluating candidates to serve as Resort Operator is the preparations that the Resort Operator candidate has taken with respect to the potential problems attendant to a failure to be Year 2000 compliant. Since the Company and the Rental Manager have not completed their evaluation, the Company and the Rental Manager are currently unable to estimate the cost of compliance.

         The goal of the Company and the Rental Manager is to ensure that all of their critical systems and those of the Resort Operator are under their respective direct control and remain operational. However, certain systems and processes may be interrelated with systems outside their control, such as the systems and operations of travel agents, tour group operators and other booking agencies, and their can be no assurance that all implementations will be successful. Under the Company's and the Rental Manager's present analysis of the most reasonable likely worst case scenario for Year 2000 disruptions, there is the concern that telecommunications and electric industries serving the Resort may fail, causing temporary disruptions in the construction of the Resort and the ability of the Rental Manager to rent Units. The Company and the Rental Manager are considering alternatives for these possibilities which include electricity provided by personal generators and batteries and various alternative communications systems.

         The Company and the Rental Manager are currently unable to estimate the cost of becoming Year 2000 compliant, but do not anticipate that it will have a material adverse effect on the construction and operation of the Resort.

Dependence on the Resort Operator

         Success of the Resort will depend to a great extent on the efforts and abilities of the Resort Operator. The Resort Operator was engaged for a five-year term, subject to earlier termination under certain circumstances. In particular, the Resort Operator may terminate the Resort Management Agreement if at least _____ units are not sold by _____________.

         If the Resort Operator were to terminate its arrangement to manage the Resort, and another experienced resort operator was not immediately available, the Company or one of its affiliates would operate the Resort. The Company has no experience managing a resort.

         If the Company is required to operate the Resort for an interim period, the Resort may be without the benefits of an advanced reservation booking system and national advertising that is generally provided by an experienced operator and otherwise at a disadvantage with respect to some of its competition.


Inexperience of the Company and the Renal Manager

         [To be determined] Resort and Golf Club of Naples is the first resort condominium project and rental program developed or managed by the management of the Company or the Rental Manager, and their experience in resort development and management is therefore limited.


Dependence on Golf Operator

         The Resort's ability to attain satisfactory occupancy and room rates is dependent on access to the Golf Courses, which has been arranged with Golf Enterprises under the Use and Access Agreement. Neither the Company nor the Unit Owners will have any ability to control or direct the operations of Golf Enterprises or the use or condition of the Golf Courses, except to the limited extent set forth in the Use and Access Agreement. If Golf Enterprises fails to properly operate or maintain the Golf Courses, occupancy and room rates of the Resort could be materially adversely affected.


Competition

         The success of the Resort will be determined by, among other things, its location, quality of accommodations, room rate structure and the quality and availability of play on the Golf Courses. The Resort will compete with existing hotels and resorts, as well as with future hotels and resorts that may be developed in proximity to the Resort. According to a study prepared by Landauer Hospitality Group, in 1996, there were [2,309] rooms in the Naples hotel supply. These rooms compete with the Resort in varying degrees on the basis of location, potentially common customer base, quality level of facilities and room rate structure. However, the majority of these hotels are located on beachfront, a factor that mitigates seasonality and attracts a different market. According to the Landauer study, outside of the Naples area, there are golf resort properties with rooms totaling [3,609] in 1996. The majority of these resorts are much larger than the Resort and generally are located in the interior of Florida. In addition, most of these properties provide significant amounts of meeting space in order to capitalize on the meeting group market to supplement golf demand. As a result, the majority of demand is meeting group oriented. In the Naples area the Company believes that there are currently only three resorts that are directly competitive with the Resort. However, additional projects for resort facilities have been announced that may compete with the Company, if completed. Competition in the future may be affected by changes in the hotel and resort market in the Naples area, changes in local or regional population patterns, changes in disposable income characteristics, changes in travel patterns and preferences, and periodic over-building that can adversely affect patronage levels.


Potential Liability of Ownership

         Included in your Association assessments will be a share of insurance premiums for property damage, public liability and fire and other hazard insurance carried by the Association against certain risks of operating the Resort. In addition, under the Rental Program Agreement, each Unit Owner is required to carry property, casualty and liability insurance of at least $300,000. However, the amount of insurance carried by the Association or the Unit Owner may prove inadequate. There are certain risks which may be uninsurable or not insurable at reasonable terms. In the event insurance is unavailable for any reason, the Association will have to self-insure for all or part of any potential loss or to seek coverage at higher rates from alternative carriers.

         You may personally have joint and several liability for tort and contract claims as a result of ownership of your Unit or as a party to the Rental Program Agreement. You are urged to consult an insurance advisor or attorney with respect to the nature and extent of such personal liability and to determine what additional liability insurance coverage, if any, may be necessary or appropriate for your particular circumstances.


Seasonal Fluctuations

         The Naples resort market is seasonal, with demand fluctuating at different levels throughout the year. This seasonality will cause fluctuations in the gross revenue generated from the rental of your Unit. The peak season in the Naples market extends from November through April. The low season is from June through September with a shoulder season of the months of May and October.


Operating Uncertainties

         The value of the Resort and an investment in the Units will depend in part on the ability of the Resort Operator to achieve, maintain or increase gross revenue sufficient to cover operating expenses and generate a reasonable return for the Unit Owners. Income from an investment in the Units may be adversely affected by a range of factors in addition to increased competition as discussed above. These factors include but are not limited to increases in operating costs as a result of inflation and other factors, which the Rental Manager may determine cannot be offset by increased revenue, strikes and other labor disturbances by the Resort's employees, increases in energy costs and other expenses of travel, weather conditions (including the impact of damages caused by hurricanes, tornadoes and floods) and adverse effects on general and local economic conditions. Due to the orientation of the Resort to use of the Golf Courses, the Resort is particularly dependent upon the quality and availability of play on the Golf Courses. Occupancy by tourists who do not play golf is expected to be minimal. All of these and other factors could reduce the Resort's ability to generate revenue.


Potential Liability for Violation of Environmental Laws

         Under various federal, state, and local environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances. Such laws, ordinances and regulations often impose liability, whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The Company is not aware of any material violations of currently applicable environmental laws. However, violations may occur in the future or more stringent laws may be enacted. If this occurs, the Company, the Rental Manager or the Unit Owners could suffer material adverse consequences as a result.


Risks in Relying on Industry Data

         The Company has obtained various industry data set forth in this Prospectus regarding the golf and resort industry from PCK Consulting's report on Trends in the Hotel Industry, a report prepared for use by the Company by the Landauer Hospitality Group, information provided by the Resort Operator and information obtained from certain public sources. Industry information as a whole or on specific markets may not be indicative of results that can be achieved in the Naples market or by the Resort and may not be applicable to a resort focused on golf or which includes a rental program. The Company has not independently verified the resort industry data contained in the national studies cited or obtained from other sources. The sources of this information are not affiliated with the Company or associated in any way with this offering.


Inexperience of Association Directors

         Following relinquishment of control of the Association by the Company, the Association will be governed by a Board of Directors, all of whom will be Unit Owners. These directors will not be full-time residents of the Resort and may have little or no experience in operating a resort or a rental program between Unit Owners and tenants. The operating inexperience of the directors may result in the directors not being able to recognize or take corrective action if and when required.

                                   THE RESORT

General

         The Resort is a golf-orient condominium-hotel consisting of 200 fully furnished suites located in 2 buildings of 10 units and 15 buildings containing 12 units each, complemented by resort and recreational facilities, on a 20 acre site in the Naples, Florida area. The Resort is part of the Lely Resort and is located approximately five miles from the Naples airport and 37 miles from the Fort Myers/Southwest Florida International Airport. Each building will be two stories. There will be a lobby and reception building, as well as a separate building housing certain recreational amenities, including a bar and grill, his and her saunas, message facilities and a fully-equipped gym. There will also be a golf practice area, a cabana, adult and kiddie swimming pools, tanning beach, two spas, volleyball court, two tennis courts and parking facilities owned and operated by the Company or one of its affiliates.

         In response to the Company's market studies, the Company has determined that a mix of two- and three-bedroom Units with certain amenities and recreational activities will be most attractive to potential users of the Resort.

         The Company believes that the Resort will fill a void in the Naples market for resort facilities that cater to the golf enthusiast. The Company believes that the mix of the facilities provided at the Resort and located nearby, including the Golf Courses, comprises an ideal setting that is not duplicated at other area resorts or at golf resorts located inland.

         The floor plans for the Units and the building layouts indicating the location of the Units and other Resort facilities are set forth in Annex D to this Prospectus.


                                THE GOLF COURSES

         Golf Enterprises is the operator of the Golf Courses. It is a privately held golf course management company that subleases and manages some of the golf properties of its affiliate, American Golf Corporation, a privately held golf course management company having a portfolio of golf facilities that include 260 private country clubs, resorts, daily fee public facilities and practice centers located in 29 states and 10 facilities in the United Kingdom.

         American Golf established American Golf Country Clubs ("AGCC") as a separate and distinct operating division within the company dedicated to private club acquisition, management and member service in the United States and abroad. AGCC's portfolios comprised of over 60 private country clubs, that are considered by the industry to be among the most desirable golf properties in the country and which include the Golf Courses.

         Robert Trent Jones, Sr. designed and built the Flamingo Island Club course, which opened to the public in April, 1990 and Lee Trevino and W.M.

Graves, Inc. designed the Mustang Golf Club course which opened to the public in December, 1997. The Flamingo Island course is a 18 hole, par 72 course measuring 6,292 yards in length and the Mustang course is a 18-hole, par 72 course measuring 7,217 yards in length. Both Golf Courses are managed by Golf Enterprises.

         Golf Enterprises will erect a temporary club house, that will include a restaurant and pro shop, on property owned by the Company that is adjacent to the Resort. Under the Use and Access Agreement, Golf Enterprises has agreed to complete a permanent club house by February 2000. This clubhouse will be available to the Resort and the general public.


                                 THE LELY RESORT

         The Lely Resort is a 2900 acre country club community under development by Lely Development Corporation, a leading land developer in Collier County for over 25 years. Upon completion, the Lely Resort will be a mixed use residential community that includes custom homes, mid-rise condominium units, retail sites and office and commercial property. The community is being developed in three phases: Flamingo Plantation, Mustang Plantation and Classics Plantation.
The Resort is part of [name of phase].


                               THE RESORT INDUSTRY

General

         The resort industry is very cyclical and profitability is determined in part by the relative availability of supply to demand. Demand is closely linked to the strength of the economy. The growth of supply, however, is closely linked to the availability of capital, which may be less or more than existing demand.

         According to the report (the "Landauer Report") prepared for the Company by Landauer Hospitality Group, Inc. ("Landauer"), the Resort is comparable and may be considered to compete with three distinct groups of properties. The first group consists of resort-oriented hotels in the local Naples-Marco Island area that attract leisure and group demand. The second group consists of inland Florida resorts which are golf-oriented, some of which feature organized rental pool programs. The third group includes other Florida resorts, many of which are located beachfront and cater to upscale meeting groups, as well as discretionary leisure travelers.

         The performance of the U.S. or Florida resort industry as a whole may not be indicative of results that can be achieved in the Naples area. Factors that would not necessarily have a material effect on the national industry because it is geographically diverse may have a significant impact on a smaller market. Individual resort markets may underperform or outperform the industry as a whole. In addition, the results of resort hotels in the Naples area or golf oriented resorts located inland are not directly comparable to the market for a

Naples-based golf oriented property such as the Resort. Finally, properties included in a rental pool or program are affected by factors that may not be applicable to these other properties.


Resort Market

         Resorts  that are focused on a  particular  area of  interest,  such as golf, sometimes experience results that contrast with the performance of the resort market generally. Resort properties in the Naples area generally feature waterfront locations, some with direct golf access, and offer luxury accommodations and services. In addition, many of these hotels are considered "flagship" properties or destination resorts. As such they cater to upscale meeting groups and discriminating leisure travelers and command higher room rates compared to other properties, including the Resort. This would be true of two of the golf-oriented resorts currently planned for the Naples area.


Florida

         Tourism is Florida's second largest industry and plays a significant economic role throughout the state. The growth of the tourism industry in Florida is based on the following:

                  o         Favorable climate
                  o         Natural beauty
                  o         More leisure time
                  o         Number  and  quality of resort
                                hotels and championship golf courses
                  o         Development of new tourist attractions
                  o         Low airfare structure
                  o         Expansion of sporting events
                  o         Shopping
                  o         Healthy economy
                  o         Aggressive tourism development


Comparable Resort Properties Operating Performance

         The performance of a representative set of Naples/Marco Island hotel resort properties, according to the Landauer Report, is as set forth in the following table:


                       Naples/Marco Island Resort Hotels
--------------------------------------------------------------------------------
                    YEAR          OCCUPANCY        ADR
--------------------------------------------------------------------------------
                    1995             70%           $141
                    1996             73%           $144
                    1997 (estimate)  76%           $151
--------------------------------------------------------------------------------

         Note: The hotel resort properties represented include Registry Resort Naples, Naples Beach Hotel and Golf Club, Marriott's Marco Island Resort & Golf Club and Inn at Pelican Bay.


         The performance of a representative set of Florida golf resort properties, according to the Landauer Report, is as set forth in the following table:


                              Florida Golf Resorts
--------------------------------------------------------------------------------
                    YEAR          OCCUPANCY        ADR
--------------------------------------------------------------------------------
                    1995             60%         $117
                    1996             61%         $122
                    1997 (estimate)  63%         $128
--------------------------------------------------------------------------------

         Note:    The  golf  resort   properties   represented   include  Westin
                  Innisbrook  Resort,   Marriott  at  Sawgrass  Resort  and  PGA
                  National West Palm Beach.


The Naples Market

         Naples

         The Resort is located in Collier County within the Naples metropolitan area, a residential and resort community located on the southwest coast of Florida.

         According to the Landauer Report, Naples has experienced growth in nearly all sectors of its economy that is above the growth rate for Florida and the United States. The majority of this growth has been concentrated in the central and western portions of Naples near the commercial business district and along the gulf coast. The highest rate of growth has been experienced in retail sales and in sales by eating and drinking establishments located in the area.

         Golf is a major attraction in Naples and contributes to the health of the tourism sector. Naples is second in the nation for the highest number of golf holes per capita and hosts an annual PGA Tour event each winter.

         Competition

         The Company believes that three properties in the Naples market are directly competitive with the Resort. These are Pointe Estero Resort, Gullwing Beach Resort and Marco Beach Ocean Resort. The following chart sets forth some of the characteristics of these properties:


Property                                  Year Opened            No. of Rooms       Facilities/Amenities
---------------------------------------------------------------------------------------------------------------
Pointe Estero Resort                         1988                     60            - TV's in every bedroom and
                                                                                      living room
                                                                                    - Swimming pool
                                                                                    - Jacuzzi
                                                                                    - Recreational activities
                                                                                    - Cookouts
Gullwing Beach Resort                        1998                     66            - Beach access
                                                                                    - Swimming pool
                                                                                    - Decorator designed rooms
                                                                                    - Guest services
                                                                                    - Turnkey ownership
Marco Beach Ocean Resort                     1998                    103            - Six floor plan choices
                                                                                    - Two swimming pools
                                                                                    - Restaurant building
                                                                                    - Concierge service
                                                                                    - Health spa
                                                                                    - Fitness training
                                                                                    - Two jacuzzi spas
                                                                                    - Reciprocal membership with
                                                                                      Royal Tarpon Yacht Club


          The factors considered in determining this competitive supply included: (1) the number of rooms and amount and quality of meeting space, (2) quality and value of overall facilities and amenities, (3) character and style of the resort, (4) rate structure and market position, and (5) location factors such as surrounding land uses.

          These properties are competitive largely based upon their size, price points and location. Each offers certain amenities comparable to the amenities offered by the Resort. Each property offers access to golf at sites, some of which are owned by the resort and others of which are located at adjacent properties or nearby. The cost of tee times at these golf facilities is approximately equal to prices that will be paid by Resort guests, though less than amounts that will be paid by a Unit Owner when such prices are calculated as part of the price of ownership of a Unit. The quality of the golf facilities themselves are generally of lower caliber than the Golf Courses.

          In addition, there are a number of condominiums and hotels in the Naples area that offer golf as one of their featured recreational activities such as Lover's Key Beach Club and Resort, the Naples Beach & Golf Hotel, Fiddler's Creek and Naples Heritage. The Lely Resort also includes condominium units that offer access to the Lely golf courses.


          Resort Market Seasonality

          The Naples resort market is affected by seasonality with demand fluctuating at different levels throughout the year. The severity of demand fluctuation has lessened in recent years as a result of the increasing popularity of the area. Peak season in demand occurs from November through April. During peak periods, occupancy in Naples ranges from 79.11% to 85.51% during this period and there is less disparity between weekend and weekday demand. As a result, the resort market experiences numerous fill nights (periods in which the market is at capacity) during the peak season. The "shoulder" season includes the months of October and May. Occupancy percentages generally range from 67% to 70% during this period. The resort market experiences numerous fill nights on the weekends during the shoulder season. The low season is from June through September. Market occupancy ranges from 48% to 61% during this period.

          Unsatisfied Demand

          As a result of significant tourist activity and a strong demand for proximity to the area's high quality golf facilities, Naples experiences high levels of unsatisfied demand during certain times of the year. Unsatisfied demand is that demand which is not able to be accommodated in the direct market area due to facility size or capacity constraints and exists whenever a market experiences periods of 100% occupancy. As a result of seasonality, unsatisfied demand can exist even though the average annual occupancy for the market is less than 100%. The level of unsatisfied demand is extremely important when considering the potential support for new resort development in a particular area.


          Market Demand

          The overall demand for resort lodging accommodations in the Naples area is generated primarily by leisure destination travelers and the meeting group market. However, because of the number and quality of the golf facilities in the Naples area, lodging for golf enthusiasts who come to the area primarily to play golf is high.


          Future Demand Growth

          The Company currently estimates that demand will increase at approximately __% annually starting in ______, the point at which new supply is expected to enter the competitive marketplace. This growth is consistent with the demand growth experienced by the competitive supply between 1995 and 1996 as set forth in the Landauer Report.

          The Company also presently anticipates that the new additions to the competitive supply will induce demand into the market. Induced demand is new demand that enters a market as a direct result of the introduction of a new hotel product. This demand is over and above the normal demand growth experienced by the marketplace. As a result of their more unique physical attributes, variety of amenities, and ability to cater to all demand segments, resort oriented hotels, more than any other lodging type, possess the ability to induce new demand into a marketplace.


          Prospective New Resort Supply

          The Company estimates that ____ new rooms (including the Resort Units) will be constructed within the next three years, including both resort hotels and golf-oriented resorts.

          Plans for the construction of three significant golf resort properties have been announced. Florida Panthers Holdings, a publicly-held sports and leisure company, announced a project for the construction of a world-class golf resort and country club in Naples. The project will include a semi-private, 18-hole golf course and a luxury 250-room hotel. Plans to construct a 295-room golf lodge that will be operated by the Ritz-Carlton luxury hotel chain have also been announced. In addition, WCI Communities and Hyatt Equities announced an agreement for the development of a 450-room Hyatt Regency resort hotel in southern Lee County (between Naples and Fort Meyers) that will include an 18-hole championship golf course that will primarily serve guests of the hotel, but which will also be open to the public for daily-fee play.


                       PROJECTED PERFORMANCE OF THE RESORT

          The following represents a summary of a range of selected projected financial performance of a typical Unit for the first five years of operations and is derived from the Projections appearing on page P-1. This summary of selected financial performance should be read in conjunction with the
Projections, which includes the assumptions underlying the Projections and related notes.

          Investors should recognize that the Projections are not intended to be predictions about the performance of the Resort. The Company believes that the assumptions on which the Projections are based are reasonable. However, actual results will differ from the results contained in the Projections, perhaps materially. Investors are encouraged to consult with their own advisors with respect to the assumptions upon which the Projections are based and are encouraged to review the discussion of risk factors regarding the Resort and its operations set forth under "Risk Factors" beginning on page __.

        [Add Selected Projections of Financial Performance of the Units]


Market Penetration

          The operating results set forth in the Projections are predicated on a number of assumptions relating to the physical and locational characteristics of the Resort. These assumptions include the Resort's overall facility, as well as the fact that the Resort has a preferential use and access agreement with Golf Enterprises. The Company believes that the resort-oriented facilities and dedicated golf agreement will provide a significant competitive advantage for the Resort in the Naples marketplace. Additionally, the Company considered the following factors in preparing the Projections:

          o the estimated future performance of the overall competitive lodging market

          o the advantages and disadvantages of the Resort relative to the existing and future competitive market (assuming its location, overall facilities, and access to the Golf Courses with the rights provided to Unit Owners under the Use and Access Agreement)

          o        the estimated mix of different types of demand for the Resort

          o        the estimated rate structure for the Resort

          o the impact of potential new resort supply in the competitive market


          Different assumptions about market penetration serve as a basis for the Projections of future occupancy performance for the Resort. Market penetration is a measurement of the level of demand captured by a given resort in relation to its fair market share based on the number of resort rooms it has relative to the number of rooms in the market. Market penetration is expressed as a percentage, with a resort capturing its fair market share having a market penetration rate of 100%.

Occupancy

[To be added]

Conclusion

[To be added]



                               THE RESORT OPERATOR

          The Rental Manager is negotiating to engage MeriStar Management Company, L.L.C., an affiliate of MeriStar Hotels & Resorts, Inc., as Resort Operator. The Resort Operator and certain of its affiliates manage and operate various hotel assets, including most of the hotels owned by American General Hospitality Corporation, making it one of the largest independent hotel management companies in the United States based on number of rooms under management. The Resort Operator is included in the MeriStar Group's Resorts division which focuses on sun, golf and ski oriented properties. These resorts are located in California, Florida, Georgia, Massachusetts, Vermont and the U.S. Virgin Islands and are operated under nationally recognized brand names such as Hilton(R), Sheraton(R), Westin(R), Marriott(R), Doubletree (R) and Radisson(R). The MeriStar group is the successor to the leasing and management company interests of CapStar Management Company and American General Hospitality Corporation. About half of the hotels leased or managed by the MeriStar group are owned by MeriStar Hospitality Corporation, a real estate investment trust and an affiliate of the MeriStar group.



                            MANAGEMENT OF THE RESORT

          The Resort Operator will manage the rental of the Units, and maintain the Units on behalf of the Rental Manager and the Unit Owners pursuant to the Resort Management Agreement and the Rental Program Agreement. The Resort Management Agreement does not provide for the management of the Condominium and the Association. The following discussion is a summary of these agreements. Please refer to Annex E to this Prospectus for the full text of these agreements.


Rental Program Agreement

          Each Unit Owner is required to enter into the Rental Program Agreement with LGV II as Rental Manager, and may not rent a Unit to anyone except pursuant to the Rental Program Agreement. Under the Rental Program Agreement, a Unit Owner agrees to make the Unit Owner's Unit available for rental by the Rental Manager whenever the Unit Owner is not occupying the Unit Owner's Unit. The Rental Manager will seek suitable renters to rent the Unit who will pay a rental rate set by the Rental Manager.

          Rental Revenue

          Rental revenue does not include funds collected for taxes or other governmental requirements, including sales tax and tourist taxes. Rental revenue will be adjusted by deduction of all applicable travel agent fees, airline booking fees, credit card and check collection fees, and any other applicable collection or booking costs, from the monthly gross rental revenue received with respect to the rental of the Unit. This does not include other deductions described below.


          Interior Maintenance Fund

          The Rental Manager will deduct 3% of Adjusted Gross Rental Revenue from the prior month's Adjusted Gross Rental Revenue to the Interior Maintenance Fund. Interest earned on the Interior Maintenance Fund will be added to the Fund. The Interior Maintenance Fund will be used by the Rental Manager to repair or replace furnishings, linens, decorative items, accessories, floor and wall coverings, equipment and appliances as the Rental Manager may deem necessary. In making these repairs, the Rental Manager will consult with the Unit Owner to the extent practicable. If amounts in the Interior Maintenance Fund are insufficient, the Unit Owner is responsible for paying any shortfall. The Rental Manager may, but is not obligated to, advance funds that may be repaid from future rental revenues or billed to the Unit Owner. The Rental Manager will provide the Unit Owners with an annual accounting of all monies held or disbursed from the Interior Maintenance Fund.


          Management Fee

          For its services under the Rental Program Agreement, the Unit Owners will pay the Rental Manager a management fee equal to 50% of the Adjusted Gross Rental Revenue derived by the Unit Owner from the rental of the Unit Owner's Unit (the "Management Fee"). The Rental Manager will deduct the Management Fee from the Adjusted Gross Rental Revenue received in the previous month.

          Distributions

          The Rental Manager will distribute to the Unit Owners by check the balance of Adjusted Gross Rental Revenue for the preceding month remaining after payment of the Interior Maintenance Fund amount and the Management Fee on or about the 20th day of each month. The Rental Manager reserves the right to deduct for other costs or expenses incurred by the Rental Manager with respect to the Unit, including without limitation, unpaid taxes, assessments, judgments, deficiencies in the amount available from the Interior Maintenance Fund for the repair, replacement and maintenance of the Units, Annual Licensing Fees, and other charges payable by the Unit Owner or guests for use of services or the purchase of goods while in residence in the Unit.


          Reports to Unit Owners

          Under the Rental Program Agreement, the Rental Manager will provide to Unit Owners each month a statement of revenues derived from the rental of their Units and the amount deducted from the gross revenues in arriving at the Adjusted Gross Rental Revenues. In addition, the Rental Manager will provide each Unit Owner with information by January 31 of each year for purposes of preparing their tax returns. The Rental Manager will also provide Unit Owners with an annual statement of income and expenses charged to the Interior Maintenance Fund and any other expenditures made for the maintenance, repair or replacement of the Unit Owners's Unit and its contents.


          Indemnification

          The Rental Program Agreement provides that the Unit Owner will indemnify the Rental Manager and the Resort Operator against losses or damages resulting from its performance under the Rental Program Agreement, including claims arising out of neglect or misconduct by the Unit Owner or the Unit Owner's guests and for damage to any person or property.


          Administrative Fee

            The Rental Program Agreement provides for the payment of a one-time administrative fee at the closing of the purchase of a Unit of $500 to defray the cost of the computerized rental and income tax reporting systems, administrative expenses related to initial set-up and management of the computer system, and set-up of the telephone systems.


          Other Provisions

          The Rental Program Agreement contains provisions regarding insurance, assignment of a Unit, electronic services, pest control and certain other matters.


Sale of a Unit by Unit Owner

          There are certain conditions that must be satisfied in connection with the sale of a Unit by a Unit Owner. Prior to entering into an agreement for the sale of a Unit, the Unit Owner must provide the proposed purchaser with a copy of the Rental Program Agreement and must notify the Rental Manager within five days after putting the Unit up for sale and must also notify the Rental Manager of the proposed conveyance ten days in advance of closing. In addition, the selling Unit Owner must pay a fee of $5,000 which will increase annually by 4% beginning on November 1, 2000.

          Under the Condominium Declaration, a Unit Owner who enters into an agreement to sell the Unit Owner's Unit must within ten days after the execution of the sale agreement furnish to the Association written notice of the name of the proposed purchaser, together with a copy of the purchase agreement. The

Association must approve or disapprove the proposed purchaser within 20 business days after receipt of notice. If the Association disapproves the purchase, it must within 30 days after the Association received notice of the proposed sale, furnish the Unit Owner with an approved purchaser who will purchase the Unit Owner's Unit on terms as favorable to the Unit Owner as the terms set forth in the notice to the Association. If the Association fails to furnish a substitute purchaser, the Unit Owner may sell the Unit to the originally proposed purchaser.


Resort Management Agreement

          The Company has entered into the Resort Management Agreement with the Resort Operator pursuant to which the Resort Operator has agreed to manage the Resort and perform the Company's obligations under the Rental Program Agreement for a five-year terming ending March __, 2004, subject to earlier termination under certain circumstances, including termination by the Resort Operator if at least __ Units are not completed on or before _____.


          Compensation

          The Rental Manager will pay to the Resort Operator each month in arrears a management fee equal to the sum of (1) 2.5% of Total Non-Golf Revenues (as defined in the Resort Management Agreement) plus (2) 0.5% of Total Net Golf Revenues (as defined in the Resort Management Agreement), subject to a guaranteed minimum monthly payment of $7,500 commencing on the later of (x) the first anniversary of the commencement of the Resort Management Agreement and (y) the date on which all the Units have been completed. In addition, the Rental Manager will pay the Resort Operator an incentive fee. The Rental Manager will also be paid a monthly fee of $____ for provision of its centralized accounting services.


          Beach Access

          The Resort Management Agreement provides that so long as the Rental Manager is not in default under the Agreement, the Resort Operator will permit Unit Owners and their guests to use the beach at the Resort Operator's Radisson
- Marco Island resort without charge. The costs of such access, including transportation to the beach, will be absorbed by the Rental Manager as an Operating Expense under the Resort Management Agreement.


            SUMMARY OF CONDOMINIUM DECLARATION AND RELATED DOCUMENTS

          As described elsewhere in this Prospectus, the Resort is a part of the Lely Resort. Each Unit is also subject to the Declaration of General Covenants, Conditions and Restrictions for Lely Resort (the "Community Declaration") and the Neighborhood Declaration (as defined in the Condominium Declaration), as well as the Condominium Declaration, the Association Articles and the Association By-laws (collectively, the "Documents"). The Documents impose certain covenants, conditions and restrictions on the Units and Unit Owners. The following discussion of these Documents is a summary of the material terms of these Documents but does not purport to be complete and is qualified in its entirety by reference to such Documents, which are included as Annex F to this Prospectus.


The Community Declaration

          The Community Declaration sets out the initial protective covenants running with the land that created the project known as Lely Resort, and creates general easements over the Lely Resort property allowing it to function as a community. It describes the plan of development for Lely Resort, including the maintenance responsibility of the Community Association for community Common Areas, and sets forth provisions for establishing Neighborhoods within Lely Resort with individual homeowner or condominium associations operating the Neighborhoods under the auspices of the Community Association. The Community Declaration also set forth the rights of Members of the Community Association, whether or not such Members live within an area designated as a Neighborhood, and provides for the representation of Members in the Community Association. The Community Declaration further creates assessment and lien rights for the Community Association against units within Lely Resort. It also generally provides for use restrictions, some functional, such as requirements for Community Association approval for any modification to the water management system, and some aesthetic, such as the requirement for Community Association approval for any change in the exterior colors of residences.

The Community Articles

[To be completed]

The Community By-Laws

[To be completed]

The Neighborhood Declaration

          The Neighborhood Declaration designates the Resort as a Neighborhood under the provisions of the Community Declaration.


Condominium Declaration

          The Condominium Declaration describes the phases of the condominium development, including the Resort Units and the commercial Units. The Condominium Declaration also describes and sets forth the rights of Unit Owners with respect to common elements, provides for voting rights with respect to the Units and sets forth the plan for development of the condominium Units and common elements and amenities to be owned by the Unit Owners. Generally, the Condominium Declaration sets forth provisions regarding insurance requirements, condemnation and casualty occurrences and certain other events affecting the condominium Units generally. Among other things, the Condominium Declaration provides for occupancy and use restrictions, sets forth the rights of Unit Owners to use the Golf Courses, provides for assignment of Units and sets forth restrictions on signs, pets, clotheslines, litter and other external and aesthetic aspects of the Resort. We provide additional information about the Condominium Declaration under the captions "Voting Rights", "Meetings", "Board of Directors" and "Insurance".


The Association

          The Association will be formed as a Florida non-profit corporation to perform various management and supervision functions at the Condominium on behalf of the Unit Owners pursuant to the Condominium Declaration. The Condominium Declaration, established by the Company as Developer, is recorded against title to the Unit and the common elements of the Condominium. A Unit Owner automatically becomes a member of the Association. Membership in the Association may not be transferred or retained separately from any Unit.

          The Association will supervise and assure the performance of all appropriate maintenance, management, repair, and administration of the common elements of the Condominium. Operation of the rental aspects of the Resort will be the responsibility of the Resort Operator and Rental Manager, pursuant to the terms of the Resort Management Agreement and the Rental Program Agreement.


          Voting Rights

          All voting rights are vested exclusively in the members of the Association. The Association Articles and the Condominium Declaration provide that there will be a period of control of the Board of Directors of the Association by the Company until the earliest to occur of the following:

          Unit Owners will elect 1/3 of the directors after the Company sells 15% of the Total Condominium Units (as defined in the Association Articles). Unit Owners will elect a majority of the directors after the earliest to occur of the following:

         (1) Three years after 50% of all Units which are to be conveyed have been conveyed;

         (2) Three months after 90% of all Units which are to be conveyed have been conveyed;

         (3) When all Units that are to be conveyed are completed, some are sold and no Units are being offered for general sale;

         (4) When some of the Units have been conveyed and no other Units are being constructed or offered for general sale; or

         (5)      Seven years after recordation of the Condominium Declaration.

          The Company may elect at least one director as long as it is offering for general sale at least 5% of the Units.

          Directors will have a two-year staggered term of office once control of the Board is transferred to the Unit Owners. There will be a minimum of three directors.

          Board members and officers appointed by the Company while in control are not required to be Unit Owners. Each Unit Owner will be entitled to cast one vote for each Unit owned by such Owner in all meetings of the members of the Association. However, the voting rights of a Unit Owner may be suspended if a Unit Owner fails to pay any assessments or other amounts due the Association within 15 days after such payment is due or if any Unit Owner violates any other provision of the Condominium Declaration or other documents pertaining to the Condominium and such violation is not cured within 15 days after notice to the owner. Only a single vote may be cast for each Unit, regardless of how title is held. If a Unit is owned by more than one person and the Unit Owners are unable to agree among themselves as to how their vote or votes shall be cast, they will lose their right to vote on the matter in question.

          Under the Condominium Declaration, a special assessment exceeding $50,000 may be levied only upon an affirmative vote of two-thirds of the Unit Owners entitled to vote on such matters. In addition, the Condominium Declaration provides the Unit Owners with the right to vote to approve by a majority-in-interest of owners whether to finance capital improvements in the condominium by pledging future assessments. The Condominium Declaration may only be amended or modified by an affirmative vote of 67% of the owners entitled to vote thereon, except where applicable law otherwise requires or in cases involving the exercise of development rights by the Developer, eminent domain, relocation of limited common elements or boundaries between Units, subdivision of Units, or termination of the Condominium.


          Meetings

          Under the Association By-laws, meetings of the members of the Association will be held annually commencing in 2000. The purpose of the annual meeting is to hear reports of the officers, elect members of the Board of Directors and transact other appropriate business. Special meetings of the members may be called by the President or Vice President of the Association or by a majority of the Board of Directors.

          Meetings of the Board of Directors of the Association will be held annually to elect officers of the Association. Regular meetings of the Board of Directors shall be held at such time and place as determined by a majority of the Board of Directors and special meetings of the Board of Directors may be called by the Secretary at the request of one-third of the directors.

          Board of Directors; Officers

          The initial members of the Board of Directors of the Association  are:
A. Jack Solomon, Mark S. Taylor and Karen Welks. The initial officers of the Association are: President - A. Jack Solomon; Vice President - Mark S. Taylor; and Secretary and Treasurer - Karen Welks. Each of these individuals are employees of Ronto or one of its affiliates.


          Insurance

          The Association will maintain property and casualty insurance on the exterior of the buildings, common elements of the Resort and the amenities that are owned by the Unit Owners. The amount of the insurance coverage, as well as other terms of coverage will be determined by the Board of Directors in accordance with the requirements of the Condominium Declaration.



                                   THE COMPANY

Management

          The Company is a limited partnership and management of the Company is determined in accordance with the provisions of the Agreement of Limited Partnership (the "Partnership Agreement") by and among Westbrook and Ronto, as General Partners, and Westbrook Real Estate Fund II, L.P. and Westbrook Real Estate Co-Investment Partnership II, L.P. as Limited Partners. Under the terms of the Partnership Agreement, management of the Company is vested in an Executive Committee. The Executive Committee has three members, two of which are appointed by Westbrook and one of which is appointed by Ronto.

          Executive Committee

The initial members of the Executive  Committee are Jonathan H. Paul and Richard
P. Hoch, as Westbrook appointees, and A. Jack Solomon, as Ronto appointee.


                                 Occupation and
Name                                 Date Appointed                   Business Experience                     Age
Richard P. Hoch                           1998             Director-Acquisitions     of    Westbrook          38
                                                           Partners,    L.L.C.,    a   real   estate
                                                           investment   management  company,   since
                                                           February  1995.   From  January  1990  to
                                                           February  1995,  Mr. Hoch was employed by
                                                           Price  Waterhouse   L.L.P.  as  a  Senior
                                                           Manager  performing  real estate advisory
                                                           services  for pension  funds,  investment
                                                           companies,           real          estate
                                                           developers/operators       and      other
                                                           institutions.


Jonathan H. Paul                          1998            Managing Principal of Westbrook Partners,           34
                                                          L.L.C. since May 1994.  From September
                                                          1990 to May 1994 Mr. Paul was employed
                                                          by Morgan Stanley & Co., Inc. as a Senior
                                                          Associate engaged in real estate and
                                                          corporate investment banking and principal
                                                          activities.



                                                 41




                                 Occupation and
Name                                 Date Appointed                   Business Experience                     Age
A. Jack Solomon                           1998             President  of Ronto  Management,  Inc., a          [ ]
                                                           real estate  management  and  development
                                                           consulting  company,  as  well  as  other
                                                           companies in The Ronto Group of companies
                                                           since June 1995.  From ____ to June 1995,
                                                           Mr.  Solomon  served  in  various  senior
                                                           executive  capacities for The Ronto Group
                                                           of companies,  performing  administrative
                                                           and  analytical  services  in  connection
                                                           with  the  identification,   development,
                                                           construction  and marketing of commercial
                                                           and residential real estate.


          As provided under the Partnership Agreement, the Executive Committee has designated Ronto as the initial Administrative Partner. The Administrative Partner conducts the day-to-day business of the Company and performs asset management services for the Company. The Administrative Partner has the power and authority to enter into contracts and take other actions on behalf of the Company that have been authorized by the Executive Committee specifically or in the context of approval of the Company's budget. The Administrative Partner also has authority regarding matters requiring expenditures up to $5,000 or for budget items in an amount up to 5% above the amounts authorized in the budget approved by the Executive Committee, whichever is greater.


          Executive Officers

          In its capacity as Administrative Partner, Ronto has appointed the following individuals, each of whom is employed by Ronto or one of its affiliates, to act in executive capacities on behalf of the Company:



Name                          Office                        Business Experience                               Age
A. Jack Solomon               Chief Executive Officer       See above under Executive Committee               [ ]
Karen E. Welks                Secretary and Treasurer       Treasurer of Ronto Management, Inc.               40
                                                            and other companies in The Ronto
                                                            Group since December 1993
Kenneth C. Torrens            Vice President -              Vice President - Marketing/Sales of               52
                              Marketing /Sales              Ronto Management, Inc. and other
                                                            companies in The Ronto   Group  since
                                                            June 1998; from January 1997 to June
                                                            1998, Director of Sales for F.D.C.;
                                                            and from June 1996 to June 1998,
                                                            Director of Sale/Marketing for
                                                            Black Diamond Ranch.



                                                 42




                           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                           AND MANAGEMENT


Name                                                        Beneficial Ownership Interest
A. Jack Solomon                                            general partnership interest 1, 2
Ronto                                                      general partnership interest 2

Westbrook                                                  general partnership interest 3
Richard P. Hoch                                            general partnership interest 3, 4
Jonathan Paul                                              general partnership interest 3, 5
Westbrook Partners.                                        general partnership interest 3, 6



Development of the Resort

          The Company, organized in February 1998, was formed solely to design, develop, finance, construct and market the Resort. The Company will finance the construction of the Resort through third-party construction financing, internally generated equity funds and loans from its partners. The total estimated acquisition, construction, development (including funding of the obligation for a break-even cash flow for the first year), marketing costs, financing costs (including a return on internally generated funds), and overhead costs in connection with the project are estimated to be approximately $35,500,000. Actual costs may vary depending on final design, control of construction costs, the length of time to construct and market the project and unforeseen factors such as labor and material shortages. At no time will proceeds from the sale of Units be used to provide financing for the construction of the Resort. Management of the Company includes certain members of management of Ronto and Westbrook and, together with certain other officers of Ronto and its affiliates, will provide expertise in project development, finance, marketing and administration. The Company will fund any amount required to keep Association assessments under $______ during the Guarantee Period from net proceeds of the offering.

Prior Developments by The Ronto Group

          The Ronto Group of companies has developed and constructed a variety of projects, primarily in Southwest Florida, including: Royal Marco Point, a beach-front development in Hideaway Beach, Marco Island, Florida consisting of villas, cottages and mid-rise apartments; The Habitat, also in Hideaway Beach, a golf course condominium; Key Marco in Marco Island, Florida, a development of single-family lots; Independence Bay in Deerfield Beach, Florida, a land development and construction program consisting of single family villas and garden apartments; Silver Lake in Boynton Beach, Florida, a single-family home subdivision; The Gates of Hillsboro in Deerfield Beach, Florida, a single family home subdivision involving both land development and home building; The
Crestview at Heritage Greens in Naples, Florida, a community development consisting of coach homes and luxury villas; and The Shores at Gulf Harbour in Naples, Florida, mid-rise luxury condominiums and coach homes.

--------

1 Mr. Solomon owns a class of stock of Ronto that provides him with 75.5% of the total voting power of Ronto and may be deemed an indirect beneficial owner of the general partnership interest of Ronto in the Company.

                   [Footnotes describing direct and indirect beneficial ownership interest to be added]

                         DETERMINATION OF PURCHASE PRICE

          The initial purchase price of the Units has been determined by the Company solely on the basis of its subjective evaluation of marketing considerations. No independent valuations have been obtained for purposes of determining the value of the Units. The Company may increase or lower the purchase price in response to market conditions and demand based on configuration, view or location within the Condominium. Adjustments could be applied in different amounts to the same type of Units based on location and may not be uniformally applied to all Units of the same type. The price of a Unit cannot be changed once a purchase contract has been executed for such Unit. There can be no assurance that Units can be resold at or in excess of the purchase price. No organized market for the trading of Units is expected to develop as a result of this Offering. Units may only be offered for resale personally or through securities broker-dealers that satisfy applicable Florida real estate sale requirements.


                                 USE OF PROCEEDS

          Assuming that the maximum number of Units offered hereby are sold at the highest price in the proposed range of prices for each Unit category, the gross proceeds from the sale of Units will be approximately $38,000,000 million exclusive of offering expenses estimated at $_________. All of the net proceeds of this offering will be paid to the Company except for amounts paid in addition to the purchase price for closing costs that are payable to third parties and for the amount paid to fund the Association reserve. None of the net proceeds representing the purchase price of the Units will be available to fund operations of the Resort. The total revenue less the total estimated costs of $35,500,000 represent the Company's pre-tax profit and are available to pay management fees to Ronto, distributions to the Company's general partners and affiliated entities, and income taxes.


                              PLAN OF DISTRIBUTION

          The Units are being offered directly by the Company through its employees. Neither the Company nor these employees are licensed as broker-dealers under the Securities Exchange Act of 1934, as amended. The Company has filed an application for registration as an issuer-dealer under the laws of the State of Florida and its employees participating in the sale of Units have filed applications for registration as sales associates under Florida law. These employees will not be specially compensated for serving as sales agents in connection with the offer and sale of the Units. The Company will pay finders fees to real estate brokers in connection with the offering of the Units.


                                 HOW TO PURCHASE

          To purchase a Unit, you must execute a purchase contract in the form appearing in Annex F and agree to be bound by its terms. All purchase contracts are subject to the review, approval and acceptance by the Company, whose decision shall be final. Upon acceptance, you must pay a down payment of 10% of the purchase price for your Unit following acceptance by the Company (or after effectiveness of the registration statement, at signing of the purchase contract. An additional deposit of 10% of the purchase price must be paid within 10 days after the issuance of a certificate of occupancy. Checks must be made payable to "Ruden, McClosky, Smith, Schuster & Russell, P.A., Escrow Account."

          Under Florida condominium law a purchaser of Units will have the right to rescind the purchase for a 15-day period commencing on the last to occur of the date of execution of the purchase contract, the date the purchaser receives all documents required by law and the date the purchaser receives any amendment to a document previously received.

          Funds deposited as down payments will be held by Ruden, McClosky, Smith, Schuster & Russell, P.A., as escrow agent (the "Escrow Agent"), in an interest-bearing escrow account for your benefit until closing of your Unit when these funds will be released to the Company. In the event your Unit is not completed or the Company rejects your purchase contract, all funds held in escrow, together with accrued interest thereon, will be refunded. Amounts held in escrow are non-refundable if you breach the purchase contract.

          Upon completion of your Unit, you will be required to pay to the closing agent the balance of the purchase price and closing costs of 1.25% of the purchase price, the cost of recording the deed, prorated amounts and other costs. See Annex G for estimated amounts. Upon payment of the balance of the purchase price, the closing agent will record a deed to you from the Company and the Escrow Agent will disburse the purchase proceeds to the Company, net of all closing costs. The closing agent will also record the lien securing any loan that you may obtain to finance the Unit. The Rental Program Agreement will be recorded prior to any mortgage or other lien on the Unit.

          You may procure financing from any available source and will be required to qualify for financing based on the requirements of the particular lender. The Company may, but is not obligated to, refer you to a source of financing. All financing costs will be your obligation if you elect to finance the purchase of your Unit.


                           CERTAIN FEDERAL TAX ASPECTS

          Set forth below is a summary of the material federal income tax considerations related to the offering, but does not address all tax considerations that may apply to a particular owner. This summary of the tax aspects is based on the Internal Revenue Code of 1986, as amended (the "Code"), on existing Treasury Department regulations ("Regulations"), and on administrative rulings and judicial decisions interpreting the Code. Legislative amendments, administrative changes and judicial decisions could modify or change completely statements and opinions expressed below about the federal income tax consequences of the purchase and rental of a Unit. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of a Unit Owner's individual return.

          The following summary of tax aspects generally assumes that the investor is an individual and is a United States citizen or resident. The following discussion is only a summary and is limited to those areas of federal income tax law that are considered to be most important to individual investors owning interests in the Units. Although the Rental Manager will furnish the Unit Owners with such information regarding the Units as is required for income tax purposes, each Unit Owner will be responsible for preparing and filing his own tax returns.

          Accordingly, prospective investors are urged to consult, and must depend upon, their tax advisors regarding their individual circumstances (especially if the prospective investor is not an individual) and the federal, state, local and other tax consequences arising out of their participation as Unit Owners.


Tax Consequences to Unit Owners of Rental of Units

General

          Each Unit Owner will be required to report his rental income with respect to his Unit on his individual return. The extent to which a Unit Owner may deduct his or her Unit's expenses will depend upon: (1) whether the rental activity engaged in is with the intent of making a profit (Code Section 183);
(2) whether the Unit constitutes a "dwelling unit" (Code Section 280A); (3) whether the rental activity is a "passive activity" (Code Section 469); (4) whether the taxpayer is "at risk" with respect to the activity (Code Section
465); and (5) the limitations on interest deductions. Additional provisions of the Code may also limit a specific taxpayer's deductions. Moreover, to the extent that a Unit Owner's share of losses exceeds the basis of his Unit, such excess losses cannot be utilized in that year by that Unit Owner for any purpose, but are suspended and allowed as a deduction (subject to the limitations described above) when the Unit Owner's adjusted basis for his Unit at the end of any year exceeds zero (before reduction by the suspended loss).


Section 183

          Section 183 of the Code provides that, in the case of an activity engaged in by an individual or an S corporation, certain deductions attributable to such activity will be limited to the gross income generated by such activity if the activity is not engaged in for profit. Losses disallowed under Section 183 are not merely suspended but are permanently denied. The Regulations under
Section 183 provide a three-tier system of permitted deductions up to a maximum of the gross income from the activity. The Regulations also provide rules for allocation of expenses to the specific tiers.

          Section 1.183-2 of the Regulations provides that all facts and circumstances are to be taken into account and no one factor or combination of factors is determinative. The Regulations list nine factors that will generally be considered, but caution that other factors may also be relevant. Because the presence or absence of a profit objective is in part a factual issue which depends upon the individual circumstances of each Unit Owner, it is impossible to presently predict with accuracy whether a particular Unit Owner will be able to establish that he or she has a profit objective.

          Section 183 creates a presumption in favor of the determination that the activity is engaged in for profit if a profit (without regard to operating loss carryforwards) is realized in three out of five consecutive years. To allow the presumption to work, a Unit Owner is given an election to postpone the determination of whether the presumption applies until the end of the fourth taxable year following the taxable year in which he first purchased his Unit and engaged in rental activity. A Unit Owner should consider making an election as prescribed in the Regulations to preserve the ability to take advantage of this presumption and the delay in determining its application. A Unit Owner should note that the Company makes no assurances or representations concerning whether a Unit Owner can expect a profit from the rental of a Unit within four years.


Section 280A

          The Section 280A home business expense disallowance rule applies to any "dwelling unit" used by the taxpayer as a residence. For these purposes, "taxpayers" include individuals, partnerships, trusts, estates, and S corporations. Section 280A does not apply to a C corporation, except in its capacity as a member of a partnership or S corporation or as a beneficiary of a trust or estate. A "dwelling unit" includes a house, apartment, condominium, mobile home, boat or other similar property that provides basic living accommodations. The Regulations provide an objective standard for determining whether a taxpayer's use of a dwelling unit causes it to be considered a residence.


          The Code and Regulations impose a gross income limitation upon deductions for any owner whose Unit is used by the Unit Owner for personal use for a number of days during a taxable year which exceeds the greater of (i) 14 days, or (ii) 10% of the number of days during the year for which the Unit is rented for fair value. Personal use includes use by the taxpayer, use by the taxpayer's family, use by an individual pursuant to a reciprocal arrangement that permits the taxpayer use of another Unit, days on which the Unit is rented for less than fair rental, use by other Unit Owners in a time sharing arrangement or use by the taxpayer of other Units in the rental arrangement, and use of the Unit as a result of a charitable donation by the taxpayer. If a Unit Owner's use exceeds the greater of (i) 14 days or (ii) 10% of the number of days during the year for which the Unit is rented for fair value, the Section 280A gross income limitation will apply and a Unit Owner's use of the available deductions from the rental of a Unit will be limited to the expenses incurred by a Unit Owner in connection with the rental of the Unit Owner's Unit. If a Unit Owner escapes the Code Section 280A limitation, the availability of deductions is determined by the Hobby Loss rules of Code Section 183, above.

          Section 280A also establishes an expense allocation fraction to be used in apportioning deductions between personal and business use of a property to which Section 280A applies. The expense allocation formula permits deduction of the fraction of expenses associated with the property (other than those expenses that are otherwise deductible even if a property is used for personal use such as mortgage interest and real estate taxes) of which the numerator is the number of days the property is rented at fair market value, and the denominator of which is the total of the days the property is actually used (either for business or personal use).

Income and Losses from Passive Activities

          The Code characterizes certain activities as producing either passive or portfolio income and loss. Deductions of passive activity losses incurred by an individual, estate, trust, or personal service corporation or, with modifications, certain closely held corporations, may not be used to offset non-passive activity income. In general, passive activity losses can be used only to offset passive income, not wages or portfolio income (such as dividends, interest, annuities and royalties). The passive activity rules do not apply to regular C corporations, other than personal service corporations or certain closely-held corporations. For ownership of Units by a pass-through entity, such as a partnership, S corporation, or grantor trust, the passive loss rules apply (if at all) to owners or beneficiaries, with a separate determination being made for each separate taxpayer.

          In general, a passive activity is one which: (1) is a trade or business activity in which the taxpayer does not materially participate; or (2) is a rental activity.

          Investments in rental activities generally produce passive income and loss. Rental activities are treated as passive without regard to whether they involve the conduct of trade or business or whether the taxpayer materially participates. The Regulations provide that where the actual or prospective customer's payments are principally for the use of tangible property, the activity is a rental activity, even if payments are made pursuant to a service contract or other arrangement that is not denominated as a lease. There are several exceptions provided by the Regulations to treatment as a rental activity; however, the Company does not believe that any of the exceptions apply to the rental of a Unit. Therefore, it is the Company's belief that income from the rental of a Unit will most likely be treated as passive income.

          To the extent that a Unit Owner has passive losses from other activities, he should be able to offset those passive losses against income and profits from the rental of a Unit. Losses and credits disallowed by the passive activity rules are suspended and may be carried forward and treated as losses and credits from passive activities in each successive taxable year until offset by income from passive activities or allowed against other income as a result of the complete disposition of the taxpayer's interest in that activity. When a taxpayer's entire interest in an activity is disposed of in a fully taxable transaction (other than to a related party), any remaining suspended loss incurred in connection with that specific activity is allowed in full, first against income or gain from such activity during the year of disposition, second against net income or gain from all other passive activities, and thereafter against income from all sources, including active income.


Application of At-Risk Limitations

          Generally, Code Section 465 limits losses that a taxpayer can claim in real estate and other enumerated activities to the amount that the taxpayer has at risk with respect to such activities. Losses that are disallowed in any year because of the "at-risk" limitations are carried over to succeeding years and can be used in those years to the extent that the partner's at-risk amount has increased. A taxpayer is considered at risk in any activity with respect to (i) the net amount of money and the adjusted basis of property contributed by the taxpayer to the activity, (ii) any amount with respect to the activity if the taxpayer is considered personally liable for the repayment of that amount, and
(iii) the taxpayer's proportionate share of any amount borrowed with respect to the activity of holding real property if the lender is an institutional lender or government or guaranteed by the government and the loan is secured by real property used in the activity ("qualified nonrecourse financing"). A taxpayer is not considered to be "at risk" to the extent he or she is protected against loss through nonrecourse financing, guarantees, stop loss agreements or similar agreements. A taxpayer's at-risk amount is increased by profits earned in the activity and decreased by losses occurring in the activity. In determining the amount of loss, if any, disallowed under Section 465, Sections 183 (hobby loss provisions) and 280A (limitations on personal use of Units) are applied prior to the application of Section 465, and Section 469 (passive loss rules) is applied after any limitation under Section 465 is determined.


Limitation on Interest Deductions

          The deductibility of any interest expense incurred by a Unit Owner in purchasing a Unit may be limited by the Code. Generally, investment interest may be deducted to the extent of a taxpayer's net investment income. Investment interest expense does not include any interest expense which is taken into account in determining the income or loss from a passive activity, but does include (i) interest on indebtedness incurred or continued to purchase or carry property held for investment, (ii) a partnership's interest expense attributable to portfolio income under the passive loss rules, and (iii) the portion of interest expense incurred or continued to purchase or carry an interest in a passive activity to the extent attributable to portfolio income (within the meaning of the passive loss rules). Net investment income includes gross income from property held for investment, gain attributable to the disposition of property held for investment, and amounts treated as gross portfolio income pursuant to the passive loss rules less deductible expenses (other than interest) directly connected with the production of investment income. Investment interest deductions which are disallowed may be carried forward and deducted in subsequent years to the extent of net investment income in such years.

          In addition, interest expense associated with the purchase and finance of a Unit may constitute as "qualified residence interest" if (i) a Unit Owner's personal use of a Unit exceeds the greater of 14 days or 10% of the number of days it is rented out for a fair rental in any year, (ii) the Owner elects to treat the Unit as the Unit Owner's second residence, and (iii) the loan is secured by the Unit. Note that "qualified residence interest" may only be claimed by a taxpayer with respect to his principal residence and one other residence used by the taxpayer for personal use.

          Owners who intend to finance the purchase of their Units with borrowed funds should consult their own tax advisors before borrowing such funds and should maintain careful records of any debt they incur to carry or acquire their Units, because the interest on such debt may be interest which is taken into account under Code Section 469 (passive activity rules) in computing income or loss from a passive activity, or under certain circumstances, may qualify as qualified residence interest.


Depreciation / Amortization

          Each Unit Owner will separately determine the applicable allowance for depreciation with respect to such Unit and any tangible personal property associated with such Unit for any year, subject to the limitations described above. Applicable conventions for depreciation generally require that residential rental property be depreciated on the straight-line basis over 27 1/2 years, while tangible personal property is generally depreciated over a 5-year period on an accelerated basis. Section 179 of the Code allows a taxpayer (other than trusts, estates and certain noncorporate lessors) to expense certain depreciable business assets in the year of acquisition by electing to treat the cost of new property as an expense rather than as a capital expenditure subject to depreciation. The deductions for which the election are made are allowed for the tax year in which the Section 179 property is placed in service and are in lieu of a depreciation deduction. Generally, a taxpayer may elect to expense only tangible personal property under Section 179. The deduction which may be taken under Section 179 is subject to yearly dollar limitations; the limits for 1999 and 2000 are $19,000 and $20,000, respectively.

          Depreciation deductions available to a Unit Owner may not exceed the taxable income to a Unit Owner from the rental of his Unit. Each Unit Owner should consult with his tax advisor to determine the availability of depreciation deductions based upon Unit ownership.


Sale of a Unit

          If a Unit is held solely for business purposes for more than one year by an owner who is not a dealer with respect to such Unit, gain or loss realized on the sale of such Unit generally will be considered gain or loss from the sale of a Section 1231 asset and will be so taken into account in computing the taxpayer's net Section 1231 gain or loss for the taxable year. A net Section 1231 gain generally is treated as a long-term capital gain, while a net Section 1231 loss is treated as an ordinary loss. Any gain on the sale of a Unit that is treated as "unrecaptured Section 1250 gain" (essentially, the depreciation claimed with respect to a Unit which is not required to be recaptured) will be taxed at rates that are greater than the tax rate applicable to long term capital gains. For example, the maximum rate on long term capital gains realized by an individual is 20%, while the maximum tax rate on unrecaptured Section 1250 gain is 25%. If any gain on the sale of a Unit represents recapture of depreciation of personal property, that portion of the gain will be taxable as ordinary income.

          No loss will be allowed in connection with the sale of a Unit held for personal use. Any gain realized on the sale of a Unit held for personal use will be a long-term or a short-term capital gain, depending upon whether the Unit was held for more than one year. If a Unit is held partly for personal use and partly for business use, an apportionment of the gain or loss will be required and each portion will be reported in accordance with the principles stated above.

          In the event of a Unit Owner's sale or other transfer of a Unit, the Unit Owner will report all income, gain, loss, deduction or credit only for the time period that he owned the Unit.


Possible Changes in Federal Tax Laws

          The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in Regulations and by the Service through its audit policy, announcements, and published and private rulings. Such changes may be retroactive. Accordingly, the ultimate effect on an owner's tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be. Although significant changes historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in a Unit would be limited to prospective effect.


Investment by Foreign Persons

          The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign investors ("foreign persons") are complex, and no attempt has been made herein to discuss such rules. Potential investors that are foreign persons should consult with their tax advisors to fully determine the impact on them of United States federal, state and local income tax laws.

          It should be noted, however, that there is imposed a withholding requirement on distributions of rental income and dispositions of a United States real property interest, which includes United States real estate and interests in entities, such as partnerships, holding United States real estate. Therefore, distributions of rental income and disposition of the property or disposition of a Unit will give rise to a withholding requirement.


Corporate Investors

          The tax consequences of ownership of a Unit by a corporation may differ significantly from the tax rates applicable to individuals. Code Section 183 (the hobby loss rules) does not apply to corporate owners. Code Section 280A (limitations on personal use of Units) does not apply to corporations that are not electing S corporations. Code Section 469 (the passive loss rules) applies only to certain closely held C corporations and personal service corporations. However, deduction of expenses associated with the acquisition and ownership of a Unit by a corporation may be disallowed or restricted under other Code sections. Corporations that purchase Units should consult their own tax advisor regarding the application of Section 274 of the Code, which prohibits the deduction of certain expenses incurred with respect to facilities used for entertainment, amusement or recreation. There are numerous issues involved in corporate ownership, and corporations should obtain tax advice from their own counsel before purchasing a Unit.


State and Local Taxes

          Presently, Florida imposes no state income taxes on individuals, partnerships, or limited liability companies treated as partnerships under Federal law, but it does impose an income tax on all corporations (regardless of where incorporated) at the rate of 5.5% on the net income deemed to be earned in Florida. For this purpose, corporate Unit Owners would be liable for Florida income tax on their taxable income from the rental of their Units.

          A Unit Owners' taxable income (or loss) from the rental of their Units may have to be included in determining their reportable income for state or local tax purposes in the jurisdiction in which they are residents or are domiciled. However, such state and local income taxes will normally be deductible for federal income tax purposes. Depending upon the applicable state and local laws, tax benefits which are available to Unit Owners for federal income tax purposes may not be available for state or local income tax purposes.

          Because the state and local income tax liabilities will vary with the facts of each Unit Owner's particular circumstances, prospective Unit Owners are urged to consult with their own tax advisers regarding the states and local income tax consequences of ownership and rental of their Unit.



                                  LEGAL MATTERS

          Ruden McClosky Smith Schuster & Russell, P.A. will pass upon the validity of the offering of Units for the Company. Prospective owners should not consider Ruden McClosky Smith Schuster & Russell, P.A. to be their legal counsel with respect to this Offering or any other related matter and are strongly encouraged to seek the advice of qualified and independent legal counsel with respect to entering any of the agreements or contracts contemplated by this Offering and any other related matters, including the tax implications of the purchase of a Unit. No opinion shall be rendered as to the tax consequences of the purchase or ownership of a Unit.


                                     EXPERTS

          The balance sheet of the Company dated as of December 31, 1998 appearing in this Prospectus and Registration Statement has been audited by Arthur Anderson LLP, independent auditors, as set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                      OTHER

          The table on page ___ setting forth the historical performance of the competitive resort supply has been obtained for the Company by Landauer. Landauer has expressed no opinion on the information presented and has neither provided any analysis with respect thereto nor conducted any audit or other procedure to independently verify the information. The conclusions contained in this Prospectus regarding the information presented are those of the Company. Landauer are not affiliated with the Company or associated in any way with this offering.


                              USE OF SALES MATERIAL

          Sales materials may be used in connection with this Offering only when accompanied or preceded by the delivery of this Prospectus. Such sales materials may include a booklet, slides, films, video, disk "fact" sheets, articles, publications, and brochures describing the offering, and the Resort. Units may be offered only by means of the Prospectus.


                             ADDITIONAL INFORMATION

          This Prospectus may be supplemented or amended. For further information with respect to the Units offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete. Please obtain and review the actual agreement for further information. The Registration Statement, together with exhibits thereto, may be inspected at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, without charge and copies of the material contained therein may be obtained at prescribed rates from the Commission's public reference facilities in Washington, D.C. The Commission also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov. The Company has filed a registration statement which includes this Prospectus with the Securities and Exchange Commission. This registration statement contains information not included in the Prospectus, including copies of most of the agreements described in the Prospectus.

          We cannot accept your offer to buy a Unit until the SEC declares the registration statement effective or at any time when the SEC has suspended the effectiveness of the registration statement. Moreover, we cannot offer or sell the Units in any state until the offer is registered or qualified under the laws of that state. Units may only be offered by Prospectus.

                                   PROJECTIONS


                              Index to Projections



Document                                                   Page
--------                                                   ----

                              FINANCIAL STATEMENTS


                                           Index to Financial Statements



Document                                                   Page
Report of Independent Certified Public Accountants
                                                           F-2
Balance Sheet as at December 31, 1998                      F-3
Statement of Expenses for the period from inception        F-4
through December 31, 1998
Statement of Changes in Partners' Capital for the          F-5
period from inception through December 31, 1998
Statement of Cash Flows for the period from inception      F-6
through December 31, 1998
Notes to Financial Statements                              F-7

================================================================================
                    TABLE OF CONTENTS

                                                     Page
                                                     ----
Questions and Answers....................................
Summary..................................................
Risk Factors.............................................
The Resort...............................................
The Golf Courses.........................................
The Lely Resort..........................................
The Resort Industry......................................
Projected Performance
   of the Resort.........................................
The Resort Operator......................................
Management of the Resort.................................
Summary of Condominium
   Declaration and Related
   Documents.............................................
Prior Developments of Ronto..............................
Determination of Purchase Price..........................
Use of Proceeds..........................................
Plan of Distribution.....................................
How to Purchase..........................................
Certain Federal and State
   Income Tax Aspects....................................
Legal Matters............................................
Experts..................................................
Other....................................................
Sales Materials..........................................
Financial Statements..................................F-1
Projections...........................................P-1
Annexes...............................................A-1


     Until __________, 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
================================================================================

                          200 Resort Condominium Units
                            Coupled with a Mandatory
                            Rental Program Agreement




                                   ----------
                                   PROSPECTUS
                                   ----------



                           [To Be Determined] Resort
                             and Golf Club of Naples

                              ______________, 1999

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following is an itemization of the anticipated cost to the Trust in connection with the issuance and distribution of the securities to be registered. All amounts, other than the registration fee, are estimates.

Legal:                                          $ *
Advertising, Printing & Promotion Expenses:     $ *
Accounting:                                     $ *
Registration Fees:                              $10,564
                                                 ------
                                                $ *

* To be added by amendment

ITEM 32.  SALES TO SPECIAL PARTIES

          There is no person or class of persons to whom any securities have been sold within the past six months, or are to be sold, by the registrant or security holder for whose account any of the securities being registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration, except as follows:


ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

          No sales of unregistered securities have been made, other than the issuance of limited partnership interests to certain affiliates of one of the general partners of the Company at the time of organization of the Company, which issuances are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.


ITEM 34.  INDEMNIFICATION OF EXECUTIVE COMMITTEE MEMBERS AND
                    ADMINISTRATIVE PARTNER

          The governing provisions of the Partnership provide nonliability of and indemnification to the Executive Committee members and Administrative Partner except for (i) acts not reasonably believed by the acting Partner to be in the best interest of the Partnership and within the scope of authority conferred on such Partner; (ii) fraud, bad faith, willful misconduct or gross negligence; (iii) the breach by the Partnership of any of its representations or warranties made under any purchase, loan or other agreement entered into connection with the acquisition of the Partnership Property, which breach was the result of information or matters relating to such Partner; or (iv) any liability imposed by Securities Act of 1933. The Partnership currently provides no insurance coverage for the errors or omissions of Executive Committee members or the Administrative Partner or the officers or directors of the corporate general partner of the members of the general partner that is a limited liability company.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, Lely Golf Villas I Limited Partnership has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.


ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

          Assuming that the maximum number Units offered hereby are sold at the highest price in the proposed range of prices for each Unit category, the gross proceeds from the sale of Units will be approximately $38,000,000 exclusive of offering expenses estimated at $ . All of the net proceeds of this offering will be paid to the Company except for amounts paid in addition to the purchase price for closing costs that are payable to third parties and for the amount paid to fund the Association reserve. None of the net proceeds representing the purchase price of the Units will be available to fund operations of the Resort. The total revenue less the total estimated costs of $35,500 represent the Company's pre-tax profit and are available to pay management fees to Ronto, distributions to the general partners and their affiliated entities and income taxes. The Company will deliver the Units and the amenities comprising the Resort free and clear of any and all liens.


ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

a) List of all financial statements filed as part of this registration statement

          1. Financial Statements of Lely Golf Villas I Limited Partnership at and for the period ended December 31, 1998, audited by Arthur Anderson, L.L.P., Independent Certified Public Accountants

b)  Exhibit Index

Exhibit No.                Description
-----------                -----------

3.1                 Agreement of Limited Partnership

3.2                 Certificate of Limited Partnership

5.1                 Opinion of Ruden, McClosky, Smith, Schuster & Russell, P.A.

10.1                Rental Program Agreement

10.2                Assignment and Assumption Agreement

10.3                Real Estate Sales Agreement

10.4                Leasehold Mortgage and Security Agreement

10.5                Mortgage and Security Agreement

10.6                License Agreement

10.7                Use and Access Agreement for Lely Golf Villas

10.8                Declaration  of  Condominium  of Fala Bella  Resort and Golf
                    Club Naples

10.9 Articles of Incorporation of the Fala Bella Resort and Golf Club Naples Condominium Association, Inc.

10.10 Bylaws of the Fala Bella Resort and Golf Club Naples Condominium Association, Inc.

10.11               Development Agreement

10.12               Resort Management Agreement

23.1                Consent of Arthur Anderson, L.L.P.

23.2                Consent of Ruden, McClosky, Smith, Schuster & Russell, P.A.

23.3                Consent of Landauer Hospitality Group, Inc.

24.1                Power of Attorney


ITEM 37           UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida on March 5, 1999.


                            LELY GOLF VILLAS I LIMITED PARTNERSHIP
                            (Registrant)

                            RONTO GOLF DEVELOPMENTS,
                            INC., a general partner


                             By:   /s/ A. Jack Solomon
                                   -------------------
                                   A. JACK SOLOMON
                                   Chief Executive Officer and
                                   Director of Ronto Golf Developments, Inc., a
                                   General Partner, and member of registrant's
                                   Executive Committee


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                                   Date
---------                 -----                                   ----

                         Chief Executive Officer and Director     March 5, 1999
                         of Ronto Golf Developments, Inc., a
                         General Partner, and member of
/s/A. Jack Solomon       registrant's Executive Committee
------------------
A. JACK SOLOMON

                         Managing Member of Westbrook Lely        March 5, 1999
                         Golf Villas I, L.L.C., a General Partner,
                         and member of registrant's
/s/ Richard P. Hoch      Executive Committee
-------------------
RICHARD P. HOCH



                         Managing Member of Westbrook Lely         March 5, 1999
                         Golf Villas I, L.L.C., a General Partner,
                         and member of registrant's
                         Executive Committee
-----------------
JONATHAN PAUL


                                  Exhibit Index


Exhibit No.                                              Description                                         Page
-----------                                              -----------                                         ----
3.1                   Agreement of Limited Partnership                                                       68
3.2                   Certificate of Limited Partnership                                                      *
5.1                   Opinion of Ruden, McClosky, Smith, Schuster & Russell, P.A.                             *
10.1                  Rental Program Agreement                                                                *
10.2                  Assignment and Assumption Agreement                                                     *
10.3                  Real Estate Sales Agreement                                                             *
10.4                  Leasehold Mortgage and Security Agreement                                               *
10.5                  Mortgage and Security Agreement                                                         *
10.6                  License Agreement                                                                       *
10.7                  Use and Access Agreement for Lely Golf Villas                                           *
10.8                  Declaration of Condominium of Fala Bella Resort and Golf Club                           *
                      Naples
10.9                  Articles of Incorporation of Fala Bella Resort and Golf Club                            *
                      Naples Condominium Association, Inc.
10.10                 Bylaws of Fala Bella Resort and Golf Club Naples                                        *
                      Condominium Association, Inc.
10.11                 Development Agreement                                                                   *
10.12                 Resort Management Agreement                                                             *
23.1                  Consent of Arthur Anderson, Certified Public Accountants                                *
23.2                  Consent of Ruden, McClosky, Smith, Schuster & Russell, P.A.                             *
23.3                  Consent of Landauer Hospitality Group, Inc.                                             *
24.1                  Power of Attorney                                                                       *



*   To be filed by amendment

                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                     LELY GOLF VILLAS I LIMITED PARTNERSHIP



                           Dated as of March __, 1998

       I. DEFINED TERMS.................................................1
   1.01   Defined Terms.................................................1
   1.02   Other Defined Terms..........................................11

       II. ORGANIZATION................................................11
   2.01   Formation....................................................11
   2.02   Name and Principal Place of Business.........................13
   2.03   Term.........................................................13
   2.04   Registered Agent and Registered Office.......................13
   2.05   Purpose......................................................13
   2.06   Modifications to Structure...................................14

       III. CAPITAL....................................................17
   3.01   Contribution of Certain Property.............................17
   3.02   Capital Contributions........................................18
   3.03   Capital Accounts.............................................23
   3.04   No Further Capital Contributions.............................24

       IV. INTERESTS IN THE PARTNERSHIP................................24
   4.01   Percentage Interests.........................................24
   4.02   Return of Capital............................................24
   4.03   Ownership....................................................24
   4.04   Waiver of Partition; Nature of Interests
       in the Partnership..............................................24

       V. ALLOCATIONS AND DISTRIBUTIONS................................25
   5.01   Allocations..................................................25
   5.02   Compliance with Section 704(b)...............................26
   5.03   Payment of Certain Obligations...............................27
   5.04   Distributions................................................28
   5.05   Distributions in Liquidation.................................30
   5.06   Tax Matters..................................................30
   5.07   Tax Matters Partner..........................................31
   5.08   Section 704(c)...............................................31

       VI. MANAGEMENT..................................................31
   6.01   Management...................................................31
   6.02   Members of the Executive Committee...........................37
   6.03   Administrative Partner.......................................38
   6.04   Services and Fees............................................42
   6.05   Duties and Conflicts.........................................43
   6.06   Partnership Expenses.........................................44

       VII. SALE AND DEFAULT BUY-SELL PROVISIONS.......................44


                                       (i)

    7.01  First Offer..................................................44
    7.02  Sale of Property.............................................46
    7.03  Default Buy-Sell.............................................47
    7.04  Termination of Other Agreements..............................49
    7.05  Power of Attorney............................................49

VIII.  BOOKS AND RECORDS...............................................50
    8.01  Books and Records............................................50
    8.02  Accounting and Fiscal Year...................................50
    8.03  Reports......................................................51
    8.04  The Partnership Accountant...................................53
    8.05  Reserves.....................................................53
    8.06  The Budget and Operating Plan................................54

IX.  TRANSFER OF PARTNERSHIP INTERESTS.................................55
    9.01  No Transfer..................................................55
    9.02  Permitted Transfers..........................................55
    9.03  Transferees..................................................57
    9.04  Section 754 Election.........................................58

X.  EXCULPATION AND INDEMNIFICATION....................................58
    10.01 Exculpation..................................................58
    10.02 Indemnification..............................................58

XI.  TERMINATION.......................................................60
     11.01     Dissolution.............................................60
     11.02     Termination.............................................61
     11.03     Liquidating Partner.....................................62

XII.  DEFAULT BY PARTNER...............................................63
     12.01     Events of Default.......................................63
     12.02     Effect of Event of Default..............................63

XIII.  MISCELLANEOUS...................................................64
     13.01     Representations and Warranties of
                    the Partners.......................................64
     13.02     Further Assurances......................................65
     13.03     Notices.................................................65
     13.04     Governing Law...........................................66
     13.05     Attorney Fees...........................................66
     13.06     Captions................................................67
     13.07     Pronouns................................................67
     13.08     Successors and Assigns..................................67
     13.09     Extension Not a Waiver..................................67
     13.10     Creditors Not Benefited.................................67


                                      (ii)

   13.11       Recalculation of Interest...............................67
   13.12       Severability............................................68
   13.13       Entire Agreement........................................68
   13.14       Publicity...............................................68
   13.15       Counterparts............................................68
   13.16       Confidentiality.........................................69
   13.17       Venue...................................................70
   13.18       Waiver of Jury Trial....................................70


                                      (iii)

                        AGREEMENT OF LIMITED PARTNERSHIP

           THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is made and entered into as of March __, 1998 by and among Westbrook Lely Golf Villas I, L.L.C. (the "Westbrook General Partner"), a Delaware limited liability company and an Affiliate of Westbrook Real Estate Fund II, L.P. ("Westbrook"), a Delaware limited partnership, and Ronto Golf Developments, Inc. ("Ronto"), a Florida corporation, as the general partners (the Westbrook General Partner and Ronto are sometimes referred to herein individually as a "General Partner" and collectively as the "General Partners"); and Westbrook and Westbrook Real Estate Co-Investment Partnership II, L.P. ("WRECIP"), a Delaware limited partnership, as the limited partners (Westbrook and WRECIP are sometimes referred to herein individually as a "Limited Partner" and collectively as the "Limited Partners")(the General Partners and the Limited Partners are sometimes collectively referred to herein as the "Partners").

           WHEREAS, the Partnership (as hereinafter defined) was formed by the General Partners pursuant to a Certificate of Limited Partnership of Lely Golf Villas I Limited Partnership, dated as of February 12, 1998, and filed with the Secretary of State of the State of Delaware on February 12, 1998;

           NOW, THEREFORE, the Partners hereby agree as follows:

33.    DEFINED TERMS

                  a.       Defined  Terms.  As  used  in  this  Agreement,   the
                           following terms have the meanings set forth below:

                  "AAA"    has the meaning set forth in Section 2.06(b).

                  "Additional Capital Contribution" has the meaning set forth in
Section 3.02(g).

                  "Adjusted Capital Account Balance" means, with respect to any Partner for any period, the balance, if any, in such Partner's Capital Account as of the end of such period, after giving effect to the following adjustments:

                           (a) Credit to such  Capital  Account any amounts that
                  such Partner is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of Treasury

                  Regulation  Section  1.704-2(g)(1) and in Treasury  Regulation
                  Section 1.704-2(i); and

                           (b) Debit to such Capital Account the items described
                  in Treasury Regulation Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6).

           "Adjusted Capital Account Deficit" means, with respect to any Partner for any fiscal year, the deficit balance, if any, in such Partner's Capital Account as of the end of such fiscal year, after giving effect to the following adjustments:

                           (a) Credit to such  Capital  Account any amounts that
                  such Partner is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of Treasury Regulation Section 1.704-2(g)(1) and in Treasury Regulation
                  Section 1.704-2(i); and

                           (b) Debit to such Capital Account the items described
                  in Treasury Regulation Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6).

           "Administrative  Partner"  has  the  meaning  set  forth  in  Section
6.03(a).

           "Adverse Change" has the meaning set forth in Section 2.06(a).

           "Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with such Person, or (b) any other Person owning or controlling 10% or more of the outstanding voting interests of such Person, or (c) any officer, director, general partner or managing member of such Person, or (d) any other Person which is an officer, director, general partner, managing member or holder of 10% or more of the voting interests of any other Person described in clauses (a) through (c) of this definition.

           "Agreement" has the meaning set forth in the introductory paragraph hereof.

           "Asset Management Services" means (a) the services performed by the Administrative Partner pursuant to and as provided in this Agreement and all actions contemplated in the day-to-day management of the Partnership contemplated under the Budget and Operating Plan and (b) all other services requested from time to time by the Executive Committee.

           "Book Basis" means, with respect to any asset of the Partnership, the adjusted basis of such asset for federal income tax purposes; provided, however,
(a) if any asset is contributed to the Partnership, the initial Book Basis of such asset shall equal its fair market value on the date of contribution, and
(b) if the Capital Accounts of the Partners are adjusted pursuant to Treasury Regulation Section 1.704-1(b) to reflect the fair market value of any asset of the Partnership, the Book Basis of such asset shall be adjusted to equal its respective fair market value as of the time of such adjustment in accordance with such Treasury Regulation. The Book Basis of all assets of the Partnership shall be adjusted thereafter by depreciation as provided in Treasury Regulation
Section 1.704-l(b)(2)(iv)(g) and any other adjustment to the basis of such assets other than depreciation or amortization.

           "Budget" means the budget covering the Partnership's anticipated operations approved by the Executive Committee and in effect from time to time pursuant to Section 8.06.

           "Capital Account" means the separate account maintained for each Partner under Section 3.03.

           "Capital Call" has the meaning set forth in Section 3.02(d).

           "Capital Contribution" means, with respect to any Partner, any Initial Capital Contribution or Additional Capital Contribution made by such Partner to the Partnership pursuant to this Agreement.

           "Certificate of Limited Partnership" has the meaning set forth in Section 2.01.

           "Closing Date" has the meaning set forth in Section 7.01(b).

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Confidential Information" has the meaning set forth in
Section 13.16(a).

           "Construction   Loan"  means  the  loan  or  loans  obtained  by  the
Partnership for the Partnership to finance the construction of the Project.

           "Contributing Partners" has the meaning set forth in Section 3.02(i).

           "Default Buy-Sell Offer" has the meaning set forth in Section 7.03.

           "Default Election" has the meaning set forth in Section 7.03(b).

           "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

           "Deposit" has the meaning set forth in Section 7.01(a).

           "Development Agreement" means that certain Development Agreement of even date by and between the Partnership and Ronto.

           "Dilution Percentage" has the meaning set forth in Section 3.02(i).

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "Event of Default" has the meaning set forth in Section 12.01.

           "Executive   Committee"  means  the  committee  formed  and  operated
pursuant to Section 6.01.

           "Expenses" means, for any period, the sum of the total gross expenditures of the Partnership during such period, including (a) all cash operating expenses (including all fees, commissions, expenses and allowances paid or reimbursed to any Partner or any of its Affiliates pursuant to any property management agreement or otherwise as permitted hereunder), (b) all debt service payments of the Partnership including debt service on loans made to the Partnership by the Partners or any of their Affiliates, (c) all expenditures by the Partnership which are treated as capital expenditures (as distinguished from expense deductions) under generally accepted accounting principles, (d) all real estate taxes, personal property taxes and sales taxes, (e) all increases to the Partnership's Reserve accounts and (f) all expenditures related to any acquisition, sale, disposition, financing, refinancing or securitization of any Partnership Property; provided, however, that Expenses shall not include (i) any payment or expenditure to the extent (A) the sources or funds used for such payment or expenditure are not included in Revenues or (B) such payment or expenditure is paid out of any Partnership reserve account, or (ii) any expenditure properly attributable to the liquidation of the Partnership.

           "Expiration Offer" has the meaning set forth in Section 9.02(b).

           "First Offer Notice" has the meaning set forth in Section 7.01.

           "General Partner" means the Westbrook General Partner or Ronto, so long as each remains a general partner of the Partnership, or any other Person who is admitted as a general partner of the Partnership in accordance with this Agreement and applicable law.

           "Golf Rights" means those rights granted to the Partnership by Golf Enterprises, Inc. in that certain Use and Access Agreement for Lely Golf Villas.

           "Initial  Budget and  Operating  Plan" has the  meaning  set forth in
Section 8.06.

           "Initial Capital Contribution" means, with respect to any Partner, any capital contribution made by such Partner pursuant to Sections 3.02(a) and
(b).

           "Interest" means, with respect to any Partner at any time, the interest of such Partner in the Partnership at such time, including the right of such Partner to any and all of the benefits to which such Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement.

           "Letter of Credit Reimbursement" means an annual amount equal to 10% of the undrawn amount of any Letter of Credit provided by Westbrook in connection with any Construction Loan, compounded quarterly.

           "Limited Partner" means Westbrook or WRECIP, so long as each remains a limited partner of the Partnership, or any other Person who is admitted as a limited partner of the Partnership in accordance with this Agreement and applicable law.

           "Liquidating Partner" means the General Partner designated as such by the Executive Committee; provided, however, a General Partner that causes the dissolution of the Partnership under Section 11.01(g) or 11.01(h) shall not serve as the Liquidating Partner.

           "Loss" means, for each taxable year or other period, an amount equal to the Partnership's items of taxable deduction and loss for such year or other period, determined in accordance with Section 703(a) of the Code (including all items of loss or deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

                  (a) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures under Treasury Regulation Section 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Loss, will be considered an item of Loss;

                  (b) Loss resulting from any disposition of Partnership Property with respect to which gain or lose is recognized for federal income tax purposes will be computed by reference to the Book Basis of such property, notwithstanding that the adjusted tax basis of such property may differ from its Book Basis;

                  (c) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account depreciation for the taxable year or other period as determined in accordance with Treasury Regulation Section 1.704- 1(b)(2)(iv)(g);

                  (d) Any items of deduction and loss specially allocated pursuant to Section 5.08 shall not be considered in determining Loss; and

                  (e) Any  decrease  to  capital  accounts  as a  result  of any adjustment to the Book Basis of Partnership assets pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(f) or (g) shall constitute an item of Loss.

           "Major Decision" has the meaning set forth in Section 6.01(a).

           "Make-Up Contribution" has the meaning set forth in Section 3.02(i).

           "Necessary   Expenses"   has  the   meaning   set  forth  in  Section
6.03(b)(iii).

           "Net Cash Flow" means, for any period, the excess of (a) Revenues for such period, over (b) Expenses for such period.

           "Net Loss" means, for any period, the excess of Losses over Profits, if applicable, for such period determined without regard to any Profits or Losses allocated pursuant to Section 5.02.

           "Net Profit" means, for any period, the excess of Profits over Losses, if applicable, for such period determined without regard to any Profits or Losses allocated pursuant to Section 5.02.

           "Non-Contributing Partner" has the meaning set forth in Section 3.02(i).

           "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2.

           "Notices" has the meaning set forth in Section 13.03.

           "Offered Price" has the meaning set forth in Section 7.01.

           "Operating Plan" means the strategic and comprehensive operating plan covering the Partnership's anticipated operations approved by the Executive Committee and in effect from time to time pursuant to Section 8.06.

           "Partially Adjusted Capital Account" means, with respect to any Partner for any fiscal year, the Capital Account balance of such Partner at the beginning of such year, adjusted for all contributions and distributions during such year and all special allocations pursuant to Section 5.02 with respect to such year but before giving effect to any allocations of Net Profit or Net Loss pursuant to Section 5.01 for such fiscal year.

           "Partner" means any General Partner, any Limited Partner or any other Person who is admitted as a partner of the Partnership in accordance with this Agreement and applicable law.

           "Partner Minimum Gain" means the Partnership's "partner nonrecourse debt minimum gain" as defined in Treasury Regulation Section 1.704-2(i)(2).

           "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

           "Partner Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

           "Partnership" means the limited partnership governed by the terms of this Agreement.

           "Partnership Accountant" has the meaning set forth in Section 8.04.

           "Partnership Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(d).

           "Partnership Property" means any real estate asset or other property (real, personal or mixed) owned by or leased to the Partnership, including, without limitation, the Property.

           "Percentage Interest" means (a) with respect to the Westbrook General Partner, 1%, (b) with respect to Ronto, 25%, (c) with respect to Westbrook, 65.95351%, and (d) with respect to WRECIP, 8.04649%, in each case subject to adjustment as provided in this Agreement.

           "Person" means any individual, partnership, corporation, limited liability company, trust or other entity.

           "Plan Asset Rules" means the plan asset rules of ERISA at 29 C.F.R. 2510.3-101.

           "Profit" means, for each taxable year or other period, an amount equal to the Partnership's items of taxable income and gain for such year or other period, determined in accordance with Section 703(a) of the Code (including all items of income and gain required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss will be added to taxable income or loss;

                  (b) Gain resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Basis of such property, notwithstanding that the adjusted tax basis of such property may differ from its Book Basis;

                  (c) Any items specially allocated pursuant to Section 5.08 shall not be considered in determining Profit; and

                  (d) Any  increase  to  capital  accounts  as a  result  of any adjustment to the book value of Partnership assets pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(f) or (g) shall constitute an item of Profit.

           "Project" means: (i) the acquisition and development of the Property by the Partnership for the purpose of constructing, developing, owning, improving and selling residential condominiums within the Lely Golf Resort in Naples, Florida, in accordance with the Budget, Operating Plan and plans and specifications approved by the Executive Committee; (ii) the acquisition of the Rental Program Rights; and (iii) the acquisition of the Golf Rights.

           "Property" means the real property described in Exhibit 1.01A to be acquired by the Partnership in connection with the Project and all buildings and improvements to be developed and constructed thereon and all personal property used in connection therewith and all other tangible and intangible assets and property of every kind and description owned from time to time by the Partnership and related to the Project.

           "Purchase Agreement" has the meaning set forth in Section 3.01.

           "Qualifying Purchase and Sale Agreement" has the meaning set forth in
Section 7.02.

           "Reasonable Period" means, with respect to any defaulting Partner, a period of 15 calendar days after such defaulting Partner receives written notice of its default from a non-defaulting Partner; provided, however, that if such breach consists of other than an obligation to make a Capital Contribution or otherwise pay money to the Partnership and such breach can be cured but cannot reasonably be cured within such 15-day period, the period shall continue, if such defaulting Partner commences to cure the breach within such 15-day period, for so long as such defaulting Partner diligently prosecutes the cure to completion up to a maximum of 45 calendar days.

           "Regulatory  Allocations"  has  the  meaning  set  forth  in  Section
5.02(g).

           "Rental Program Rights" means those certain rights to operate a rental program granted by the purchasers of the condominium units in the Project to the Partnership.

           "Reserves" means, with respect to any fiscal period, amounts set aside during such period as and for reserves in amounts deemed sufficient by the Executive Committee, in their reasonable judgment, or as set forth in any Budget approved by the Executive Committee, for acquisition costs of the Property, for working capital and to pay taxes, insurance, debt service (including, without limitations, any balloon payments due under any loan), replacements, capital improvements or repairs, contingent liabilities or other costs and expenses incident to the Partnership and the ownership or operation of the Property and the Partnership.

           "Response Period" has the meaning set forth in Section 7.01(a).

           "Revenues" means, for any period, the sum of the total cash receipts of the Partnership during such period, including all receipts of the Partnership from the ownership, operation or sale of all or any portion of the Property, including, without limitation, (i) all deposits for the sale of condominium units of the Property when used in connection with the Property as permitted under applicable law or applied in payment of the purchase price of a condominium unit, whichever occurs first, and all other proceeds from the sale of condominium units of the Property or the use or occupancy of the Property,
(ii) all interest earned on deposits for the sale of condominium units and not paid or payable to the purchasers of such condominium units and any and all operating and other bank accounts, (iii) all rent and other sums paid for the use or occupancy of all or any portion of the Property, including, without limitation, any license or other fees for the use or occupancy of all or any portion of the Property, including, without limitation, any license or other fees for the use or occupancy of any supplemental quarters or storage space at the Property, revenue from any food, beverage or other concessions or facilities, revenue from any recreational or fitness facilities and revenue from any parking facilities, (iv) amounts received for management, administrative or other similar services, (v) amounts received in connection with any cable, security or any other system provided to all or any portion of the Property,
(vi) insurance proceeds or condemnation awards; (vii) proceeds of business interruption insurance, (viii) damages or other settlement proceeds from litigation and (ix) all proceeds of any loan; provided, however, that Revenues shall not include any revenue or receipt realized by the Partnership incident to the liquidation of the Partnership.

           "Ronto" has the meaning set forth in the introductory paragraph hereof.

           "Sales Period" has the meaning set forth in Section 7.01(a).

           "Shortfall" has the meaning set forth in Section 3.02(g).

           "Target Account" means, with respect to any Partner for any fiscal year, the excess of (a) an amount (which may be either a positive balance or a negative balance) equal to the hypothetical distribution (or contribution) such Partner would receive (or contribute) if all assets of the Partnership, including cash, were sold for cash equal to their Book Basis (taking into account any adjustments to Book Basis for such year), all liabilities allocable to such assets were then satisfied according to their terms (limited, with respect to each nonrecourse liability, to the Book Basis of the assets securing such liability) and all remaining proceeds from such sale were distributed pursuant to Section 5.04 over (b) the amount of Partnership Minimum Gain and Partner Minimum Gain that would be charged back to such Partner as determined pursuant to Treasury Regulation Section 1.704-2 immediately prior to such sale.

           "Transfer" has the meaning set forth in Section 9.01.

           "Treasury Regulation means, with respect to any referenced provision, such provision of the regulations of the United States Department of the Treasury or any successor provision.

           "UBTI" means unrelated business taxable income.

           "U.S. GAAP" has the meaning set forth in Section 8.01.

           "Valuation Agent" has the meaning set forth in Section 2.06(b). "Venture Coordinator" has the meaning set forth in Section 6.03(f).

           "Westbrook" has the meaning set forth in the introductory paragraph hereof.

           "Westbrook General Partner" has the meaning set forth in the introductory paragraph hereof.

           "Westbrook Loan" has the meaning set forth in Section 3.02(e).

           "Westbrook Note" means the Note in substantially the form of Exhibit 1.01B.

           "Westbrook   Pledge   Agreement"   means  the  Pledge   Agreement  in
substantially the form of Exhibit 1.01C.

           "Westbrook Partner Group" means the Westbrook General Partner, Westbrook, WRECIP and their respective permitted successors and assigns.

           "WRECIP" has the meaning set forth in the introductory paragraph hereof.

           "WRECIP Loan" has the meaning set forth in Section 3.02(e).

           "WRECIP Note" means the Note in substantially the form of Exhibit 1.01D.

           b. Other Defined Terms. As used in this Agreement, unless otherwise specified, (a) all references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits or Schedules of or to this Agreement, and (b) each accounting term has the meaning assigned to it in accordance with United States generally accepted accounting principles.

           34.    ORGANIZATION

           a. Formation. The Partnership was formed as a limited partnership under the Delaware Act by the filing of a certificate of limited partnership of the Partnership (the "Certificate of Limited Partnership") in the office of the Secretary of State of Delaware. The Partners hereby agree to continue the Partnership pursuant to this Agreement for the purposes and upon the terms and conditions hereinafter set forth. The General Partners shall be authorized to file with such authorities as may be required any and all amendments to the Certificate of Limited Partnership as may be required under the Delaware Act.

                  b.       Name and Principal Place of Business.

                           i. The name of the Partnership is set forth on the cover page to this Agreement. The Executive Committee may change the name of the Partnership or adopt such trade or fictitious names for use by the Partnership as the Executive Committee may from time to time determine. All business of the Partnership shall be conducted under such name, and title to all Partnership Property shall be held in such name.

                           ii. The principal place of business and office of the Partnership shall be located at the offices of Ronto at 3185 Horseshoe Drive South, Naples, Florida 34104, or at such other place or places as the Executive Committee may from time to time designate.

                  c. Term. The term of the Partnership commenced on the date of the filing of the Certificate of Limited Partnership pursuant to the Delaware Act and shall continue until December 31, 2048, unless sooner terminated or further extended pursuant to the provisions of this Agreement by the Executive Committee.

                  d. Registered Agent and Registered Office. The name of the Partnership's registered agent for service of process shall be The Corporation Trust Company, and the address of the Partnership's registered agent and the address of the Partnership's registered office in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. Such agent and such office may be changed from time to time by the Executive Committee.

                  e.       Purpose.

                           i.       The purpose of the Partnership shall be:

                           (1) To enter into and perform its obligations and exercise its rights under the agreement to acquire the Property and develop the Project, and any other agreements or contracts contemplated by the foregoing, including, without limitation, to acquire and realize upon (A) the Rental Program Rights and (B) the Golf Rights.

                           (2) To acquire, own, manage, develop, operate, improve, repair, finance, refinance, sell and otherwise deal with and dispose of the Property; and

                           (3) To conduct all activities reasonably necessary or desirable to accomplish the foregoing purposes.

                           ii.      The  Partnership  shall  not  engage  in any
                                    other  business  or  activity   without  the
                                    approval of the Executive Committee.

                  f.       Modifications to Structure.

                           i. In order to qualify and/or preserve the status of Westbrook, WRECIP, the
                                    Partnership,  or any  entity  in  which  the
                                    Partners  and/or  the  Partnership  owns  an
                                    interest  and which owns any  portion of the
                                    Property,  as an "operating  company"  under
                                    the  Plan   Asset   Rules,   to  avoid   the
                                    imposition  of a corporate tax on any income
                                    of the Westbrook General Partner,  WRECIP or
                                    Westbrook, or to minimize the effects of any
                                    UBTI on Westbrook,  WRECIP and its partners,
                                    Ronto  agrees to  consent  to  modifications
                                    required  from time to time by the Westbrook
                                    Partner  Group,  to be based  upon a written
                                    opinion   of   the   Partnership's   or  the
                                    Westbrook   Partner  Group's  tax  or  ERISA
                                    counsel,  due to a change in applicable law,
                                    to the structure of the  Partnership  and/or
                                    the   Partnership's   investments   in,  and
                                    ownership  of  the  Property  and/or  to the
                                    terms of this Agreement,  including, without
                                    limitation,  the  capital  contribution  and
                                    allocation and  distribution  provisions set
                                    forth in Articles  III and V, if in any case
                                    the   modifications   will  not   materially
                                    adversely  affect  the  aggregate  amount or
                                    timing of capital contributions,  payment of
                                    fees,  distributions  of Net  Cash  Flow and
                                    liquidation   proceeds   or  the   aggregate
                                    allocations  of  Profits  and  Losses or the
                                    replacement   of  Ronto  as   Administrative
                                    Partner  with  an  Affiliate  of  Westbrook;
                                    provided, however, that if the modifications
                                    do adversely  affect the aggregate amount or
                                    timing  of   capital   contributions,   fees
                                    payable  or  distributions  of Net Cash Flow
                                    and  liquidation  proceeds or the  aggregate
                                    allocations   of  Profits   and  Losses  (an

                                    "Adverse Change"), the provisions of Section
                                    2.06(b)   shall   apply.   Subject   to  and
                                    specifically  limited by the foregoing,  any
                                    such   modification  may  include,   without
                                    limitation, the formation by the Partners of
                                    other    limited    liability     companies,
                                    partnerships, corporations or other entities
                                    (including, without limitation, corporations
                                    and  trusts  that  qualify  as  real  estate
                                    investment  trusts under  Section 856 of the
                                    Code) to be owned by the  Partners  or their
                                    Affiliates  and which  will own a portion of
                                    the  Property.   In  any  such  event,   the
                                    Partnership and such other entities shall be
                                    treated as a single  partnership  entity for
                                    federal  income tax purposes and the amounts
                                    distributable  to,  the  Profits  and Losses
                                    allocable  to,  the  capital   contributions
                                    required   to   be   contributed   by,   the
                                    maintenance  of  Capital  Accounts,  and the
                                    buy-sell rights and obligations  pursuant to
                                    this  Agreement  and the  organic  documents
                                    governing   such  other  entities  shall  be
                                    calculated,  determined  and  applied  on an
                                    aggregate  basis as if the  entire  Property
                                    were owned by the  Partnership  pursuant  to
                                    this  Agreement  as in  effect  on the  date
                                    hereof  unless the  Westbrook  Partner Group
                                    determines in its sole  discretion that such
                                    provisions  must be  calculated,  determined
                                    and applied on an entity by entity basis and
                                    not on an  aggregate  basis  to  qualify  or
                                    preserve  the  status  of   Westbrook,   the
                                    Partnership  or  any  entity  in  which  the
                                    Partners  and/or  the  Partnership  owns  an
                                    interest  and which owns any  portion of the
                                    Property as an operating  company  under the
                                    Plan Asset Rules.  If the Westbrook  Partner
                                    Group  determines  that such provisions must
                                    be calculated,  determined and applied on an
                                    entity by entity  basis and not an aggregate
                                    basis,  the  Partners  agree to negotiate in
                                    good  faith  modifications  to the  terms of
                                    this Agreement and to the organic  documents
                                    governing  such  other  entities  so  as  to
                                    preserve as nearly as  possible  without any
                                    material  adverse  affect  to Ronto the same
                                    overall   economic   benefits   and  burdens
                                    relating  to the  entire  Property  as exist
                                    under  this  Agreement  as in  effect on the
                                    date hereof; provided,  however, that if the
                                    modifications  do cause an  Adverse  Change,
                                    the  provisions  of  Section  2.06(b)  shall
                                    apply.  Ronto agrees to  cooperate  with the
                                    Westbrook  Partner  Group  and  to  execute,
                                    acknowledge,   deliver,   file,  record  and
                                    publish all such  documents,  agreements and
                                    instruments  and to do all such  other  acts
                                    and things as the  Westbrook  Partner  Group
                                    determines  are   reasonably   necessary  to
                                    implement  the  foregoing,  subject  to  the
                                    limitations  set forth in the first sentence
                                    of this Section. The Westbrook Partner Group
                                    shall bear all costs and  expenses  incurred
                                    in  connection  with  any  transfers  of the
                                    Property and the formation of any additional
                                    entities to own any portion of the  Property
                                    in  connection  with  any of the  foregoing,
                                    including the  reasonable  fees and expenses
                                    of Ronto's legal counsel and other  advisors
                                    in   connection   with   any   modifications
                                    consummated pursuant to this Section 2.06.

                           ii.      In the  event of an  Adverse  Change,  Ronto
                                    shall  notify the  Westbrook  Partner  Group
                                    thereof in writing  including an estimate of
                                    the  economic  value of the  Adverse  Change
                                    incurred and  anticipated  to be incurred by
                                    Ronto.   If  the   Partners  are  unable  to
                                    mutually   agree  upon  the  amount  thereof
                                    within 30 days,  the  value of such  Adverse
                                    Change shall be  determined by the following
                                    valuation  procedure,  including the present
                                    value  of  any   changes  in   timing.   The
                                    Westbrook  Partner  Group and  Ronto  shall,
                                    within 10 days after the  expiration  of the
                                    foregoing 30-day period, mutually agree on a
                                    independent   third  party  (the  "Valuation
                                    Agent") to determine  the economic  value to
                                    Ronto   arising  from  the  Adverse   Change
                                    resulting from a  modification  described in
                                    Section 2.06(a).  If the Partners are unable
                                    to agree on a  Valuation  Agent  within such
                                    10-day period,  the Valuation Agent shall be
                                    appointed by a retired judge selected by the
                                    Partners  from a panel  presented by the New
                                    York  office  of  the  American  Arbitration
                                    Association  ("AAA").  If the  Partners  are
                                    unable to agree,  AAA will provide a list of
                                    three available retired judges,  and each of
                                    the  Westbrook  Partner  Group and Ronto may
                                    strike one of the available  retired judges.
                                    The remaining retired judge shall select the
                                    Valuation  Agent.  If the Westbrook  Partner
                                    Group and Ronto  strike no retired  judge or
                                    the  same  retired  judge  and two or  three
                                    remain,  the  retired  judge whose last name
                                    begins with the letter closest to the letter
                                    "A" shall  select the  Valuation  Agent.  In
                                    making  its  determination  of the  economic
                                    value of the Adverse  Change,  the Valuation
                                    Agent shall only  consider the impact of the
                                    modifications  to the  amounts and timing of
                                    capital  contributions,   fees  payable  and
                                    distributions   of   Net   Cash   Flow   and
                                    liquidation  proceeds and the allocations of
                                    Profits and Losses to Ronto.  Any  Valuation
                                    Agent  selected  shall  be  independent  and
                                    shall not have  performed  any  appraisal or
                                    valuation services for the Partnership,  the
                                    Westbrook Partner Group or Ronto at any time
                                    during  the  two-year  period  prior  to its
                                    selection.  Within 60 days of the  Partners'
                                    selection  of  the  Valuation   Agent,   the
                                    Valuation   Agent   shall   deliver  to  the
                                    Partners a written report of the foregoing valuation, and the determination of the Valuation Agent thereon shall be conclusive and binding upon the Partners. Within 30 days of the receipt of such report, the Westbrook Partner Group shall pay (in such proportions as they shall agree) to Ronto the amount of the economic value of the Adverse Change determined by the Valuation Agent.

                           iii. In the event of any conflict or inconsistency of the terms of this Section
                                    2.06  and  any  other   provision   of  this
                                    Agreement,  the terms of this  Section  2.06
                                    shall control.

         35.      CAPITAL

                  a. Contribution of Certain Property. Any and all reasonable third party out-of-pocket costs and expenses (including legal fees and costs) incurred prior to the date hereof but subsequent to October 15, 1997 (or prior to October 15, 1997 if approved by the Executive Committee) by any Partner or any of its Affiliates individually and associated with its due diligence, analyses and other evaluations of the Property or relating to the negotiation and execution of this Agreement and approved by the Executive Committee as reasonable in amount shall be reimbursed by the Partnership in accordance with Section 6.06. All other costs or expenses incurred prior to the date hereof by any of the Partners or their respective Affiliates individually shall be borne by such Partners and Affiliates individually and shall not be reimbursed by the Partnership. On the date hereof, the Partners shall cause to be contributed to the Partnership the agreement to acquire the Property (the "Purchase Agreement")and all of their reports, work product, analyses, due diligence and other evaluations regarding the Property, all of which will be deemed to have a fair market value of zero. At the Westbrook Partner Group's option, and in its sole and absolute discretion, the Partnership may form new partnerships with the same Partners or Affiliates thereof as are the Partners in this Partnership and on the same economic terms and conditions hereof to avoid, among other things, the imposition of any UBIT. All costs incurred by the Partners or their respective Affiliates in connection with the preceding sentence shall be borne by the Westbrook Partner Group and shall not be reimbursed by the Partnership.

                  b.       Capital Contributions.

                           i. Ronto's Initial Deposit. Ronto hereby assigns to the Partnership all of Ronto's interest in and to a $50,000.00 earnest money deposit previously made by Ronto with respect to the acquisition of the Property for which  the  Partnership  will  receive a
                                    credit at the  closing  under  the  Property
                                    acquisition   purchase  and  sale  contract.
                                    Ronto shall  receive a credit to its Capital
                                    Account  in  this  amount.   The  credit  to
                                    Ronto's  Capital  Account  described in this
                                    Section  3.02(a) shall  constitute a Capital
                                    Contribution by Ronto.

                           ii. Prior to the date hereof, the Westbrook Partner Group made payments in the total amount of $500,000.00 as an additional earnest money deposit with respect to the Property acquisition purchase and sale agreement  for  which the  Partnership  will
                                    receive  a credit at the  closing  under the
                                    Property   acquisition   purchase  and  sale
                                    contract and which is hereby assigned to the
                                    Partnership.  The  Westbrook  Partner  Group
                                    shall   receive  a  credit  to  its  Capital
                                    Account  in  this  amount.   The  credit  to
                                    Westbrook  Partner  Group's  Capital Account
                                    described  in  this  Section  3.02(b)  shall
                                    constitute   a   Capital   Contribution   by
                                    Westbrook Partner Group.

                           iii.     Maximum   Contributions.   Subject   to  the
                                    condition  precedent  set  forth in  Section
                                    3.02(f),  each Partner  agrees to contribute
                                    capital to the Partnership from time to time
                                    to acquire the Property  (including the Golf
                                    Rights) and for due  diligence  and start-up
                                    costs,  working  capital  purposes  and  any
                                    other  purpose   described  in  the  Initial
                                    Budget  and  Operating  Plan up to a maximum
                                    contribution equal to (i) $3,700,000.00 with
                                    respect  to  the  Westbrook   Partner  Group
                                    (which shall include the $500,000.00 deposit more fully described in Section 3.02(b)) and
                                    (ii)   $185,000.00  with  respect  to  Ronto
                                    (which shall include the $50,000.00 deposit more fully described in Section 3.02(a)). The Westbrook Partner Group's obligation under this Section 3.02(c) shall be reduced by the amount of loans the Westbrook Partner Group make to the Partnership under Section 3.02(e).

                           iv. Capital Calls. The Executive Committee will determine the aggregate amount of capital required to be contributed from time to time for the foregoing purposes and will notify the Partners of their obligation to contribute the amount so requested proportionately based upon the amounts of the Initial Capital Contributions which may be required pursuant to this Section 3.02(d)(a "Capital Call"). Subject to
                                    Section 3.02(c) and the condition precedent set forth in 3.02(f), each Partner will contribute its share of a Capital Call within 5 business days of such Partner's receipt of a notice from the Executive Committee specifying the amount of such Partner's contribution.

                           v. Subject to the condition precedent set forth in Section 3.02(f), on March __, 1998 Westbrook shall make a loan (the "Westbrook Loan") to the Partnership upon the terms and conditions set forth in the Westbrook Note in an original principal amount equal to $2,228,159.25 and WRECIP shall make a loan (the "WRECIP Loan") to the Partnership upon the terms and conditions set forth in the WRECIP Note in an original principal amount equal to $271,840.75. The terms of the Westbrook Loan are set forth in this Agreement and in the Westbrook Note. The terms of the WRECIP Note are set forth in this Agreement and in the WRECIP Note.

                           vi. Condition Precedent. Notwithstanding the execution of this Agreement by the Westbrook Partner Group, all of the obligations of each member of the Westbrook Partner Group, including but not limited to the Capital Contributions contemplated in this Section 3.02, the Westbrook Loan and the WRECIP Loan are conditioned upon, and the Westbrook Partner Group shall have no obligations under this Partnership Agreement unless as of March __, 1998 Shores at Gulf Harbor Limited Partnership ("Shores") has entered into binding (i.e., all major contingencies and conditions have been met) written contracts to sell at least seven condominium units in the Shores at Gulf Harbour ("Gulf Harbour") located in Fort Myers, Florida to be constructed at Gulf Harbour for purchase prices not less than those previously projected and approved pricing levels by the executive committee of Shores.

         In the event that the preceding condition has not been timely satisfied, Westbrook and WRECIP shall not be obligated to make the Westbrook Loan and the WRECIP Loan to the Partnership and the Westbrook Partner Group shall have no obligation to make any additional capital contributions hereunder. Provided that the preceding condition have been timely satisfied, the Partnership shall, no later than March __, 1998, (i) execute and deliver to Westbrook the Westbrook Note, the Westbrook Pledge Agreement and any and all financing statements relating thereto requested by Westbrook, and, upon the delivery of such documents, Westbrook shall disburse the amount of such Westbrook Loan to the Partnership, and (ii) execute and deliver to WRECIP the WRECIP Note, the Westbrook Pledge Agreement and any and all financing statements relating thereto requested by WRECIP, and, upon the delivery of such documents, WRECIP shall disburse the amount of such WRECIP Loan to the Partnership. The Partnership shall pay any and all documentary stamp taxes and intangible taxes payable in respect of the Westbrook Note and the WRECIP Note.

                           vii. If at any time or from time to time additional funds (a "Shortfall") are required to meet any liabilities, obligations, expenditures or needs of the Partnership which Shortfall has been previously approved by the Executive Committee or provided for in any Budget or

                                    Operating Plan,  then, at the election,  and
                                    in the  sole  discretion,  of the  Westbrook
                                    Partner   Group,   (i)  either  or  both  of
                                    Westbrook  and WRECIP may advance 95% of the
                                    amount  of  such  total   Shortfall  to  the
                                    Partnership  within 25 business days after a
                                    request  therefor by the  Westbrook  Partner
                                    Group and any such  advance  shall be deemed
                                    to be a loan  (a  "Shortfall  Loan")  (which
                                    shall  be   non-recourse  to  the  Partners)
                                    bearing  interest at a rate equal to a 24.9%
                                    cumulative annual rate compounded  quarterly
                                    with  the  outstanding   principal   thereof
                                    maturing at such time as  determined  by the
                                    Executive      Committee,      and      (ii)
                                    notwithstanding  anything  to  the  contrary
                                    contained in Article VI, the Partners shall,
                                    make a further  capital  contribution,  with
                                    the Westbrook Partner Group contributing 95%
                                    of  the  amount  of  such  total   Shortfall
                                    (unless  either  or  both of  Westbrook  and
                                    WRECIP  have made a  Shortfall  Loan for the
                                    Westbrook  Partner  Group's  95%  portion of
                                    such  Shortfall in which event the Westbrook
                                    Partner   Group  will  not  make  a  further
                                    capital  contribution  hereunder)  and Ronto
                                    contributing  5% of the amount of such total
                                    Shortfall   (each  an  "Additional   Capital
                                    Contribution"). In lieu of either or both of
                                    Westbrook and WRECIP making  Shortfall Loans
                                    to  the   Partnership   or   the   Executive
                                    Committee  requesting  the  Partners to make
                                    Additional   Capital   Contributions,    the
                                    Executive    Committee    may    cause   the
                                    Partnership  to  obtain  funds to cover  any
                                    Shortfall through loans on terms approved by
                                    the Executive  Committee.  In the event that
                                    from  time  to  time  additional  funds  are
                                    required to meet any expenditures  under any
                                    construction  agreement  entered into by the
                                    Partnership   in   excess  of  or  over  the
                                    guaranteed price under same or not initially
                                    contemplated  by same except with respect to
                                    changes  requested  or required and approved
                                    by the Executive Committee, such funds shall
                                    not be  considered  a  Shortfall  or Capital
                                    Contributions   and   shall   be  the   sole
                                    responsibility   and   liability   of  Ronto
                                    individually. Any such funds expended by Ronto pursuant to the preceding sentence shall not be reimbursed by the Partnership and Ronto shall expressly waive any rights to contribution or subrogation.

                           viii. The Capital Contributions shall be made by wire transfer of funds to a Partnership account designated by the Executive Committee.

                           ix. If any Partner (the "Non-Contributing Partner") fails to timely make any Capital Contributions (or any portion thereof) required by Section 3.02(a), (b), (d), (e) or (g) (for purposes of this Section 3.02(i), any such failure by any Partner in the Westbrook Partner Group shall be deemed to be such a failure by each of the Partners in the Westbrook Partner Group) and Ronto (if the Non-Contributing Partner is in the

                                    Westbrook  Partner  Group) or the  Westbrook
                                    Partner   Group,    collectively   (if   the
                                    Non-Contributing  Partner is Ronto), (as the
                                    case may be, the "Contributing Partner") has
                                    made  such  Capital  Contribution,  then the
                                    Contributing       Partner,      if      the
                                    Non-Contributing  Partner fails to cure such
                                    failure  by  making  the  necessary  Capital
                                    Contribution  as  required  herein  within 5
                                    days  after  the  Contributing  Partner  has
                                    demanded  in  writing   that  it  make  such
                                    contribution,  may elect as its sole  remedy
                                    and in its sole  discretion (but without any
                                    obligation  to  do  so)  to  contribute  the
                                    Non-Contributing  Partner's  share  of  such
                                    Capital  Contribution  to the Partnership (a
                                    "Make-Up  Contribution").  In the event that
                                    such  Contributing  Partner elects to make a
                                    Make-Up Contribution:  (A) such Contributing
                                    Partner's    Percentage    Interest    shall
                                    thereafter be increased by a percentage (the
                                    "Dilution  Percentage") equal to a fraction,
                                    the  numerator of which is one hundred fifty
                                    percent (150%) of such Make-Up  Contribution
                                    made by such  Contributing  Partner  and the
                                    denominator  of which is the  total  Capital
                                    Contributions  made as of  that  date by the
                                    Non-Contributing   Partner   and   (B)   the
                                    Non-Contributing     Partner's    Percentage
                                    Interest  shall  thereafter for all purposes
                                    hereof  be  decreased  by the  amount of the
                                    Dilution Percentage; provided, however, that
                                    in the event  that at any time the  Dilution
                                    Percentage    reduces   a   Non-Contributing
                                    Partner's  Percentage  Interest to less than
                                    one percent (1%), then such Non-Contributing
                                    Partner's  Percentage  Interest shall become
                                    zero (0%)  percent and such  NonContributing
                                    Partner  shall be  eliminated  as and  shall
                                    thereafter no longer be considered a Partner
                                    hereunder.     The    elimination    of    a
                                    Non-Contributing      Partner's     Interest
                                    hereunder    shall   not    eliminate    the
                                    Non-Contributing   Partner's  right  to  the
                                    return of its Capital Contributions and a return thereon, as contemplated by Section
                                    5.04 of this Agreement.

                           x. Ronto hereby grants to each of Westbrook and WRECIP, as secured parties, a security interest in Ronto's Interest to secure the performance of the obligations of the Partnership, if any, under the Letter of Credit Reimbursement, Westbrook Note, WRECIP Note and Westbrook Pledge Agreement and in respect of any Shortfall Loans made by either or both of Westbrook and WRECIP or any respective Affiliate thereof to the Partnership, and each of Westbrook and WRECIP individually shall have all rights available to secured parties under the Delaware Uniform Commercial Code and the laws of the state of organization of Ronto. In the circumstances set forth in the Westbrook Pledge Agreement, Westbrook and/or WRECIP may exercise any remedies permitted by applicable law to enforce its security interest. Ronto hereby irrevocably appoints each of Westbrook and WRECIP, and the
                                    agents,   officers  or   employees  of  such
                                    parties, its attorneys-in-fact, coupled with
                                    an  interest,  with full power  jointly  and
                                    severally   to  prepare   and   execute  any
                                    documents,  instruments and agreements,  and
                                    such financing, continuation statements, and
                                    other  instruments  and  documents as may be
                                    appropriate to perfect, continue and enforce
                                    such   security   interests   in   favor  of
                                    Westbrook and WRECIP.

                           xi. Construction Loan Letter of Credit. In order to assist the Partnership in obtaining a Construction Loan, either Westbrook or WRECIP or both shall agree to provide a letter of credit or letters of credit or a surety bond or surety bonds (the "Letter of Credit") of up to a maximum of $1,000,000.00 in the aggregate to the construction lender to secure a Construction Loan without guaranties from any parties, including, without limitation, the Limited Partners. Any fees paid by Westbrook or WRECIP for any Letter of Credit shall be reimbursed by the Partnership in accordance with Section 6.06. The Partnership shall pay Westbrook or WRECIP or both, as appropriate, the Letter of Credit Reimbursement on any Letter of Credit. In the event that there are any drawings against any Letter of Credit, such drawings shall, at the option of Westbrook or WRECIP, as appropriate, either be reimbursed to Westbrook and/or WRECIP, as appropriate, immediately or be deemed to constitute Shortfall Loans by Westbrook and/or WRECIP, as appropriate. Further, in connection with any Construction Loan, Ronto shall provide and comply with the terms of any completion guaranties required by the construction lender to obtain such Construction Loan and shall expressly waive any rights to contribution or subrogation

                  c. Capital Accounts. A separate capital account (a "Capital Account") will be maintained for each Partner in accordance with Treasury Regulation
                           Section 1.704-l(b)(2)(iv). Consistent therewith, the Capital Account of each Partner will be determined and adjusted as follows:

                           i.       Each  Partner's   Capital  Account  will  be
                                    credited with:

                           (1) Any contributions of cash made by such Partner to the capital of the Partnership plus the Book Basis of any property contributed by such Partner to the capital of the Partnership (net of any liabilities to which such property is subject or which are assumed by the Partnership);

                           (2)        The  Partner's  distributive  share of Net
                                      Profit  and   Profit  and  items   thereof
                                      allocated to such Partner; and

                           (3) Any other increases required by Treasury Regulation Section 1.704-l(b)(2)(iv).

                           ii.      Each  Partner's   Capital  Account  will  be
                                    debited with:

                           (1) Any distributions of cash made from the Partnership to such Partner plus the fair market value of any property distributed in kind to such Partner (net of any liabilities to which such property is subject or which are assumed by such Partner);

                           (2)        The  Partner's  distributive  share of Net
                                      Losses   and   Loss  and   items   thereof
                                      allocated to such Partner; and

                           (3) Any other decreases required by Treasury Regulation Section 1.704-l(b)(2)(iv).

The provisions of this Section 3.03 relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions.

                   d. No Further Capital Contributions. Except as expressly provided in this Agreement or with the prior written consent of the Partners, no Partner shall be required or entitled to contribute any other or further capital to the Partnership, nor shall any Partner be required or entitled to loan any funds to the Partnership. No Partner will have any obligation to restore any negative balance in its Capital Account upon liquidation or dissolution of the Partnership.

         36.      INTERESTS IN THE PARTNERSHIP

                   a. Percentage Interests. The Percentage Interests of the Partners may be adjusted only as set forth in this Agreement.

                   b. Return of Capital. No Partner shall be liable for the return of the capital contributions (or any portion thereof) of any other Partner, it being expressly understood that any such return shall be made solely from the assets of the Partnership. No Partner shall be entitled to withdraw or receive a return of any part of its capital contributions or Capital Account, to receive interest on its capital contributions or Capital Account or to receive any distributions from the Partnership, except as expressly provided for in this Agreement or under applicable law.

                   c. Ownership. All Partnership Property shall be owned by the Partnership, subject to the terms and provisions of this Agreement.

                   d. Waiver of Partition; Nature of Interests in the Partnership. Except as otherwise expressly provided for in this Agreement, each of the Partners hereby irrevocably waives any right or power that such Partner might have:

                           i. To cause the Partnership or any of its assets to be partitioned;

                           ii. To cause the appointment of a receiver for all or any portion of the assets of the Partnership;

                           iii. To compel any sale of all or any portion of the assets of the Partnership pursuant to any applicable law; or

                           iv. To file a complaint, or to institute any proceeding at law or in equity, to cause the termination, dissolution or liquidation of the Partnership.

Each of the Partners has been induced to enter into this Agreement in reliance upon the waivers set forth in this Section 4.04 and without those waivers no Partner would have entered into this Agreement. No Partner shall have any interest in specific Partnership Property. The Interests of all Partners are personal property.

         37.      ALLOCATIONS AND DISTRIBUTIONS

                  a. Allocations. For each taxable year or portion thereof, Net Profit and Net Loss shall be allocated (after all allocations pursuant to Section 5.02 have been made) as follows:

                           i. Except as provided in Sections 5.01(b) and 5.01(c), Net Profit or Net Loss shall be allocated to make the Partially Adjusted Capital Accounts of the Partners equal, as nearly as possible, their respective Target Accounts.

                           ii.      Net   Profit   in   connection    with   the
                                    liquidation    and    termination   of   the
                                    Partnership  shall be  allocated to make the
                                    Partially  Adjusted  Capital Accounts of the
                                    Partners equal, as nearly as possible, their
                                    respective   Target   Accounts;    provided,
                                    however,  that if there is insufficient  Net
                                    Profit  to  make  the   Partially   Adjusted
                                    Capital Accounts of the Partners equal their
                                    Target   Accounts,   (i)   items  of  Profit
                                    comprising  Net Profit for such year and, to
                                    the extent permitted pursuant to Section 761
                                    of the Code, for the  immediately  preceding
                                    year  shall be  allocated  to the  Westbrook
                                    Partner  Group;   and  (ii)  items  of  Loss
                                    comprising Net Profit for such year and, to the extent permitted pursuant to Section 761 of the Code, for the immediately preceding year shall be allocated to Ronto so as to make the Adjusted Capital Accounts of such Partners equal, as nearly as possible, their respective Target Accounts.

                           iii. Items of Profit and Loss comprising Net Loss in connection with the liquidation and termination of the Partnership shall be allocated to make the Partially Adjusted Capital Accounts of the Partners equal, as nearly as possible, their respective Target Accounts; provided, however, that in no event shall an allocation under this Section 5.01(c) be made to the extent it would cause any Partner (other than Westbrook and WRECIP) to be allocated a percentage of overall Net Loss for the taxable year in excess of its Percentage Interest unless Westbrook and WRECIP shall elect to have the terms of this proviso not apply. In the event that there are insufficient item of Profit and Loss comprising Net Loss to make the Partially Adjusted Capital Accounts of the Partners equal their respective Target Accounts, items of Profit and Loss for the immediately preceding year shall (to the extent permitted pursuant to Section 761 of the Code) be allocated to make the Adjusted Capital Accounts of the Partners equal, as nearly as possible, their respective Target Accounts; provided, however, that the proviso of the immediately preceding sentence shall apply to any such allocation.

                  b. Compliance with Section 704(b). The following special allocation. shall, except as otherwise provided, be made in the following order:

                           i.       Notwithstanding  any other provision of this
                                    Article  V, if  there is a net  decrease  in
                                    Partnership  Minimum  Gain or in any Partner
                                    Minimum Gain during any fiscal year or other
                                    period,   prior  to  any  other   allocation
                                    pursuant  hereto,   such  Partner  shall  be
                                    specially  allocated  items  of  Partnership
                                    income  and  gain  for such  year  (and,  if
                                    necessary,  subsequent  years)  in an amount
                                    and manner  required by Treasury  Regulation
                                    Sections  1.704-2(f) or  1.704-2(i)(4).  The
                                    items to be so allocated shall be determined
                                    in  accordance   with  Treasury   Regulation
                                    Section 1.704-2.

                           ii. Items of Profit shall be allocated to each Partner receiving distributions of a return on its Capital Contributions pursuant to
                                    Section 5.04(a) and Section 5.04(b) until the aggregate items of Profit allocated to such Partner under this Section 5.02(b) is equal to the aggregate amount theretofore distributed (and immediately available for distribution) pursuant to such clauses.

                           iii. Any Partner who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) which causes or  increases  a negative  balance in
                                    his  or  its   Capital   Account   shall  be
                                    allocated   items   of   income   and   gain
                                    sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation.

                           iv. Nonrecourse Deductions for any fiscal year or other period shall be allocated (as nearly as possible) under Treasury Regulation Section 1.704-2 to the Partners, pro rata in proportion to their respective Percentage Interests.

                           v. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be allocated  to  the  Partner  that  made,  or
                                    guaranteed  or  is  otherwise   liable  with
                                    respect  to the loan to which  such  Partner
                                    Nonrecourse Deductions are attributable in accordance with principles under Treasury Regulation Section 1.704- 2(i).

                           vi. No allocation or loss or deduction shall be made to any Partner if, as a result of such allocation, such Partner would have an Adjusted Capital Account Deficit. Any such disallowed allocation shall be made to the Partners entitled to receive such allocation under Treasury Regulation Section 1.704 in proportion to their respective Percentage Interests.

                           vii. The allocations contained in Sections 5.02(a), 5.02(c), 5.02(d) and 5.02(e) (the
                                    "Regulatory  Allocations")  are  intended to
                                    comply with certain requirements of Treasury
                                    Regulation  Section  1.704.  The  Regulatory
                                    Allocations  shall be taken into  account in
                                    allocating  Profits,  Losses, Net Profit and
                                    Net Loss and other  items of  income,  gain,
                                    loss and  deduction  among the  Partners  so
                                    that to the extent possible, the allocations
                                    contained in this  Agreement  other than the
                                    Regulatory  Allocations  and the  Regulatory
                                    Allocations made to each Partner shall equal
                                    the  net   amount   that   would  have  been
                                    allocated to each Partner had the Regulatory
                                    Allocations  not  occurred.   The  Executive
                                    Committee shall take account of the fact that certain of the Regulatory Allocations will occur at a period in the future in applying this Section 5.02(g).

                  c. Payment of Certain Obligations. Prior to making distributions of Net Cash Flow pursuant to this Agreement, the Partnership shall have made the following payments, in the following manner and order of priority:

                           i. First, from and after any Letter of Credit has been provided by either Westbrook or WRECIP or both as set forth in the Westbrook Note or the WRECIP Note, any accrued and unpaid Letter of Credit Reimbursement with respect to any such outstanding Letter of Credit;

                           ii. Second, from and after any Shortfall Loan has been made, accrued and unpaid interest thereon and all other amounts then due and payable and, after the payment in full of such interest and other amounts, the prepayment or repayment of the outstanding principal balance thereof; and

                           iii. Third, from and after the Westbrook Loan and the WRECIP Loan have been made, all accrued and unpaid interest thereon and all other amounts then due and payable and, after the payment in full of such interest and other amounts, the scheduled repayment of the outstanding principal balance thereof unless the payment on the principal is deferred at the option of either or both Westbrook and WRECIP.

                  Any Letter of Credit Reimbursement and any interest paid in accordance with this Section 5.03 shall be treated as payments under Code
Section 7.07(a).

                  d. Distributions. Except as provided in Section 5.05, the Partnership shall, as soon as reasonably practical (but no less often than quarterly), make distributions of Net Cash Flow to the Partners in the following manner and order of priority:

                           i. First, Net Cash Flow shall be distributed to the Partners (and pro rata among the Westbrook Partner Group based upon Percentage Interests) equal to the product of such Net Cash Flow multiplied by a fraction, the numerator of which is the Capital Contributions made by such Partner and not previously distributed to such Partner and the denominator of which is the aggregate Capital Contributions made by all Partners and not previously distributed, until such Partners have received aggregate distributions of Net Cash Flow pursuant to this Section 5.04(a) in an amount equal to the sum of (i) a 20% cumulative annual return compounded quarterly on the undistributed portion of its Capital
                                    Contributions,    and   (ii)   its   Capital
                                    Contributions;  provided,  however,  in  the
                                    event Capital Contributions of the Westbrook
                                    Partner   Group  or  any  part  thereof  are
                                    distributed  to the Westbrook  Partner Group
                                    prior to a period of two years  after  their
                                    contribution by the Westbrook Partner Group,
                                    such  Capital   Contributions  or  the  part
                                    thereof  distributed  prior to such two year
                                    period for purposes of computing  the return
                                    thereon shall be treated as if they had been
                                    undistributed   for  the   entire  two  year
                                    period. ii. Second, Net Cash Flow shall be distributed to Westbrook and WRECIP, in accordance with their relative interests in the Partnership, until the Westbrook Loan and the WRECIP Loan are paid and satisfied in full in accordance with the terms of each of the Notes, with all such payments being applied to the outstanding principal in the inverse order of maturity.

                           iii. Third, Net Cash Flow shall be distributed 85% to the Westbrook Partner Group (based upon Percentage Interests) and 15% to Ronto, until the Westbrook Partner Group has received aggregate distributions of Net Cash Flow and principal and interest payments under the Westbrook Loan and the WRECIP Loan in an aggregate amount equal to (i) a 25% cumulative annual return compounded quarterly on the sum of (A) its undistributed portion of its Capital Contributions, (B) the unrepaid Westbrook Loan (including all capitalized interest thereon), and (C) the unrepaid WRECIP Loan (including all capitalized interest thereon), (ii) its aggregate Capital Contributions, (iii) the Westbrook Loan (including all capitalized interest), and
                                    (iv)  the   WRECIP   Loan   (including   all
                                    capitalized  interest);  provided,  however;
                                    (x) in the event Capital Contributions of the Westbrook Partner Group or any part thereof are distributed to the Westbrook

                                    Partner Group prior to a period of two years
                                    after their  contribution  by the  Westbrook
                                    Partner Group, such Capital Contributions or
                                    the part thereof  distributed  prior to such
                                    two year period for  purposes  of  computing
                                    the  return  thereon  shall be treated as if
                                    they had been  undistributed  for the entire
                                    two  year  period,  and  (y)  in  the  event
                                    principal  payments  on the  Westbrook  Loan
                                    including any capitalized  interest  thereon
                                    and   the   WRECIP   Loan    including   any
                                    capitalized  interest thereon have been paid
                                    under  Section  5.04(b),  such  payments for
                                    purpose  of  computing  the  return  thereon
                                    shall be treated as if they had been paid in
                                    accordance  with  Section  3.4 of the  Notes
                                    rather than  having been paid in  accordance
                                    with    Section    3.5   of    the    Notes.
                                    Notwithstanding   the   foregoing   and  for
                                    purposes of this Section  5.04(c) only,  the
                                    85%/15% ratio paid to the Westbrook  Partner
                                    Group and Ronto under this  Section  5.04(c)
                                    shall be  adjusted  in  accordance  with the
                                    provisions of Section  3.02(i) as if the 85%
                                    and the 15% were the Percentage Interests of
                                    the   Westbrook   Partner  Group  and  Ronto
                                    respectively.

                           iv. Thereafter, any remaining Net Cash Flow shall be distributed pro rata (based upon Percentage Interests) to the Partners.

Distributions made pursuant to Section 5.04(a), and (c) shall be deemed to be made (i) first, with respect to the return described in such provision and (ii) then, with respect to the Capital Contributions described in such provision.

                  e. Distributions in Liquidation. Upon the dissolution and winding-up of the Partnership, the proceeds of sale and other assets of the Partnership distributable to the Partners under Section 11.02(c)(iii) shall be distributed, not later than the latest time specified for such distributions pursuant to Treasury Regulation Section 1.704-l(b)(2)(ii)(b)(2) to the Partners in proportion to and in accordance with their respective positive Capital Account balances(after adjustment to reflect the allocations pursuant to this Article V), after payment of the Westbrook Loan and the WRECIP Loan, including all capitalized and accrued interest thereon. With the approval of the Executive Committee, a pro rata portion of the distributions that would otherwise be made to the Partners under the preceding sentence may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership.

                           The  assets  of  any  trust  established  under  this
                           Section 5.05 will be distributed to the Partners from time to time by the trustee of the trust upon approval of the Executive Committee in the same proportions as the amount distributed to the trust by the Partnership would otherwise have been distributed to the Partners under this Agreement.

                  f. Tax Matters. The Executive Committee shall make all applicable election, determination and other decisions under the Code, including, without being limited to, the deductibility of a particular item of expense and the positions to be taken on the
                           Partnership's tax return, and shall approve the settlement or compromise of all audit matters raised by the Internal Revenue Service affecting the Partners generally. The Partners shall each take reporting positions on their respective federal, state and local income tax returns consistent with the positions determined for the Partnership. The Westbrook Partner Group shall cause all federal, state and local income and other tax returns to be timely filed by the Partnership.

                  g. Tax Matters Partner. The Westbrook General Partner shall be the tax matters partner within the meaning of Section 6231(a)(7) of the Code, provided that the Westbrook General Partner shall not have any right to settle or compromise any matter raised by the Internal Revenue Service without the approval of the Executive Committee.

                  h. Section 704(c). In accordance with Section 704(c) of the Code and the applicable Treasury Regulations promulgated thereunder, income, gain, loss, deduction and tax depreciation with respect to any property contributed to the capital of the Partnership, or with respect to any property which has a Book Basis different than its adjusted tax basis, shall, solely for federal income tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted tax basis of such property to the Partnership and the Book Basis of such property.

         38.      MANAGEMENT

                  a.       Management.

                           i. Except as otherwise expressly provided in this Agreement, the business and affairs of the Partnership shall be vested in and controlled by the General Partners. The General Partners shall act by means of and through a committee of persons appointed in writing pursuant to Section 6.02 (the "Executive Committee"). The Executive Committee shall have responsibility for establishing the policies and operating procedures with respect to the business and affairs of the Partnership and for making all decisions as to all matters which the Partnership has authority to perform, as fully as if the General Partners were themselves making such decisions and in lieu thereof. All decisions with respect to the management and control of the Partnership approved by the Executive Committee (except for such decisions which by the express terms of this Agreement require the approval of all General Partners or all Partners) shall be binding on the Partnership and all Partners. The Executive Committee shall delegate, unless otherwise determined by the Executive Committee, certain management functions to the Administrative Partner. The Administrative Partner shall be responsible for performing, or for causing to be performed, the duties described in Section
                                    6.03. Except as otherwise expressly provided
                                    in this  Agreement or  otherwise  previously
                                    approved,  or provided  for in any Budget or
                                    Operating Plan, by the Executive  Committee,
                                    the Executive  Committee shall have the sole
                                    authority  to  authorize   and  approve  any
                                    material    matter    pertaining    to   the
                                    Partnership's business (a "Major Decision"), including, without limitation, the following matters:

                                    (1)      The  execution  and delivery of any
                                             agreement  to acquire the  Property
                                             (including, without limitation, the
                                             Golf  Rights)  (which  agreement is
                                             hereby  approved  by  each  of  the
                                             Partners)  and  the  taking  of any
                                             action  required or permitted to be
                                             taken    thereunder     (including,
                                             without  limitation,   all  actions
                                             necessary to close the  acquisition
                                             of the Property) or any  assignment
                                             (in  whole  or in part) of any such
                                             agreement  and  the  taking  of any
                                             action  required or permitted to be
                                             taken thereunder;

                                    (2)      Any   financing,   refinancing   or
                                             securitization  of any  Partnership
                                             Property   and   the   use  of  any
                                             proceeds    thereof,     including,
                                             without  limitation,  the financing
                                             of the acquisition of the Property,
                                             Construction     Loan    financing,
                                             interim and permanent financing and
                                             any other  financing or refinancing
                                             of    the    operations    of   the
                                             Partnership  and the  execution and
                                             delivery    of    any    documents,
                                             agreements      or      instruments
                                             evidencing, securing or relating to
                                             any such financing;

                                    (3)      The  approval  of  the  Budget  and
                                             Operating  Plan and any  amendments
                                             or modifications thereto;

                                    (4)      Any  sale  of  condominium   units,
                                             restructuring,  lease,  transfer or
                                             other   disposition,   improvement,
                                             rehabilitation, alteration, repair,
                                             or  completion of  construction  of
                                             any  Partnership  Property on terms
                                             that  vary   materially   from  the
                                             ranges and guidelines in the Budget
                                             or Operating  Plan (for purposes of
                                             this  Section  6.01(a)(iv),  such a
                                             material  variance  shall be (A) an
                                             amount   that  is  not  within  the
                                             ranges established in the Operating
                                             Plan or is in excess of the  amount
                                             set  forth  in the  Budget  by more
                                             than $5,000.00 or 5% of such Budget
                                             amount,  whichever  is greater,  or
                                             (B) terms that materially  conflict
                                             with the  other  guidelines  in the
                                             Operating   Plan   regarding   such
                                             transactions)  and any other  sale,
                                             transfer  or other  disposition  of
                                             all or any Partnership Property;

                                    (5)      The  making of any  expenditure  or
                                             incurring of any  obligation  by or
                                             on behalf of the  Partnership  that
                                             vary  materially from the Budget or
                                             entering   into  (or   amending  or
                                             modifying) any agreement  which was
                                             not  specifically  included  in the
                                             Budget  or  contemplated  under the
                                             Operating  Plan  (for  purposes  of
                                             this  Section  6.01(a)(v)),  such a
                                             material    variance    shall    be
                                             expenditures   or  obligations  (A)
                                             involving  an  amount  that  is  in
                                             excess of the  amount  set forth in
                                             the Budget for such  expenditure or
                                             line item by more than $5,000.00 or
                                             5% of such Budget amount, whichever
                                             is  greater,   (B)   involving  the
                                             incurrence  of  an  expenditure  or
                                             obligation  for any  transaction or
                                             any series of related  transactions
                                             when    taken    with   all   prior
                                             expenditures or obligations  during
                                             the particular  fiscal year related
                                             thereto    exceeds    the   maximum
                                             expenditure  amount provided in the
                                             Budget  or the  Operating  Plan for
                                             such   particular   transaction  or
                                             series  of  transactions  for  such
                                             fiscal   year  by  the  greater  of
                                             $5,000.00  or  5% of  such  maximum
                                             expenditure  amount for such fiscal
                                             year,  or (C) in  the  case  of any
                                             agreement  proposed  to be  entered
                                             into,   such   agreement   is   not
                                             terminable by the Partnership on 30
                                             calendar   days  or  less   written
                                             notice   to  the   other   parties;
                                             provided,   however,  this  Section
                                             6.01(a)(v)   shall   not  apply  to
                                             expenditures  made  or  obligations
                                             incurred or agreements entered into
                                             pursuant to, specifically  included
                                             in or contemplated under the Budget
                                             or Operating  Plan or in connection
                                             with the acquisition of the Initial
                                             Partnership Property);

                                    (6)      The  establishment  of the offering
                                             plan or prospectus  for the sale of
                                             condominium  units in the  Project,
                                             together    with   all   forms   of
                                             agreement  to be  executed  by each
                                             unit purchaser,  including, without
                                             limitation,  the  contract  of sale
                                             and purchase  and escrow  agreement
                                             and    all     documentation     or
                                             applications  to be filed  with any
                                             state,  city or  county  regulatory
                                             authority   in   connection    with
                                             obtaining  approval of the offering
                                             plan or prospectus  for the sale of
                                             such condominium units;

                                    (7)      The commencement of construction of
                                             each of the  buildings  within  the
                                             Project  and  approval of the final
                                             plans and  specifications  for each
                                             such building;

                                    (8)      Any revisions to the general layout
                                             of the  Project as to the  location
                                             of  the  various  improvements  and
                                             facilities  to be located  upon the
                                             Property;

                                    (9)      The   establishment   of  Reserves,
                                             determination  of the amount of Net
                                             Cash    Flow    and    making    of
                                             distributions to Partners;

                                    (10)     The   institution   of  any   legal
                                             proceedings  in  the  name  of  the
                                             Partnership,   settlement   of  any
                                             legal   proceedings   against   the
                                             Partnership  and  confession of any
                                             judgment against the Partnership or
                                             any  property  of  the  Partnership
                                             other than the  institution  of any
                                             foreclosure,  eviction  or  similar
                                             proceedings     contemplated     or
                                             provided in the Operating Plan;

                                    (11)     The  possession of any  Partnership
                                             Property for other than Partnership
                                             purposes;

                                    (12)     (A)  The  filing  of any  voluntary
                                             petition in bankruptcy on behalf of
                                             the Partnership, (B) the consenting
                                             to the  filing  of any  involuntary
                                             petition in bankruptcy  against the
                                             Partnership,  (C) the filing of any
                                             petition seeking, or the consenting
                                             to,  reorganization or relief under
                                             any applicable federal or state law
                                             relating    to     bankruptcy    or
                                             insolvency,  (D) the  consenting to
                                             the   appointment  of  a  receiver,
                                             liquidator,    assignee,   trustee,
                                             sequestrator   (or  other   similar
                                             official) of the  Partnership  or a
                                             substantial  part of its  property,
                                             (E) the  making  of any  assignment
                                             for the benefit of  creditors,  (F)
                                             the  admission  in  writing  of the
                                             Partnership's  inability to pay its
                                             debts  generally as they become due
                                             or (G) the  taking of any action by
                                             the  Partnership  in furtherance of
                                             any such action;

                                    (13)     The  engagement  of  any  sales  or
                                             placement   agent  or  broker   not
                                             expressly  permitted  hereunder for
                                             the   disposition,   financing   or
                                             refinancing   of  any   Partnership
                                             Property;

                                    (14)     The entering  into or  consummation
                                             of any  transaction  or arrangement
                                             with any  Partner or any  Affiliate
                                             of  any   Partner,   or  any  other
                                             transaction  involving an actual or
                                             potential conflict of interest; and

                                    (15)     The approval,  determination or any
                                             other action expressly  reserved to
                                             the Executive  Committee under this
                                             Agreement,    including,    without
                                             limitation,    any    modification,
                                             amendment, or renewal of any matter
                                             previously    requiring   Executive
                                             Committee action.

                                    (16)     The  terms  and  conditions  of the
                                             Rental  Program  Rights,   and  any
                                             agreements related thereto, and all
                                             terms and conditions thereof.

                           ii. Subject to the terms of this Agreement, the prior approval by the Executive Committee and the limitations imposed by law, the General Partners shall have all of the powers of general partners of a limited partnership under the laws of the State of Delaware, including, without limitation, the full power to:

                                    (1)      Acquire,   hold,   operate,   sell,
                                             transfer, assign, convey, exchange,
                                             lease,   sublease,    mortgage   or
                                             otherwise  dispose  of or deal with
                                             all or any part of the  Property or
                                             any other Partnership Property;

                                    (2)      In furtherance of the Partnership's
                                             purposes   and   business,   borrow
                                             money,  whether  on  a  secured  or
                                             unsecured basis, refinance, record,
                                             extend,   compromise  or  otherwise
                                             deal  with  any such  loan,  and in
                                             connection     therewith,     issue
                                             evidences   of   indebtedness   and
                                             secure the same by mortgages, deeds
                                             of trust,  security  agreements  or
                                             other similar  documents  affecting
                                             the assets of the Partnership;

                                    (3)      Authorize  other persons to execute
                                             and  deliver   such   documents  on
                                             behalf  of the  Partnership  as the
                                             Executive    Committee   may   deem
                                             necessary  or  desirable   for  the
                                             Partnership's business, including,
                                             without limitation,  guarantees and
                                             indemnities;

                                    (4)      Perform,  or cause to be performed,
                                             all    of     the     Partnership's
                                             obligations  under any agreement to
                                             which the Partnership is a party;

                                    (5)      Enter into  contracts  on behalf of
                                             the     Partnership     and    make
                                             expenditures  as  are  required  to
                                             operate and manage the  Partnership
                                             and the Partnership Properties; and

                                    (6)      Do any act  which is  necessary  or
                                             desirable  to carry  out any of the
                                             purposes of the Partnership.

                           iii.     Notwithstanding  anything  to  the  contrary
                                    contained   in  Sections   6.01(a)  or  (b),
                                    neither  the  Executive  Committee  nor  any
                                    General  Partner shall have any authority to
                                    authorize  or approve  any of the  following
                                    matters   without   the   approval  of  both
                                    Westbrook and WRECIP:

                                    (1)      Any  matter  set  forth in  Section
                                             6.01(a)(i), (ii), (iii), (iv), (v),
                                             (vii) or (ix); and

                                    (2)      The  execution  and delivery of any
                                             agreement  pursuant to Section 6.04
                                             or any  amendment  or  modification
                                             thereof.

                           iv. The General Partners may, on behalf of the Partnership, subject to approval by the Executive Committee, employ, engage or retain any Persons (including any Affiliate of any Partner) to act as brokers, accountants, attorneys, engineers or in such other capacities as the Executive Committee may determine are necessary or desirable in connection with the Partnership's business, and the General Partners and the members of the Executive Committee shall be entitled to rely in good faith upon the recommendations, reports and advice given them by any such persons in the course of their professional engagement.

                           v. No Limited Partners shall have any right or power to participate in or have any control over the Partnership business, affairs or operations or to act for or to bind the

                                    Partnership in any manner whatsoever, and no
                                    Limited   Partner   shall  be   required  or
                                    permitted to consent to, acquiesce in, vote on or approve any action or act taken or decision made by the General Partners or the Executive Committee, except as otherwise specifically provided in this Agreement.

                  b.       Members of the Executive Committee.

                           i. The Executive Committee shall be comprised of three individuals, two appointed by the Westbrook Partner Group and one by Ronto. The initial members of the Executive Committee shall be Jonathan H. Paul and Richard P. Hoch, appointed by the Westbrook Partner Group, and A. Jack Solomon, appointed by Ronto. Each General Partner may, by written notice to the other, remove any person appointed by such Partner and appoint a substitute therefor; provided, however, that any new person appointed by the Executive Committee by any Partner, must either (i) be a partner, managing member, officer, director or employee of such Partner or of an Affiliate of such Partner, or (ii) be approved by the Executive Committee member(s) appointed by the non-appointing Partner, such approval not to be unreasonably withheld. Any member of the Executive Committee may by written notice delivered to the other members of the Executive Committee delegate any or all of such member's duties as a member of the Executive Committee to any employee of Westbrook or WRECIP or any of their respective Affiliates, on the one hand, or Ronto or any of its Affiliates, on the other hand, as the case may be, and any decisions or actions taken by such delegate shall be fully binding as if taken by such member of the Executive Committee.

                           ii. A quorum of the Executive Committee shall be two members, and all decisions by the Executive Committee shall require the affirmative vote of a majority of all the members of the Executive Committee at a meeting at which a quorum is present. The Executive Committee shall meet from time to time no less frequently than quarterly (such quarterly meetings to be scheduled by the Executive Committee, or such meeting shall have been waived, by the Executive Committee), but as often as necessary or desirable to carry out its management functions. Meetings shall be held at the offices of the Partnership in Naples, Florida, unless otherwise agreed. The Venture Coordinator will prepare an agenda for each such meeting and will distribute such agenda to each member of the Executive Committee at least a week in advance of any such meeting. Any member of the Executive Committee may convene a meeting thereof upon at least 7 business days' prior notice to the other members specifying the date, time and place of meeting and the agenda for the meeting. The Executive Committee may also hold meetings by telephone (in lieu of any meeting in person), may vote by proxy and may make decisions by written consent of a quorum of the members of the Executive Committee. The Executive Committee may appoint such officers as it deems necessary for its proper functioning and may have such other rules of procedure as it shall determine. A written record of all meetings of the Executive Committee and all decisions made by it shall be made by the Venture Coordinator, as Secretary of the Executive Committee, and kept in the records of the Partnership and shall be initialed or signed by each of the members of the Executive Committee. The approval of any Budget and
                                    Operating  Plan  will  be  evidenced  by the
                                    signing  or  initialing  of a  copy  of  the
                                    approved  version by each of the  members of
                                    the  Executive  Committee.   Minutes  and/or
                                    resolutions of the Executive Committee, when
                                    initialed  or signed by each of the  members
                                    of the Executive Committee, shall be binding
                                    and  conclusive  evidence  of the  decisions
                                    reflected  therein  and  any  authorizations
                                    granted   thereby.   Each   member   of  the
                                    Executive   Committee   shall   be  free  to
                                    represent the views and positions of the Partner whom he represents.

                           iii. Except as otherwise determined by the Executive Committee, no member thereof shall be entitled to receive any salary or other remuneration or expense reimbursement from the Partnership for his services as a member of the Executive Committee.

                  c.       Administrative Partner

                           i. The Executive Committee shall designate one of the General Partners to act as the administrative partner of the Partnership (the "Administrative Partner") and implement the decisions of the Executive Committee. The Administrative Partner shall (i) conduct the business of the Partnership on a day-to-day basis in accordance with the standard of care required of prudent and experienced third-party asset managers performing similar functions in accordance with customary industry standards, and in accordance with the Operating Plan and such other guidelines as shall be adopted by the Executive Committee, (ii) perform the Asset Management Services for the Property and all other Partnership Property, (iii) perform the duties assigned to it under this Agreement and (iv) carry out all decisions and resolutions of the Executive Committee. The initial Administrative Partner shall be Ronto, which shall remain the Administrative

                                   Partner until changed by action of the Executive Committee or unless Ronto is terminated as the Administrative Partner pursuant to Section 6.03(e) or 6.03(g). Subject to the limitations set forth in this Agreement and the guidelines adopted by the Executive Committee, the Administrative Partner, on behalf of the Partnership, shall have the power and authority to enter into contracts on behalf of the Partnership, to execute and deliver deeds, leases, assignments, bills of sale, satisfactions of mortgages, releases and other instruments and documents and to make expenditures as are required to implement the Budget and the Operating Plan, but only to the extent that any such expenditures and amounts required to be paid by the Partnership under such contracts, deeds, leases, assignments, bills of sale, satisfactions of mortgages, releases and other instruments and documents or otherwise are not in excess of $5,000.00 or 5% (whichever is greater) above the amounts provided therefor in the then-current Budget, subject to the provisions of Section 6.01(a)(v), or which have otherwise been approved by the Executive Committee. The Administrative Partner shall not receive any fees or compensation or any reimbursement for compensation payable to any of its employees or other direct or indirect overhead which may be attributable to the performance of its duties as the Administrative Partner. The foregoing sentence is not intended to limit or prohibit any fees or compensation set forth in the Development Agreement. The Administrative Partner is hereby authorized to execute and deliver, on behalf of the Partnership, any and all agreements, instruments or documents necessary to effect the acquisition of the Property.

                           ii. Notwithstanding anything to the contrary provided in Section 6.01(a)(iii), if at the beginning of any calendar year the Budget and Operating Plan or any item or portion thereof shall not have been approved by the Executive Committee then:

                                    (1)      Any items or portions of the Budget
                                             and  Operating  Plan and amounts of
                                             expenses   provided  therein  which
                                             have been so approved  shall become
                                             operative   immediately   and   the
                                             Administrative   Partner  shall  be
                                             entitled   to   expend   funds   in
                                             accordance   with  those  operative
                                             portions;

                                    (2)      With  respect  to the  Budget,  the
                                             Administrative   Partner  shall  be
                                             entitled  to expend,  in respect of
                                             noncapital,  recurring  expenses in
                                             any  quarter  of the  then  current
                                             calendar  year,  an amount equal to
                                             the   budgeted   amount   for   the
                                             corresponding    quarter   of   the
                                             immediately    preceding   calendar
                                             year,   as   set   forth   on   the
                                             immediately preceding calendar year
                                             Budget after  giving  effect to any
                                             dispositions   or  other   material
                                             changes to the Partnership Property
                                             or its operations  during the prior
                                             year;  provided,  however,  that if
                                             any   contract   approved   by  the
                                             Executive Committee provides for an
                                             automatic    increase    in   costs
                                             thereunder  after the  beginning of
                                             the  then-current   calendar  year,
                                             then  the  Administrative   Partner
                                             shall be  entitled  to  expend  the
                                             amount of such increase; and

                                    (3)      The Administrative Partner shall be
                                             entitled to expend funds in respect
                                             of    debt     service    on    the
                                             Partnership's  financing (including
                                             the expense of curing any  defaults
                                             thereunder),  real estate taxes and
                                             assessments,  emergency repairs and
                                             other     immediately     necessary
                                             expenditures    to   continue   the
                                             operation   of   the    Partnership
                                             Property,      utility     charges,
                                             additions, modifications or repairs
                                             to comply with  applicable  laws or
                                             insurance  requirements,  insurance
                                             premiums  for  insurance   policies
                                             approved    by    the     Executive
                                             Committee,    any   final   orders,
                                             judgments or other  proceedings and
                                             all  costs  and  expenses   related
                                             thereto,  and loan  servicing  fees
                                             approved by the Executive Committee
                                             including  the  fees  and  expenses
                                             payable  pursuant to this Agreement
                                             and   fees    pursuant   to   other
                                             agreements    approved    by    the
                                             Executive  Committee  regardless of
                                             whether   the   Budget   has   been
                                             approved     or    whether     such
                                             expenditures   exceed  the  amounts
                                             provided  for  in  the   applicable
                                             Budget  (collectively,   "Necessary
                                             Expenses"). ------------------

                           iii. In addition to and without limiting other duties set forth in this Agreement, the Administrative Partner shall:

                                    (1)      Oversee    the    operations    and
                                             management on a day-to-day basis of
                                             any  and  all of the  assets  which
                                             comprise the Partnership Property;

                                    (2)      Take  all  proper   and   necessary
                                             actions   reasonably   required  to
                                             cause the Partnership and all third
                                             parties at all times to perform and
                                             comply    with    the    provisions
                                             (including,  without  being limited
                                             to, any  provisions  requiring  the
                                             expenditure   of   funds   by   the
                                             Partnership)     of    any     loan
                                             commitment,   agreement,  mortgage,
                                             lease,     or    other    contract,
                                             instrument  or  agreement  to which
                                             the Partnership is a party or which
                                             affects any Partnership Property or
                                             the operation thereof;

                                    (3)      Pay   in  a   timely   manner   all
                                             non-disputed  operating expenses of
                                             the  Partnership in accordance with
                                             the  terms  of the  Budget  and the
                                             Operating   Plan  or  as  otherwise
                                             provided herein;

                                    (4)      Obtain   and   maintain   insurance
                                             coverage on Partnership  Properties
                                             as   required   by  the   Executive
                                             Committee and pay all  non-disputed
                                             taxes,  assessments,   charges  and
                                             fees payable in connection with the
                                             ownership, use and occupancy of the
                                             Partnership Properties;

                                    (5)      Deliver   to  the   other   General
                                             Partner  promptly  upon the receipt
                                             or sending  thereof,  copies of all
                                             notices, reports and communications
                                             between  the  Partnership  and  any
                                             holder of a mortgage  affecting all
                                             or any  portion of any  Partnership
                                             Property   which   relates  to  any
                                             existing    or   pending    default
                                             thereunder  or to any  financial or
                                             operational information required by
                                             such Person;

                                    (6)      Deposit    all    receipts     from
                                             operations   of   the   Partnership
                                             Property to a separate account
                                             established  and  maintained by the
                                             Administrative  Partner,  and shall
                                             not commingle  those  receipts with
                                             any other  funds or accounts of the
                                             Administrative Partner; and

                                    (7)      If   the   Administrative   Partner
                                             subcontracts  with third parties or
                                             any  of  its   Affiliates  for  the
                                             performance  of any of the services
                                             to    be     performed    by    the
                                             Administrative  Partner,  supervise
                                             and oversee the  performance of the
                                             services  performed  by such  third
                                             parties or Affiliates (in the event
                                             of any such subcontract, references
                                             in this  Agreement to actions taken
                                             or   to    be    taken    by    the
                                             Administrative     Partner    shall
                                             include  actions  taken  or  to  be
                                             taken by such subcontractors).

                           iv.      Except  as  specifically  set  forth  to the
                                    contrary    in    this    Agreement,     the
                                    Administrative    Partner   shall   not   be
                                    obligated  to  make  any   expenditures   or
                                    advance   any   funds  on   behalf   of  the
                                    Partnership  except  from  the  accounts  of
                                    funds of the Partnership.  In addition,  the
                                    Administrative  Partner  shall not,  without
                                    prior  approval of the  Executive  Committee
                                    unless  previously  approved or specifically
                                    provided for in a Budget or  Operating  Plan
                                    or  in  this  Agreement,   take  any  action
                                    constituting a Major Decision.

                           v. The Executive Committee shall have the right at any time in its discretion to terminate the Administrative Partner's appointment as Administrative Partner hereunder and to appoint a successor Administrative Partner acceptable to the Executive Committee in its sole discretion.

                           vi.      So  long  as  Ronto  is  the  Administrative
                                    Partner,  A.  Jack  Solomon,  solely  as  an
                                    employee    of    Ronto    (the     "Venture
                                    Coordinator")      will     have     primary
                                    responsibility    for   fulfilling   Ronto's
                                    obligations as the  Administrative  Partner,
                                    including, without limitation, to overseeing
                                    the day-to-day  operations and activities of
                                    the  Partnership.  The Executive  Committee,
                                    for  so  long  as A.  Jack  Solomon  is  the
                                    Venture Coordinator, shall have the right to
                                    cause the  Partnership to maintain a Key-Man
                                    Life   Insurance   Policy  (the   "Insurance
                                    Requirement")for   A.  Jack  Solomon  in  an
                                    amount not less than  $5,000,000.00  (or the
                                    maximum  amount  available  if the less than
                                    $5,000,000.00)   of  which  the  Partnership
                                    shall  be the  sole  beneficiary,  provided,
                                    however,   that  the   foregoing   Insurance
                                    Requirement shall be deemed satisfied to the
                                    extent   Lely   Golf   Villas   II   Limited
                                    Partnership  obtains  such  insurance.  Such
                                    policy  shall be  effective  no  later  than
                                    April 1, 1998. The Venture  Coordinator will
                                    devote such amount of his annual services as
                                    is  reasonably  necessary  to perform  those
                                    functions for the Partnership. The Westbrook
                                    Partner Group will have the right to approve
                                    any replacement Venture  Coordinator,  which
                                    approval may be unreasonably  withheld.  The
                                    Venture  Coordinator  shall devote such time
                                    and attention to the  Partnership's  affairs
                                    and   operations   as  shall  be  reasonably
                                    necessary  to discharge  the  Administrative
                                    Partner's responsibilities and obligations to the Partnership in accordance with this Agreement.

                           vii. Ronto's appointment as the Administrative Partner shall automatically terminate if Ronto (or a permitted transferee thereof) no longer owns an interest in the Partnership.


                  d.       Services  and  Fees.  Except  as set  forth  in  this
                           Section 6.04 or in the Development Agreement, any agreements with any Affiliate of any Partner must be approved by the Executive Committee and no other fees or compensation will be paid by the Partnership to any Partner or any of its Affiliates. Neither Ronto nor any of its Affiliates will be entitled to any brokerage, leasing or other fees associated with the management and sale of any of the Partnership Properties and will not be entitled to any reimbursement for its employees or other direct or indirect overhead, except as expressly approved by the Executive Committee or as set forth in the Development Agreement.

                  e.       Duties and Conflicts.

                           i. The General Partners and their respective officers, employees and Affiliates shall devote such time to the Partnership business as they deem to be necessary or desirable in connection with their respective duties and responsibilities hereunder. Except as provided hereunder or as otherwise agreed to in writing by the General Partners or as approved by the Executive Committee, neither any General Partner nor any partner, shareholder, member, officer, director, employee, agent or representative of any General Partner shall receive any salary or other remuneration for its services rendered pursuant to this Agreement.

                           ii. Each of the Partners recognizes that each of the other Partners and its partners, shareholders, members, officers, directors, employees, agents, representatives and Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership and that each of the other Partners and its partners, shareholders, members, officers and directors, employees, agents, representatives and Affiliates are entitled to carry on such other business interests, activities and investments. Each of the Partners may engage in or possess an interest in any other business or venture of any kind, independently or with others, including, without limitation, owning, financing, acquiring, leasing, promoting, developing, improving, operating, managing and servicing real property and mortgage loans on its own behalf or on behalf of other entities with which any of the
                                    Partners is  affiliated  or  otherwise,  and
                                    each of the  Partners may engage in any such
                                    activities,  whether or not competitive with
                                    the  Partnership,  without any obligation to
                                    offer any interest in such activities to the
                                    Partnership   or  to  the  other   Partners.
                                    Neither  the   Partnership   nor  the  other
                                    Partners shall have any right,  by virtue of
                                    this Agreement, in or to such activities, or
                                    the income or profits derived therefrom, and
                                    the  pursuit  of  such  activities,  even if
                                    competitive   with  the   business   of  the
                                    Partnership, shall not be deemed wrongful or improper.

                  f. Partnership Expenses. Except as otherwise provided in this Agreement and except for any costs to be borne by any third party under any agreement with the Partnership, the Partnership shall be responsible for paying, and shall pay, all direct costs and expenses related to the business of the Partnership and of acquiring, holding, owning, developing, servicing, collecting upon and operating the Partnership Property, including, without limitation, all costs and expenses relating to any governmental consents or approvals required of the Partnership or any of the Partners to be obtained in connection with the closing of the acquisition of the Property and which have been disclosed to the Partners prior to the date hereof, costs of financing (including the Letter of Credit), fees and disbursements of attorneys, financial advisors, accountants, appraisers, brokers and engineers, travel expenses, and all other fees, costs and expenses directly attributable to the business and operations of the Partnership. In the event any such costs and expenses are or have been paid by any Partner, such Partner shall be entitled to be reimbursed for such payment so long as such payment is reasonably necessary for Partnership business or operations and has been approved by the Executive Committee or is expressly authorized in this Agreement or the appropriate Budget or Operating Plan. Notwithstanding the foregoing, in no event shall the Partnership have any obligation to pay or reimburse any Partner for any general overhead expense of such Partner.

         39.      SALE AND DEFAULT BUY-SELL PROVISIONS

                  a. First Offer. The Westbrook Partner Group may at any time deliver a notice (a "First Offer Notice") to Ronto stating a gross purchase price (the "Offered Price") at which the Westbrook Partner Group is prepared to have the Partnership sell the entire Property. Upon delivery of a First Offer Notice, the following terms shall govern the Partners' actions:

                           i. Within sixty (60) days after receipt of a First Offer Notice (the "Response Period"), Ronto shall, by notice to the Westbrook Partner Group, elect either to purchase the Property from the Partnership on the terms and conditions provided in this Section 7.01, or to permit the Partnership to convey the Property to a third party during the eighteen (18)-month period following Ronto's election (the "Sales Period") so long as the gross purchase price in such transaction (which may be subject to customary adjustments) is at least ninety percent (90%) of the Offered Price. In order to elect to purchase, Ronto must, at the time of delivering its election to purchase, deliver a deposit (the "Deposit") to the Partnership in an amount equal to three percent (3%) of the Offered Price. If Ronto fails timely to respond, it shall be deemed to have elected to permit a sale during the Sales Period, which such election shall be deemed to have occurred as of the last day of the Response Period. If the Partnership fails to sell the Property prior to the end of the Sales Period, for any reason other than failure on the part of Ronto to cooperate in such sale as reasonably requested by the Westbrook Partner Group, the Westbrook Partner Group shall not be entitled to require the Partnership to sell the Property without again complying with the provisions of this Section 7.01.

                           ii. Any closing of purchase and sale to Ronto under this Section 7.01 will be held at the Partnership's principal office and shall take place on the date 90 calendar days after the date on which Ronto elects to purchase or is deemed to have elected
                                    to  purchase  the  Property   (the  "Closing
                                    Date").  All  transfer,  stamp and recording
                                    taxes  imposed  on  the  transfer  shall  be
                                    payable by the Partnership.  Ronto shall pay
                                    for  all  recording  costs.   Taxes  on  the
                                    Property  shall  be  prorated   between  the
                                    Partnership  and  Ronto on the  basis of the
                                    taxes paid for the most  recent  fiscal year
                                    that has been  assessed  and billed.  If the
                                    actual taxes for the year of closing are not
                                    determinable  at  the  Closing  Date,  taxes
                                    shall be reprorated  promptly after issuance
                                    of the tax  bill  for the  year of  closing.
                                    Special assessment liens certified as of the
                                    closing  shall  be paid by the  Partnership.
                                    Ronto  shall  substitute  a letter of credit
                                    for  any  Letter  of  Credit,   if  any,  or
                                    otherwise  release  each  of  the  Westbrook
                                    Partner  Group from each of its  obligations
                                    relating   thereto,   all   subject  to  the
                                    Westbrook  Partner  Group's  approval.   All
                                    other liens  shall be assumed by Ronto.  The
                                    Partnership shall be responsible for paying management fees, insurance, debt service and other operating costs up to the Closing Date.

                           iii. At the closing on any sale of the Property to Ronto pursuant to Section 7.01, the Offered Price, adjusted as provided in
                                    Section  7.01(b),   shall  be  paid  to  the
                                    Partnership  by wire transfer of immediately
                                    available  federal  funds,  and the Property
                                    shall be conveyed to Ronto,  or its nominee,
                                    subject   to   the   then   existing   title
                                    encumbrances,  other than the Westbrook Loan
                                    and the WRECIP  Loan  which the  Partnership
                                    shall   satisfy  at   closing   out  of  the
                                    proceeds. In the event that Ronto fails to proceed with the closing, the Partnership shall retain the Deposit and Ronto shall be in default hereunder.

                           iv. No brokerage fees or commissions shall be payable by the Partnership in connection with any purchase by Ronto pursuant to this
                                    Section 7.01, and Ronto shall  indemnify and
                                    hold  harmless  the  Partnership   from  and
                                    against any such claims, including any fees and expenses in defending against any such claims.

                  b. Sale of Property. If the Westbrook Partner Group gives Ronto a First Offer Notice pursuant to Section
                           7.01 and Ronto fails to elect to purchase the Property as permitted by Section 7.01(b), during the Sales Period the Westbrook Partner Group may require the Partnership to (i) incur reasonable and customary expenses in connection with the marketing of the entire Property, such as the preparation of studies and brochures and legal fees to prepare and negotiate agreements, (ii) retain on an exclusive basis one or more brokers designated by the Westbrook Partner

                           Group and (iii) enter into a Qualifying Purchase and Sale Agreement. A "Qualifying Purchase and Sale Agreement" means an agreement which satisfies the following requirements:

                           i. It is in a form approved by the Westbrook Partner Group;

                           ii. It is with a buyer which has a reasonably demonstrable financial capability to make the deposits required under the agreement and to provide the equity which, together with generally available conventional mortgage financing, will be sufficient to pay the purchase price as reasonably determined by the Westbrook Partner Group;

                           iii.     It provides for a closing within one hundred
                                    and  twenty   (120)  days  of  the  date  of
                                    execution of the agreement;

                           iv. Any diligence or investigation period provided for in the agreement expires not later than sixty (60) days after the date of execution of the agreement;

                           v. It requires a deposit upon execution of the agreement (which may be refundable to the buyer if the agreement is terminated by the buyer prior to the expiration of the diligence or investigation period) of at least 1% of the gross purchase price;

                           vi. It requires that, as of the end of the diligence or investigation period, the buyer must have made aggregate deposits of at least 3% of the gross purchase price, and provides that such deposits become nonrefundable as of the end of the diligence or investigation period unless the agreement is terminated as a result of a default by the seller or the seller's failure to satisfy a customary closing condition.

The Administrative Partner shall arrange for property tours, inspections and studies of the Property and obtain title commitments, environmental and construction reports, market studies or other materials to facilitate the marketing and sale of the Property as requested by the Westbrook Partner Group. Ronto shall execute and deliver in connection with any agreement to sell or sale of the Property such customary representations and warranties and other certificates and instruments as the buyer may reasonably request and shall cooperate with the Westbrook Partner Group in such manner as the Westbrook Partner Group may request to facilitate the sale of the Property.

                  c. Default Buy-Sell. Upon the occurrence of an Event of Default by a Partner and compliance with Section 12.02, Ronto (if the defaulting Partner is in the Westbrook Partner Group) or any Partner in the Westbrook Partner Group (if the defaulting Partner is Ronto) will have the right to make an offer as described below (the "Default Buy-Sell Offer") to the defaulting Partner as set forth below:

                           i. The Default Buy-Sell Offer shall be in writing and be signed by the non-defaulting Partner and may be given at any time while the Event of Default is continuing.

                           ii. The non-defaulting Partner shall have the right to deliver a notice in writing (the "Default Election") to the defaulting Partner within 30 calendar days from the date of the Default Buy-Sell Offer requiring the defaulting Partner to either:

                                    (1)      Sell to the non-defaulting  Partner
                                             all  of  the  defaulting  Partner's
                                             right, title and interest in and to
                                             its  Interest  and in any  loans to
                                             the Partnership for a cash purchase
                                             price  that if  distributed  by the
                                             Partnership  on the date paid would
                                             provide the defaulting Partner with
                                             (A)  the  return  of  its   Capital
                                             Contributions, and (B) repayment of
                                             any  loans  made by the  defaulting
                                             Partner to the Partnership; or

                                    (2)      Purchase all of the  non-defaulting
                                             Partner's right, title and interest
                                             in and to its  Interest  and in any
                                             loans to the Partnership for a cash
                                             purchase  price that if distributed
                                             by the Partnership on the date paid
                                             would  provide  the  non-defaulting
                                             Partner with (A) the  distributions
                                             specified   for  such   Partner  in
                                             Section   5.04   hereof  (but  with
                                             returns  on  Capital  Contributions
                                             calculated  using one and  one-half
                                             times the  amount of the  aggregate
                                             Capital    Contributions   of   the
                                             non-defaulting  Partner),  and  (B)
                                             the  repayment of any loans made by
                                             the  non-defaulting  Partner to the
                                             Partnership     on    the     terms
                                             specifically  provided  herein,  in
                                             the Westbrook Note, the WRECIP Note
                                             or any subsequent  promissory  note
                                             or similar debt instrument.

The non-defaulting Partner shall have full discretion to elect either clause (i) or (ii) in the Default Election.

                           iii. All closings of any purchase and sale under this Section 7.03 shall be held at the Partnership's principal office and shall take place on the date 30 calendar days after the defaulting Partner's Default Election or deemed Default Election. All transfer, stamp and recording taxes and other closing costs imposed on the transfer shall be payable by the defaulting Partner.

                           iv. Each Partner shall be entitled to enforce its rights under this Section 7.03 by specific performance. No Default Buy-Sell Offer may be made until all periods for making elections and performing obligations under any previous Default Buy-Sell Offer pursuant to this Section 7.03 shall have terminated. Upon making any Default Buy-Sell Offer under this Section 7.03, any previously made election by Ronto to purchase the Property pursuant to Section
                                    7.01  which  has  not yet  been  consummated
                                    shall be deemed terminated.

                           v. Any Partner may freely assign its rights and obligations pursuant to this Section 7.03 to any other third party, by delivering notice of such assignment to the other Partners, provided that the assigning Partners shall remain liable for any and all obligations of its assignee, as if such Partners had not assigned its rights pursuant to this Section 7.03(e).

                  d.       Termination  of Other  Agreements.  If any  Partner's
                           Interest is purchased under this Article VII, all other agreements the Partnership has with such Partner or any of its Affiliates will be terminated on the date such Partner's Interest is purchased, and if applicable, such Partner will no longer serve as the Administrative Partner and such Partner will no longer have the power to appoint any member(s) of the Executive Committee. Upon termination of any such other agreement, the Partnership will pay any amounts then actually owed under such other agreement on the date of termination.

                  e. Power of Attorney. In the event that either the Westbrook Partner Group under Section 7.01 or the non-defaulting Partner under Section 7.03, on the one hand, or the Ronto under Section 7.01 or the defaulting Partner under Section 7.03, on the other hand, shall have failed or refused, within five calendar days after receipt of a notice from any of the other Partners requesting such party to execute, acknowledge and deliver such documents, or cause the same to be done, as shall be required to effectuate the provisions of Sections 7.01 or 7.03, then the purchasing Partner may execute, acknowledge and deliver such documents for, on behalf of and in the stead of the selling Partner, and such execution, acknowledgment and delivery by the Purchasing Partner shall be for all purposes effective against and binding upon the selling Partner as though such execution, acknowledgment and delivery had been by the selling Partner. The Westbrook Partner Group, on the one hand, and Ronto, on the other hand, do hereby constitute and appoint the other of them as the true and lawful attorney in fact of such Partner and the successors and assigns thereof, in the name, place and stead of such Partner or the successors or assigns thereof, as the case may be, to execute, acknowledge and deliver such documents in the event such Partner shall be a selling Partner under the circumstances contemplated by this Section 7.05. It in expressly understood, intended and agreed by each Partner, for such Partner and its successors and assigns, that the grant of the power of attorney to any other Partner pursuant to this Section 7.05 is coupled with an interest, is irrevocable and shall survive the death, termination or legal incompetency of such granting Partner, as the case may be, or the assignment of the Interest of such granting Partner, or the dissolution Of the Partnership.

         40.      BOOKS AND RECORDS

                  a. Books and Records. The Administrative Partner shall maintain, or cause to be maintained, at the expense of the Partnership, in a manner customary and consistent with generally accepted accounting principles, practices and procedures in the United States ("U.S. GAAP"), a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Partnership) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the Partnership Property. Bills, receipts and vouchers shall be maintained on file by the Administrative Partner. The Administrative Partner shall maintain said books and accounts in a safe manner and separate from any records not having to do directly with the Partnership or any Partnership Property. The Administrative Partner shall cause audits to be performed on an annual basis, in accordance with the required financial reporting time table of the Westbrook Partner Group, and audited statements and income tax  returns to be prepared as required by
                           Section 8.03. Such books and records of account shall be prepared and maintained by the Administrative Partner at the principal place of business of the Partnership or such other place or places as may be determined by the Executive Committee from time to time. Each Partner or its duly authorized representative shall have the right to inspect, examine and copy such books and records of account at the Partnership's office during reasonable business hours. A reasonable charge for copying books and records may be charged by the Partnership.

                  b. Accounting and Fiscal Year. The books of the Partnership shall be kept on the accrual basis in accordance with U.S. GAAP and on a tax basis and the Partnership shall report its operations for tax purposes on the accrual method. The fiscal year and tax year of the Partnership shall end on December 31 of each year, unless a different tax year shall be required by the Code.

                  c.       Reports.

                           i. The Administrative Partner will prepare at the expense of the Partnership and furnish to each Partner within 21 calendar days after the end of each fiscal quarter of the Partnership (i) unless such fiscal quarter is the last fiscal quarter of any fiscal year of the Partnership, (A) an unaudited balance sheet of the Partnership dated as of the end of such fiscal quarter, (B) an unaudited  related  income  statement of the
                                    Partnership for such fiscal quarter,  (C) an
                                    unaudited   statement   of  each   Partner's
                                    Capital Account for such fiscal quarter, and
                                    (D) an unaudited  statement of cash flows of
                                    the  Partnership for such fiscal quarter and
                                    (ii) a status  report  of the  Partnership's
                                    activities   during  such  fiscal   quarter,
                                    including summary descriptions of additions to, dispositions of and construction and development of Partnership Properties during such fiscal quarter, all of which shall be certified by the Administrative Partner as being, to the best of its knowledge, true and correct.

                           ii. The Administrative Partner will prepare, on an accrual basis in accordance with U.S. GAAP and on a tax basis, at the expense of the Partnership, and furnish to each Partner no later than January 15 after the end of each fiscal year of the Partnership (i) an unaudited balance sheet of the Partnership dated as of the end of such fiscal year,
                                    (ii) an unaudited  related income  statement
                                    of the  Partnership  for  such  fiscal  year
                                    (iii)  an   unaudited   statement   of  each
                                    Partner's Capital Account for such
                                    fiscal year, (iv) an unaudited  statement of
                                    cash flows of the  Partnership as of the end
                                    of such  fiscal  year,  and (v)  such  other
                                    supporting  schedules,  reports  and  backup
                                    information  as reasonably  requested by any
                                    member of the Westbrook Member Group, all of
                                    which    shall   be    certified    by   the
                                    Administrative Partner as being, to the best
                                    of  its  knowledge,  true  and  correct.  In
                                    addition,  if requested by any member of the
                                    Westbrook Partner Group, the  Administrative
                                    Partner will prepare,  at the expense of the
                                    Partnership,  and  furnish to each  Partner,
                                    within  45  calendar  days  after the end of
                                    each fiscal year,  the final audited  amount
                                    of net  income of the  Partnership  for such
                                    fiscal  year and,  within 60  calendar  days
                                    after the end of such  fiscal  year,  (i) an
                                    audited  balance  sheet  of the  Partnership
                                    dated  as of the  end of such  fiscal  year,
                                    (ii) an audited related income  statement of
                                    the Partnership for such fiscal year,  (iii)
                                    an audited  statement of cash flows for such
                                    fiscal year and (iv) an audited statement of
                                    each  Partner's  Capital  Account  for  such
                                    fiscal year, all of which shall be certified
                                    by the  Administrative  Partner as being, to
                                    the best of its knowledge,  true and correct
                                    and all of which shall be  certified  in the
                                    customary    manner   by   the   Partnership
                                    Accountant  (which firm shall  provide  such
                                    balance   sheet,    income   statement   and
                                    statement  of Capital  Account in draft form
                                    to  the   Partners   for  review   prior  to
                                    finalization and certification thereof).

                           iii. The Administrative Partner will furnish to each Partner, at the expense of the Partnership, copies of all reports required to be furnished to any lender of the Partnership.

                           iv. The Administrative Partner will prepare at the expense of the Partnership and furnish to each Partner (i) not later than each March 15 a schedule of estimated taxable income of the Partnership for the year ending on the following December 31, (ii) not later than each April 30 a schedule of estimated taxable income of the Partnership for the nine months ending on the following December 31, (iii) not later than each July 30 a schedule of estimated taxable income of the Partnership for the six months ending on the following December 31 and (iv) not later than each October 30 a schedule of estimated taxable income of the Partnership for the three months ending on the following December 31. In addition, the Administrative Partner will prepare, at the expense of the Partnership, and furnish to each Partner (i) not later than each April 21 a schedule of actual taxable income, based upon the unaudited books and records of the Partnership, and book income of the Partnership for the three months ending on the preceding March 31, (ii) not later than each July 21 a schedule of
                                    actual  taxable   income,   based  upon  the
                                    unaudited   books   and   records   of   the
                                    Partnership,   and   book   income   of  the
                                    Partnership for the six months ending on the
                                    preceding June 30, (iii) not later than each
                                    October  21 a  schedule  of  actual  taxable
                                    income,  based upon the unaudited  books and
                                    records of the Partnership,  and book income
                                    of  the  Partnership  for  the  nine  months
                                    ending  on the  preceding  September  30 and
                                    (iv)  not  later  than  each  December  21 a
                                    schedule  of actual  taxable  income,  based
                                    upon the unaudited  books and records of the
                                    Partnership,   and   book   income   of  the
                                    Partnership  for the 11 months ending on the
                                    preceding  November 30 and of estimated book
                                    income of the  Partnership for the one month
                                    ending   on  the   following   December   31
                                    (including all estimated accruals as of such
                                    December  31). All  schedules of book income
                                    shall  be  prepared  on a U.S.  GAAP  basis.
                                    Promptly  after the end of each fiscal year,
                                    the  Administrative  Partner  will cause the
                                    Partnership   Accountant   to  prepare   and
                                    deliver  to each  Partner  a report  setting
                                    forth   in   sufficient   detail   all  such
                                    additional information and data with respect
                                    to  business  transactions  effected  by  or
                                    involving the Partnership  during the fiscal
                                    year as will enable the Partnership and each
                                    Partner to timely prepare its federal, state
                                    and local  income tax returns in  accordance
                                    with applicable laws, rules and regulations.
                                    The  Administrative  Partner  will cause the
                                    Partnership   Accountant   to  prepare   all
                                    federal,   state  and   local  tax   returns
                                    required of the Partnership, submit those returns to the Executive Committee for its approval not later than February 1 of the year following such fiscal year and will file the tax returns after they have been approved by the Executive Committee. If the Executive Committee shall not have approved any such tax return prior to the date required for the filing thereof (including any extensions granted), the Administrative Partner will timely obtain an extension of such date to the extent such an extension is available.

                           v. The Administrative Partner shall prepare, at Partnership expense, such additional financial reports and other information as the Administrative Partner may determine are appropriate.

                           vi. All decisions as to accounting principles shall be made by the Executive Committee, subject to the provisions of this Agreement.

                  d. The Partnership Accountant. The Partnership shall retain as the auditor for the Partnership (the "Partnership Accountant") Arthur Anderson or another nationally-recognized


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                           accounting   firm   designated   by   the   Executive
                           Committee. The fees and expenses of the Partnership Accountant shall be a Partnership expense.

                  e. Reserves. The Executive Committee may, in its discretion and subject to such conditions as it shall determine, establish Reserves for the purposes and requirements as it may deem appropriate, including, without limitation, reserves to purchase the Property not purchased in the initial closing under the Property acquisition purchase and sale contract.

                  f.       The Budget and Operating Plan.

                           i. Promptly after execution hereof (but in any event within sixty days after such execution), the Administrative Partner shall prepare and submit to the Executive Committee for its approval a budget and strategic operating plan (the "Initial Budget and Operating Plan") for the Partnership through December 31, 1998 which shall set forth all anticipated income, operating expenses and capital and other costs and expenses of the Partnership, all of which will be based on the strategic and comprehensive business plan designed to maximize the Partnership's returns on the Partnership Property. The Initial Budget and Operating Plan will be reviewed by the Executive Committee after six months of actual operating results for the Partnership Property and only required amendments or modifications resulting from such review shall be subject to Executive Committee approval. Thereafter, the Budget and
                                    Operating   Plan  shall  be   prepared   and
                                    submitted    annually   to   the   Executive
                                    Committee at least 90 calendar days prior to
                                    the end of each fiscal year with  respect to
                                    the following  fiscal year.  In  formulating
                                    the  comprehensive  Operating  Plan,  to the
                                    extent  reasonably  feasible  at the time of
                                    preparation   thereof   the   Administrative
                                    Partner  will develop  strategies  regarding
                                    plans   for    development,    construction,
                                    rehabilitation   or   leasing  of  any  real
                                    property,  preparation  and  release  of all
                                    promotional   and    advertising    material
                                    relating  to  any  Partnership  Property  or
                                    concerning  the  Partnership,  terms for any
                                    proposed   sale   or   disposition   of  any
                                    Partnership Property, and selection of legal
                                    counsel,    accountants,    structural   and
                                    environmental  engineers and  appraisers for
                                    the Partnership to efficiently implement the
                                    Operating Plan. The  Administrative  Partner
                                    will also consider and make  recommendations
                                    to the  extent  it  deems  same  appropriate
                                    regarding   the   amendment,   modification,
                                    alteration,    change,   cancellation,    or
                                    prepayment of any indebtedness evidenced by any mortgage loan presently or hereafter affecting any Partnership

                                    Property, and procurement of title insurance
                                    and other insurance for the Partnership,  or
                                    decrease or vary the insurance carried by or
                                    on behalf of the Partnership.  In connection
                                    with the approval of any proposed  Budget or
                                    Operating  Plan,  the  Executive   Committee
                                    shall  have  full   authority  to  make  any
                                    modifications    or   revisions   it   deems
                                    necessary or appropriate.

                           ii. In conjunction with the formulation of the Operating Plan, the Administrative Partner will also develop sale and other operating guidelines for the Property for the upcoming fiscal year, which sale and other operating guidelines shall include to the extent
                                    reasonably   feasible   at   the   time   of
                                    preparation  thereof (i) a standard  form or
                                    forms  of   contract   to  be   offered   to
                                    prospective   purchasers,   (ii)   a   price
                                    schedule setting forth proposed purchase prices for each condominium unit for the upcoming fiscal year, (iii) a description of any inducements, concessions, improvements or allowances to be offered prospective purchasers, (iv) a schedule of existing purchase and sale contracts affecting the Property, (v) a budget for the costs to be incurred for the balance of the projected sale period, and (vi) a summary of the general content and method of presentation of the advertising program to be implemented with respect to condominium units in the Property.

         41.      TRANSFER OF PARTNERSHIP INTERESTS

                  a. No Transfer. Except as expressly permitted or contemplated by this Agreement, no Partner may sell, assign, give, hypothecate, pledge, encumber or otherwise transfer ("Transfer") all or any portion of its Interest, whether directly or indirectly, without the prior written consent of the other Partners. Any Transfer in contravention of this Article IX shall be null and void. No General Partner, without the prior written consent of the other Partners, shall retire or withdraw from the Partnership except as a result of such Partner's involuntary dissolution or final adjudication as a bankrupt.

                  b.       Permitted Transfers.

                           i. Any Partner in the Westbrook Partner Group may, from time to time and in its sole discretion without the consent of any other Partner, sell or assign its Interest, in whole or in part, to an entity of which Westbrook or WRECIP or any Person directly or indirectly controlling, controlled by, or under common control with Westbrook or WRECIP continues to control no less than

                                    50% of the voting interests or to a publicly traded entity in which Westbrook or WRECIP or their Affiliates own at least 10% of the interests therein.

                           ii. Upon the expiration of the terms of Westbrook and WRECIP, the Westbrook Partner Group, collectively, shall have the right to sell all, but not less than all, of their Interests to one or more third party entities provided that the Westbrook Partner Group shall have first offered to sell such Interests to Ronto, which offer (an "Expiration Offer") shall (i) be in writing and signed by each of the Partners in the Westbrook Partner Group, (ii) delivered neither less than 12 months nor more than 24 months prior to the expiration of the terms of Westbrook and WRECIP (subject to the later delivery of such Expiration Offer under  the  circumstances  described  in the
                                    penultimate   sentence   of   this   Section
                                    9.02(b)),  (iii)  specify the cash  purchase
                                    price at which the  Westbrook  Partner Group
                                    intends  to  sell  their   Interests,   (iv)
                                    disclose  all   liabilities   and  potential
                                    liabilities relating to such Interests known
                                    to  the  Westbrook  Partner  Group  and  the
                                    monetary  amount  of such  liabilities,  (v)
                                    specify the other major  economic  terms and
                                    conditions upon which the Westbrook  Partner
                                    Group   intends  to  sell  such   Interests,
                                    including the  anticipated  closing date and
                                    any   contemplated   financing,   and   (vi)
                                    disclose the  identity of any third  parties
                                    to whom the Westbrook  Partner Group intends
                                    to sell such Interests. Ronto shall have the
                                    right,  for a  period  of 90  calendar  days
                                    after its receipt of such Expiration  Offer,
                                    to elect to purchase  all, but not less than
                                    all,  of  the  Interests  of  the  Westbrook
                                    Partner Group upon the terms and  conditions
                                    set forth in such  Expiration  Offer,  which
                                    closing  shall be held at the  Partnership's
                                    principal  office  and shall  take place not
                                    later than six months  after its  receipt of
                                    such Expiration  Offer.  Failure to give the
                                    Westbrook   Partner   Group  notice  of  the
                                    Ronto's  election to purchase the  Interests
                                    of the  Westbrook  Partner  Group  shall  be
                                    deemed,  upon the  expiration of such 90-day
                                    period,  to be an  election  not to purchase
                                    such Interests  under this Section  9.02(b),
                                    and the  Westbrook  Partner Group shall have
                                    the right to sell their  Interests to one or
                                    more third party entities  provided that (i)
                                    the  purchase  price  (after  deducting  any
                                    brokerage   or   other   fees   payable   in
                                    connection  with  such  sale) is equal to or
                                    greater  than 90% of the  price set forth in
                                    the related  Expiration  Offer, and (ii) the
                                    terms  and  conditions  of such  sale,  when
                                    taken as a whole,  are not  materially  less
                                    favorable  to the  Westbrook  Partner  Group
                                    than  those  set  forth  in such  Expiration
                                    Offer. If the Westbrook  Partner Group fails
                                    to consummate the sale of their Interests to
                                    any  third  party   entity  or  entities  in
                                    accordance with the immediately preceding
                                    sentence  within the  earlier to occur of 90
                                    days after the  anticipated  closing date or
                                    180 days  after the  receipt by Ronto of the
                                    related Expiration Offer, then the Westbrook
                                    Partner Group shall not  consummate any such
                                    sale  without  again  making  an  Expiration
                                    Offer. No Transfer of any Interest  pursuant
                                    to this  Section  9.02(b)  may be made until
                                    all   periods  for  making   elections   and
                                    performing  obligations  under any  previous
                                    right of first  offer  pursuant  to  Section
                                    7.01 shall have  terminated  or any  Default
                                    Buy- Sell Offer  pursuant  to  Section  7.03
                                    shall have terminated.

                           iii. Any permitted Transfer shall not relieve the transferor of any of its obligations prior to such Transfer. Notwithstanding anything to the contrary contained in this Agreement, no transfer of all or any part of any
                                    Interest  shall  be  made  if,  as a  result
                                    thereof,  any income of the Partnership will
                                    be  subject  to   corporate   tax.   Nothing
                                    contained in this Article IX shall  prohibit
                                    any Transfer indirectly of any Interest if a
                                    direct Transfer would otherwise be permitted
                                    under this Section 9.02.  Subject to Section
                                    9.03,  any   transferee   pursuant  to  this
                                    Section  9.02 shall  become a Partner of the
                                    Partnership.  Each Partner and its permitted
                                    transferees  shall be treated as one Partner
                                    for  all  purposes  of this  Agreement.  The
                                    provisions  of this  Section  9.02  will not
                                    apply to or be deemed to authorize or permit
                                    any  collateral  transfer  of, or grant of a
                                    security    interest   in,   any   Partner's
                                    Interest, or in Partnership Property (which transfer or grant shall be subject to the other provisions of this Agreement).

                  c. Transferees. Notwithstanding anything to the contrary contained in this Agreement, no transferee of all or any portion of any Interest shall be admitted as a Partner unless (a) such Interest is transferred in compliance with the applicable provisions of this Agreement, (b) such Transfer shall have been approved in writing by each of the remaining Partners (which consent may be withheld in their sole and absolute discretion) unless such Transfer is made in connection with the expiration of the terms of Westbrook and WRECIP pursuant to Section 9.02(b), (c) if applicable, such transferee shall have furnished evidence of satisfaction of the requirements of
                           Section 9.02 reasonably satisfactory to the remaining Partners, and (d) such transferee shall have executed and delivered to the Partnership such instruments as the remaining Partners deem necessary or desirable to effectuate the admission of such transferee as a Partner and to confirm the agreement of such transferee to be bound by all of the terms and provisions of this Agreement with respect to such Interest. At the request of the remaining Partners, each such transferee shall also cause to be delivered to the Partnership, at the transferee's sole cost and expense, a favorable opinion of legal counsel reasonably acceptable to the Partnership, to the effect that (i) such transferee has the legal right, power and capacity to own the Interest proposed to be transferred, (ii) if applicable, such Transfer does not violate any provision of any loan commitment or any mortgage, deed of trust or other security instrument encumbering all or any portion of the Partnership Property, (iii) if applicable, such Transfer will not cause the termination of the Partnership for purposes of Section 708 of the Code or that such termination will not materially adversely affect the Partnership or any Partner, and
                           (iv) if applicable, such Transfer does not violate any federal or state securities laws and will not cause the Partnership to become subject to the
                           Investment  Company  Act  of  1940,  as  amended.  As
                           promptly as practicable after the admission of any Person as a Partner, the books and records of the Partnership shall be changed to reflect such admission. All reasonable costs and expenses incurred by the Partnership in connection with any Transfer of any Interest and, if applicable, the admission of any transferee as a Partner shall be paid by such transferee.

                  d. Section 754 Election. If requested by any Partner making a permitted Transfer under this Agreement, the Partnership shall make an election under Section 754 of the Code.

         42.      EXCULPATION AND INDEMNIFICATION

                  a. Exculpation. Except as expressly agreed pursuant to the Guaranties executed in connection herewith, no general or limited partner or member of any Partner, shareholder, member or other holder of an equity interest in such Partner or officer or director of any of the foregoing, shall be personally liable for the performance of any such Partner's obligations under this Agreement but the foregoing shall not relieve any partner or member of any Partner of its obligations to such Partner.

                  b.       Indemnification.

                           i. The Partners, members of the Executive Committee, the Administrative Partner and their respective shareholders, officers, directors, partners, members and employees shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages, expenses and causes of action of any nature whatsoever arising out


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



                                    of or  incidental  to any act  performed  or
                                    omitted to be  performed  by any one or more
                                    of the  Partners,  members of the  Executive
                                    Committee or the  Administrative  Partner or
                                    their  respective  shareholders,   officers,
                                    directors, partners, members or employees in
                                    connection   with   the   business   of  the
                                    Partnership;  provided,  however,  that such
                                    act or omission was taken in good faith, was
                                    reasonably   believed   by  the   applicable
                                    Partner,  members of the Executive Committee
                                    or  the  Administrative   Partner  or  their
                                    respective      shareholders,      officers,
                                    directors, partners, members or employees to
                                    be in the best interests of the  Partnership
                                    and within the scope of authority granted to
                                    such  Partners,  the Executive  Committee or
                                    the   Administrative   Partner   under  this
                                    Agreement,  and, in the case of a Partner or
                                    member did not constitute  fraud, bad faith,
                                    willful  misconduct,   gross  negligence  on
                                    behalf  of  such  Partner  or  member;  and,
                                    provided,  further,  that an indemnity under
                                    this Section  10.02 shall be paid solely out
                                    of and to the extent of  Partnership  assets
                                    and shall not be a  personal  obligation  of
                                    any  Partner  and in no  event  will  either
                                    Partner be required,  or  permitted  without
                                    the  consent  of  all of  the  Partners,  to
                                    contribute  additional capital under Section
                                    3.02 to enable  the  Partnership  to satisfy
                                    any obligation under this Section 10.02. All
                                    judgments  against the  Partnership  and the
                                    Partners,   or  any  one  or  more  thereof,
                                    wherein  such   Partner  (or   Partners)  is
                                    entitled to indemnification, must first be satisfied from Partnership assets before the Partners shall be responsible therefor.

                           ii. The Partnership and the other Partners shall be indemnified and held harmless by each Partner from and against any and all claims, demands, liabilities, costs, damages, expenses, and causes of action of any nature whatsoever arising out of or incidental to
                                    (i)  any  act   performed  by  such  Partner
                                    (including acts performed as  Administrative
                                    Partner  or  pursuant  to  the   Development
                                    Agreement)  or  its   designated   Executive
                                    Committee member which is not performed in good faith or is not reasonably believed by such Partner or its designated Executive Committee member to be in the best interests of the Partnership and within the scope of authority conferred upon such Partner or its designated Executive Committee member under this Agreement, (ii) the fraud, bad faith, willful misconduct or gross negligence of such Partner or its designated Executive Committee member, or (iii) the breach by the Partnership of any of its representations or warranties made under any purchase, loan or other agreement entered into in connection with the acquisition of the Partnership Property, which breach was the result of information or matters relating to such Partner.

         43.      TERMINATION

                  a. Dissolution. The Partnership shall be dissolved and its business wound up upon the happening of any of the following events, whichever shall first occur:

                           i. The assignment of the agreement to acquire the Property to a third party, or the sale, condemnation or other disposition of all Partnership Property and the receipt of all consideration therefor;

                           ii. The failure to acquire the Property by the Partnership on or before March __, 1998, unless the Executive Committee elects in writing to extend such deadline;

                           iii. The failure to occur the condition set forth in Section 3.02(f);

                           iv. The expiration of the period related to the election under Section 12.02(a);

                           v.       The  expiration  of the  period set forth in
                                    Section 2.03;

                           vi. The written determination of the Executive Committee to terminate the Partnership;

                           vii. The filing by the last remaining General Partner, or consenting by answer or otherwise to the filing against such General Partner, of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation (in connection with a bankruptcy or insolvency proceeding) or to take advantage of any
                                    bankruptcy   or   insolvency   law   of  any
                                    jurisdiction; the general assignment by such General Partner for the benefit of such General Partner's creditors, consenting to the appointment of a custodian, receiver, trustee or other officer with similar powers of a general partner or of any material part of such General Partner's property; or

                           viii. The appointment by a court or governmental authority of competent jurisdiction, without consent by the last remaining General Partner, of a custodian, receiver, trustee or other officer with similar powers with respect to such General Partner, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation (in connection with a bankruptcy or insolvency proceeding) of such General Partner, or if any petition for any such relief shall be filed against such General Partner, and such petition or order shall not be dismissed within 90 calendar days.

Without limitation on, but subject to, the other provisions hereof, the assignment of all or any part of a Partner's Interest permitted hereunder will not result in the dissolution of the Partnership. Except as otherwise specifically provided in this Agreement, each Partner agrees that, without the consent of the other Partners, no Partner may withdraw from or cause a voluntary dissolution of the Partnership. In the event any Partner withdraws from or causes a voluntary dissolution of the Partnership in contravention of this Agreement, such withdrawal or the causing of a voluntary dissolution shall not affect such Partner's liability for obligations of the Partnership.

                  b. Termination. In all cases of dissolution of the Partnership the business of the Partnership shall be wound up and the Partnership terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

                           i. The Liquidating Partner shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, a copy of which statement shall be furnished to all of the Partners.

                           ii. The Partnership Property shall be liquidated by the Liquidating Partner as promptly as possible, but in an orderly and businesslike and commercially reasonable manner and subject to the provisions of the Operating Plan then in effect or a liquidating plan approved by the Executive Committee. The Liquidating Partner may distribute Partnership Property in kind, only with the consent of all Partners.

                           iii. The proceeds of sale and all other assets of the Partnership shall be applied and distributed as follows and in the following order of priority:

                                    (1)      To the payment of (A) the debts and
                                             liabilities   of  the   Partnership
                                             (including any outstanding  amounts
                                             due on any indebtedness encumbering
                                             the Partnership

                                             Property,  or any part  thereof and
                                             the Letter of Credit Reimbursement)
                                             and    (B)    the    expenses    of
                                             liquidation.

                                    (2)      To the  setting up of any  reserves
                                             which the  Liquidating  Partner and
                                             Executive Committee shall determine
                                             to  be  reasonably   necessary  for
                                             contingent,     unliquidated     or
                                             unforeseen      liabilities      or
                                             obligations  of the  Partnership or
                                             any  Partner  arising  out of or in
                                             connection  with  the  Partnership.
                                             Such    reserves    may,   in   the
                                             discretion   of   the   Liquidating
                                             Partner, be paid over to a national
                                             bank  or  national   title  company
                                             selected  by it and  authorized  to
                                             conduct  business as an escrowee to
                                             be  held  by  such  bank  or  title
                                             company   as   escrowee   for   the
                                             purposes   of    disbursing    such
                                             reserves to satisfy the liabilities
                                             and  obligations  described  above,
                                             and  at  the   expiration  of  such
                                             period as the  Liquidating  Partner
                                             may  reasonably   deem   advisable,
                                             distributing any remaining  balance
                                             as      provided     in     Section
                                             11.02(c)(iii);  provided,  however,
                                             that,  to the extent  that it shall
                                             have been  necessary,  by reason of
                                             applicable  law or  regulation,  to
                                             create  any  reserves  prior to any
                                             and all  distributions  which would
                                             otherwise   have  been  made  under
                                             Section  11.02(c)(i) and, by reason
                                             thereof,   a   distribution   under
                                             Section  11.02(c)(i)  has not  been
                                             made,  then any  balance  remaining
                                             shall first be distributed pursuant
                                             to Section 11.02(c)(i).

                                    (3)      The   balance,   if  any,   to  the
                                             Partners,    in   accordance   with
                                             Section 5.05.

                  c. Liquidating Partner. The Liquidating Partner is hereby irrevocably appointed as the true and lawful attorney in the name, place and stead of each of the Partners, such appointment being coupled with an interest, to make, execute, sign, acknowledge and file with respect to the Partnership all papers which shall be necessary or desirable to effect the dissolution and termination of the Partnership in accordance with the provisions of this Article XI. Notwithstanding the foregoing, each Partner, upon the request of the Liquidating Partner, shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the Liquidating Partner shall reasonably request to effectuate the proper dissolution and termination of the Partnership, including the winding up of the business of the Partnership.

         44.      DEFAULT BY PARTNER

                  a. Events of Default. If any Partner commits any material violation or breach of any of the provisions of this Agreement (excluding any failure by a Partner to timely make any Capital Contributions required by
                           Section 3.02 (a), (b) or (d)) causing material damage or loss to the Partnership which is not cured (including, without limitation, by the breaching Partner reimbursing the Partnership for the resulting material damage or loss) within a Reasonable Period, such Partner shall have committed an "Event of Default".

                  b. Effect of Event of Default. Upon the occurrence of an Event of Default by any Partner, Ronto (if such Partner is in the Westbrook Partner Group) or any Partner in the Westbrook Partner Group (if such Partner is Ronto) shall have the right, at any time within one year from the date of such Event of Default and upon giving the defaulting Partner 10 calendar days' written notice of such election (and provided such Event of Default is continuing through the end such 10-day period) to take any of the following actions (for purposes of this Section 12.02, any default by any Partner in the Westbrook Partner Group shall be deemed to be a default by each of the other Partners in the Westbrook Partner Group):

                           i.       Dissolve the Partnership; and

                           ii. Either (i) implement the buy-sell procedure set forth in Section 7.03; provided, however, if the Event of Default is the failure to pay the cash purchase price payable under Section 7.01(b) or 7.03(b) when due, then the purchase price payable under Section 7.03(b) by the non-defaulting Partner will be discounted with respect to each component thereof comprised of capital contributions by the related percentage set forth in such Section and the defaulting Partner will not have the option to acquire the non-defaulting Partner's Interest, or
                                    (ii) pursue any other remedy available at law or in equity.

Upon receipt of the purchase price (or notice that the purchase price is available to the defaulting Partner) incident to the implementation of the buy-sell procedure set forth in Section 7.02, the defaulting Partner shall have no further interest in the Partnership or its business or assets, and the defaulting Partner shall execute and deliver such assignments and other instruments as may be reasonable to evidence and fully and effectively transfer the Interest of the defaulting Partner to the non-defaulting Partner. In the event that the appropriate instruments are not delivered, after notice by the non-defaulting Partner that the consideration is available to the defaulting Partner, the non-defaulting Partner may deliver such consideration to the defaulting Partner and execute, as the irrevocable agent of the defaulting Partner, any such legal instruments to the appropriate continuing Partners. Such agency is coupled with an interest and will survive the insolvency, bankruptcy or dissolution of the Partner. However, all parties hereto agree that the non-defaulting Partner shall not have any individual liability for any actions taken in this connection. No assignment or transfer of the Interest of any defaulting Partner as provided herein shall relieve such defaulting Partner from any personal liability for outstanding indebtedness, liabilities, liens, and obligations relating to the Partnership which may exist on the date of the assignment or transfer; provided however, that, if applicable, the non-defaulting Partner may remove the defaulting Partner as the Administrative Partner and cause the Partnership to terminate any agreement with the defaulting Partner or any of its Affiliates. The default of any Partner hereunder shall not relieve any other Partner from its agreements, liabilities, and obligations hereunder. A defaulting Partner's Interest shall not be considered in any Partnership voting requirement if at the time of any such vote such Event of Default is continuing.

              45. MISCELLANEOUS

                  a.       Representations and Warranties of the Partners.

                           i. Each Partner represents and warrants to the other Partners as follows:

                                    (1)      It  is  duly   organized,   validly
                                             existing and in good standing under
                                             the  laws  of its  jurisdiction  of
                                             formation with all requisite  power
                                             and  authority  to enter  into this
                                             Agreement   and  to   conduct   the
                                             business of the Partnership.

                                    (2)      This  Agreement   constitutes   the
                                             legal, valid and binding obligation
                                             of  the  Partner   enforceable   in
                                             accordance with its terms.

                                    (3)      No   consents  or   approvals   are
                                             required   from  any   governmental
                                             authority or other person or entity
                                             for the  Partner to enter into this
                                             Agreement and the Partnership.  All
                                             corporate or partnership  action on
                                             the part of the  Partner  necessary
                                             for  the  authorization,  execution
                                             and delivery of this Agreement, and
                                             the     consummation     of     the
                                             transactions  contemplated  hereby,
                                             have been duly taken.

                                    (4)      The  execution and delivery of this
                                             Agreement by the  Partner,  and the
                                             consummation  of  the  transactions
                                             contemplated   hereby,   does   not
                                             conflict  with  or  contravene  the
                                             provisions of its organic documents
                                             or any  agreement or  instrument by
                                             which  it  or  its  properties  are
                                             bound or any law, rule, regulation,
                                             order or  decree to which it or its
                                             properties are subject.

                           ii. Each Partner in the Westbrook Partner Group represents and warrants to Ronto that the term of Westbrook expires on February 24, 2007 and the term of WRECIP expires on February 24, 2007, subject to the earlier dissolution of Westbrook or WRECIP by the affirmative action of their respective general partner or limited partners.

                  b. Further Assurances. Each Partner agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

                  c. Notices. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be given by (a) personal delivery, (b) facsimile transmission or (c) a nationally recognized overnight courier service, fees prepaid, addressed as follows:


         If to the Westbrook                         Westbrook Real Estate Fund II, L.P.
         Partner Group, to:                          599 Lexington Avenue
                                                     Suite 3800
                                                     New York, New York  10022
                                                     Attn:  Mr. Richard P. Hoch
                                                     Facsimile No.:  212/849-8801

         With a copy to:                             Patrick K. Fox, Esq.
                                                     Westbrook Partners L.L.C.
                                                     13155 Noel Road
                                                     Dallas, Texas 75240
                                                     Facsimile No.: 972/934-8333

         And with a copy to:                         Brian L. Bilzin, Esq.
                                                     Bilzin Sumberg Dunn & Axelrod LLP
                                                     200 South Biscayne Boulevard
                                                     First Union Financial Center
                                                     Suite 2500
                                                     Miami, Florida 33131-2336
                                                     Facsimile No.: 305/374-7593

         If to Ronto, to:                            3185 Horseshoe Drive South
                                                     Naples, Florida 34104
                                                     Attn: Mr. A. Jack Solomon
                                                     Facsimile No.: 941/649-6685

         With a copy to:                             John L. Farquhar, Esq.
                                                     Ruden McClosky Smith Schuster &
                                                       Russell, P.A.
                                                     200 East Broward Boulevard
                                                     Fort Lauderdale, FL 33301
                                                     Facsimile No.: 954/764-4996

Any Partner may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 13.03. Any Notice sent in compliance with the provisions of this Section 13.03 shall be deemed given on the date of receipt.

                  d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within that State.

                  e. Attorney Fees. If the Partnership or any Partner obtains a judgment against any Partner by reason of the breach of this Agreement or the failure to comply with the terms hereof, reasonable attorneys' fees and costs as fixed by the court shall be included in such judgment.

                  f. Captions. All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision in this Agreement.

                  g. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

                  h. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and assigns.

                  i. Extension Not a Waiver. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Partner or the Partnership shall impair or affect the right of such Partner or the Partnership thereafter to exercise the same. Any extension of time or other indulgence granted to a Partner hereunder shall not otherwise alter or affect any power, remedy or right of any other Partner or of the Partnership, or the obligations of the Partner to whom such extension or indulgence is granted.

                  j. Creditors Not Benefited. Nothing contained in this Agreement is intended or shall be deemed to benefit any creditor of the Partnership or any Partner, and no creditor of the Partnership shall be entitled to require the Partnership or the Partners to solicit or accept any Additional Capital Contribution for the Partnership or to enforce any right which the Partnership or any Partner may have against any Partner under this Agreement or otherwise or under any Guaranty.

                  k. Recalculation of Interest. If any applicable law is ever judicially interpreted so as to deem any distribution, contribution, payment or other amount received by a Partner or the Partnership under this Agreement as interest and so as to render any such amount in excess of the maximum rate or amount of interest permitted by applicable law, then it is the express intent of the Partners and the Partnership that all amounts in excess of the highest lawful rate or amount theretofore collected be credited against any other distributions, contributions, payment or other amounts to be paid by the recipient of the excess amount or refunded to the appropriate Person, and the provisions of this Agreement immediately be deemed reformed, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the payment of the fullest amount otherwise required hereunder. All sums paid or agreed to be paid that are judicially determined to be interest shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the term of such obligation so that the rate or amount of interest on account of such obligation does not exceed the maximum rate or amount of interest permitted under applicable law.

                  l.       Severability.   In  case  any  one  or  more  of  the
                           provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.

                  m. Entire Agreement. This Agreement contain the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. Amendments, variations, modifications or changes herein may be made effective and binding upon any Partner by, and only by, the setting forth of same in a document duly executed by such Partner to be bound, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to any Partner.

                  n. Publicity. No Partner shall issue any press release or otherwise publicize or disclose the terms of this Agreement or the proposed terms of any acquisition of the Initial Partnership Property, without the consent of the other Partner, except as such disclosure may be made in the course of normal reporting practices by a Partner to its partners, shareholders or members or as otherwise required by law.

                  o. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

                  p.       Confidentiality.

                           i. The terms of this Agreement and the Development Agreement, the identity of any person with whom the Partnership may be holding discussions with respect to any investment, acquisition, disposition or other transaction, and all other business, financial or other information (including, without limitation, any analyses or any other information from the due diligence relating to the acquisition of the Property) relating directly to the conduct of the business and affairs of the Partnership or the relative or absolute rights or interests of any of the Partners (collectively, the
                                    "Confidential  Information")  that  has  not
                                    been   publicly    disclosed   pursuant   to
                                    authorization by the Executive  Committee is
                                    confidential and proprietary  information of
                                    the  Partnership,  the  disclosure  of which
                                    would   cause   irreparable   harm   to  the
                                    Partnership  and the Partners.  Accordingly,
                                    each Partner  represents that it has not and
                                    agrees  that it will not and will direct its
                                    partners,  shareholders,  members, officers,
                                    directors,  agents,  advisors and Affiliates
                                    not  to,   disclose   to  any   Person   any
                                    Confidential   Information  or  confirm  any
                                    statement  made by third  Persons  regarding
                                    Confidential     Information    until    the
                                    Partnership   has  publicly   disclosed  the
                                    Confidential    Information    pursuant   to
                                    authorization by the Executive Committee and
                                    has  notified  each Partner that it has done
                                    so; provided,  however, that any Partner (or
                                    its    Affiliates)    may   disclose    such
                                    Confidential  Information if required by law
                                    (it being specifically understood and agreed
                                    that  anything  set forth in a  registration
                                    statement  or  any  other   document   filed
                                    pursuant  to law will be deemed  required by
                                    law) or necessary for it to perform any of its duties or obligations hereunder or in any property management agreement to which it is a party covering any Partnership Property.

                           ii. Subject to the provisions of Section 13.16(a), each Partner agrees not to disclose any Confidential Information to any Person (other than a Person agreeing to maintain all Confidential Information in strict confidence or a judge, magistrate or referee in any action, suit or proceeding relating to or arising out of this Agreement or otherwise), and to keep confidential all documents (including without limitation responses to discovery requests) containing any Confidential Information. Each Partner hereby consents in advance to any motion for any protective order brought by any other Partner represented as being intended by the movant to implement the purposes of this
                                    Section  13.16  provided  that if a  Partner
                                    receives   a   request   to   disclose   any
                                    Confidential  Information under the terms of
                                    a valid  and  effective  order  issued  by a
                                    court or  governmental  agency and the order
                                    was  not  sought  by  or  on  behalf  of  or
                                    consented to by the Partner, the Partner may
                                    disclose the Confidential Information to the
                                    extent  required  if the Partner as promptly
                                    as   practicable   (i)  notifies  the  other
                                    Partner   of  the   existence,   terms   and
                                    circumstances of the order, (ii) consults in
                                    good  faith  with the other  Partner  on the
                                    advisability  of  taking  legally  available
                                    steps to resist or to narrow the order,  and
                                    (iii)  if  disclosure  of  the  Confidential
                                    Information is required,  exercises its best
                                    efforts  to  obtain  a  protective  order or
                                    other reliable  assurance that  confidential
                                    treatment will be accorded to the portion of
                                    the disclosed Confidential  Information that
                                    the  other  Partner  designates.   The  cost
                                    (including  without  limitation   attorneys'
                                    fees and expenses) of obtaining a protective
                                    order  covering   Confidential   Information
                                    designated by the other Partner will be a Partnership cost.

                           iii.     The  covenants  contained  in  this  Section
                                    13.16  will  survive  the  Transfer  of  the
                                    Interest of any Partner and the termination of the Partnership.

                  q. Venue. Each of the Partners consents to the jurisdiction of the state courts of the State of New York and of the United State District Courts for the State of New York for any
                           action arising out of matters related to this Agreement. Each of the Partners waives the right to commence an action in connection with this Agreement in any court outside of such jurisdictions.

                  r. WAIVER OF JURY TRIAL. EACH OF THE PARTNERS HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the introductory paragraph hereof.

                              RONTO GOLF DEVELOPMENTS, INC.,
                              a Florida corporation



                              By:
                              A. Jack Solomon, President


                              WESTBROOK LELY GOLF VILLAS I, L.L.C.,
                              a Delaware limited liability company

                              By:      Westbrook Real Estate Fund II,
                                        L.P., its managing member

                              By:      Westbrook Real Estate Partners
                                       Management II, L.L.C., its
                                       general partner

                              By:      Westbrook Real Estate
                                        Partners, L.L.C., its
                                        managing member

                                        By:
                                        Name:
                                        Title:


                              WESTBROOK REAL ESTATE FUND II, L.P.,
                              a Delaware limited partnership

                              By:      Westbrook Real Estate Partners
                                       Management II, L.L.C., its general
                                       partner

                              By:      Westbrook Real Estate
                                       Partners, L.L.C., its
                                       managing member

                                       By:
                                       Name:
                                       Title:

                              WESTBROOK REAL ESTATE CO-INVESTMENT
                              PARTNERSHIP II, L.P., a Delaware
                              limited partnership

                              By:      Westbrook Real Estate Partners
                                       Management II, L.L.C., its general
                                       partner

                              By:      Westbrook Real Estate
                                       Partners, L.L.C., its
                                       managing member

                              By:
                                       Name:
                                       Title:

                                  EXHIBIT 1.01A

                                  REAL PROPERTY
                                  -------------

                                  EXHIBIT 1.01B

                                 WESTBROOK NOTE
                                 --------------

                                  EXHIBIT 1.01C

                           WESTBROOK PLEDGE AGREEMENT
                           --------------------------

                                  EXHIBIT 1.01D

                                   WRECIP NOTE
                                   -----------